Exhibit 10.56

EXECUTION VERSION

MASTER DISBURSEMENT AGREEMENT

among

LIDO CASINO RESORT, LLC,

PHASE II MALL HOLDING, LLC,

PHASE II MALL SUBSIDIARY, LLC,

THE BANK OF NOVA SCOTIA,

as the Bank Agent,

THE BANK OF NOVA SCOTIA,

as the Phase II Mall Agent,

GOLDMAN SACHS CREDIT PARTNERS L.P.,

as the Bank Arranger

and

THE BANK OF NOVA SCOTIA,

as the Disbursement Agent

dated as of

September 30, 2004

TABLE OF CONTENTS

ARTICLE 1 – DEFINITIONS; RULES OF INTERPRETATION

1.1	Definitions
1.2	Rules of Interpretation
1.3	Conflict with a Facility Agreement

ARTICLE 2 - FUNDING

2.1	Phase II Project.
2.2	Availability of Advances.
2.3	Accounts.
2.4	Mechanics for Obtaining Advances.
2.5	Allocation of Advances.
2.6	Disbursements.
2.7	Payments of Interest and Fees
2.8	Phase II Mall Release Date Funding Procedures.
2.9	Substantial Completion Date Procedures.
2.10	Final Completion Procedures
2.11	No Approval of Work
2.12	Security

ARTICLE 3 - CONDITIONS PRECEDENT

3.1	Conditions Precedent to the Effective Date
3.2	Conditions Precedent to Equity Advances Prior to Initial Loan Advances
3.3	Conditions Precedent to Initial Mall Advance
3.4	Conditions Precedent to Initial Bank Advance
3.5	Conditions Precedent to Each Advance
3.6	No Waiver or Estoppel.
3.7	Waiver of Conditions.

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES

4.1	Permits
4.2	Security Interests.
4.3	Existing Defaults
4.4	Availability of Services, Materials and Utilities
4.5	In Balance Requirement
4.6	Sufficiency of Interests and Project Documents.
4.7	Project Budget; Summary Anticipated Cost Report.
4.8	Project Schedule
4.9	Proper Subdivision

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ARTICLE 5 - AFFIRMATIVE COVENANTS

5.1	Use of Proceeds; Repayment of Indebtedness.
5.2	Diligent Construction of the Phase II Project
5.3	Reports; Cooperation.
5.4	Notices
5.5	In Balance Deposits.
5.6	Indemnification; Costs and Expenses
5.7	Project Documents and Permits
5.8	Security Interest in Newly Acquired Property
5.9	Plans and Specifications
5.10	Construction Consultant.
5.11	Preserving the Project Security.
5.12	Insurance
5.13	Application of Insurance and Condemnation Proceeds
5.14	Construction within Lot Lines
5.15	Compliance with Material Project Documents
5.16	Utility Easement Modifications
5.17	Phase II Mall Recognition Agreement

ARTICLE 6 - NEGATIVE COVENANTS

6.1	Waiver, Modification and Amendment.
6.2	Scope Changes.
6.3	Project Budget and Project Schedule Amendment
6.4	Limitation on Liens
6.5	Opening
6.6	Phase II Hotel/Casino Retail Store Space
6.7	Title Insurer Escrow Agreement

ARTICLE 7 - EVENTS OF DEFAULT

7.1	Events of Default
7.2	Remedies

ARTICLE 8 - CONSULTANTS AND REPORTS

8.1	Removal and Fees
8.2	Duties

ARTICLE 9 - THE DISBURSEMENT AGENT

9.1	Appointment and Acceptance
9.2	Duties and Liabilities of the Disbursement Agent Generally.
9.3	Particular Duties and Liabilities of the Disbursement Agent.
9.4	Segregation of Funds and Property Interest
9.5	Compensation and Reimbursement of the Disbursement Agent
9.6	Qualification of the Disbursement Agent

9.7	Resignation and Removal of the Disbursement Agent
9.8	Merger or Consolidation of the Disbursement Agent
9.9	Statements; Information
9.10	Limitation of Liability
9.11	Safekeeping of Accounts.

ARTICLE 10 - MISCELLANEOUS

10.1	Addresses
10.2	Further Assurances
10.3	Delay and Waiver
10.4	Additional Security; Right to Set-Off
10.5	Entire Agreement
10.6	Governing Law
10.7	Severability
10.8	Headings
10.9	Limitation on Liability; Waiver
10.10	Waiver of Jury Trial
10.11	Consent to Jurisdiction
10.12	Successors and Assigns
10.13	Reinstatement
10.14	No Partnership; Etc.
10.15	Costs and Expenses
10.16	Agreements Among Funding Agents and Other Secured Parties
10.17	Counterparts
10.18	Confidentiality
10.19	Termination
10.20	Liability of Loan Parties.

EXHIBITS

Exhibit A	Definitions

Exhibit B-1	Effective Date Certificate

Exhibit B-2	Construction Consultant’s Effective Date Certificate

Exhibit B-3	Insurance Advisor’s Effective Date Certificate

Exhibit B-4	Insurance Broker’s Certificate

Exhibit C-1	Advance Request and Certificate

Exhibit C-2	Construction Consultant’s Advance Certificate

Exhibit D	Realized Savings Certificate

Exhibit E	Project Budget/Schedule Amendment Certificate

Exhibit F	Additional Contract Certificate

Exhibit G	Contract Amendment Certificate

Exhibit H	Project Budget

Exhibit H-1	Summary Anticipated Cost Report

Exhibit H-2	Component Specific Anticipated Cost Report

Exhibit I	Project Schedule

Exhibit J	Safe Harbor Scope Changes

Exhibit K	Intentionally Omitted

Exhibit L	In Balance Certificate

Exhibit M	Schedule of Permits

Exhibit N-1	LCR Permitted Encumbrances

Exhibit N-2	Phase II Mall Subsidiary Permitted Encumbrances

Exhibit O	Insurance Requirements

Exhibit P	Schedule of Security Filings

Exhibit Q	Form of Unconditional Waiver and Release Upon Progress Payment

Exhibit Q-1	Form of Unconditional Waiver and Release Upon Final Payment

Exhibit R	Form of Conditional Waiver and Release Upon Progress Payment

Exhibit S	Form of Consent

Exhibit T-1	Description of the Phase II Site

Exhibit T-2A	Description of the Lido Air Space

Exhibit T-2B	Description of the Vagabond Air Space

Exhibit T-3	Description of the Walgreen’s Air Space

Exhibit T-4	Description of Phase II Hotel/Casino Retail Store Space

Exhibit T-5	Description of the Eligible FF&E

Exhibit T-6	Description of FF&E Component

Exhibit T-7	List of Plans and Specifications

Exhibit U	List of Contracts

Exhibit V	Form of Grant Deed

Exhibit W-1	Form of Substantial Completion Certificate

Exhibit W-2	Form of Construction Consultant’s Substantial Completion Certificate

Exhibit W-3	Form of Loan Parties’ Phase II Mall Release Certificate

Exhibit W-4	Form of Construction Consultant’s Phase II Mall Release Certificate

Exhibit W-5	Form of Phase II Hotel/Casino Opening Date Certificate

Exhibit W-6	Form of Construction Consultant’s Phase II Hotel/Casino Opening Date Certificate

Exhibit W-7	Form of Final Completion Certificate

Exhibit W-8	Form of Construction Consultant’s Final Completion Certificate

Exhibit X-1	Form of Subordination, Non-Disturbance and Attornment Agreement (Phase II Mall Air Space Lease)

Exhibit X-2	Form of Subordination, Non-Disturbance and Attornment Agreement (Master Lease)

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THIS MASTER DISBURSEMENT AGREEMENT (this “Agreement”), dated as of  September 30, 2004, is entered into by and among LIDO CASINO RESORT, LLC, a Nevada limited liability company (“LCR”), PHASE II MALL HOLDING, LLC, a Nevada limited liability company (“Phase II Mall Holding”) and PHASE II MALL SUBSIDIARY, LLC, a Delaware limited liability company (“Phase II Mall Subsidiary” and, together with Phase II Mall Holding, the “Phase II Mall Borrowers”), THE BANK OF NOVA SCOTIA, a Canadian chartered bank, as the Bank Agent, THE BANK OF NOVA SCOTIA, a Canadian chartered bank, as the Phase II Mall Agent, GOLDMAN SACHS CREDIT PARTNERS L.P., as the Bank Arranger and THE BANK OF NOVA SCOTIA, Canadian chartered bank, as the Disbursement Agent.

RECITALS

A.            Existing Casino Resort.  Las Vegas Sands, Inc., a Nevada corporation (“LVSI”), and Venetian Casino Resort, LLC, a Nevada limited liability company (“VCR”), own and operate the Venetian Casino Resort, a Venetian-themed hotel, casino, retail, meeting and entertainment complex with an existing total of approximately 4,000 suites, approximately 116,000 square feet of casino space and approximately 650,000 square feet of meeting and conference space, located at 3355 Las Vegas Boulevard South, Clark County, Nevada (the “Existing Casino Resort”).

B.            Phase II Hotel/Casino.  LCR (an indirect, wholly-owned subsidiary of LVSI and VCR) owns approximately 14 acres of land adjacent to the Existing Casino Resort (as more particularly described in Exhibit T-1, the “Phase II Site”).  LCR intends to design, develop, construct and operate an approximately 3,000 suite hotel, a gaming facility of approximately 100,000 square feet, a multi-story parking structure and a meeting complex (collectively, the “Phase II Hotel/Casino”) on a portion of the Phase II Site, to be integrated with the Existing Casino Resort.

C.            Phase II Mall Space.  LCR and Phase II Mall Subsidiary have entered into a lease (the “Phase II Mall Air Space Lease”) pursuant to which LCR has agreed to lease certain air space (as more particularly described in Exhibit T-2A (the “Lido Air Space”) and Exhibit T-2B (the “Vagabond Air Space”) and, collectively with the Walgreen’s Air Space, the “Phase II Mall Air Space”) within the Phase II Site and provide certain easements over the Phase II Site to Phase II Mall Subsidiary.  As provided in this Agreement, the parties intend that the Phase II Mall Air Space will be converted into one or more separate legal parcels and conveyed in fee to Phase II Mall Subsidiary on the terms and conditions set forth herein and in the Phase II Mall Air Space Lease.  LCR has also leased from CAP II – Buccaneer, LLC, a New Mexico limited liability company (“CAP”), certain air space above the contemplated Walgreen’s store located adjacent to the Phase II Site (as more particularly described in Exhibit T-3, the “Walgreen’s Air Space”) pursuant to the terms of the Walgreen’s Lease.  LCR has assigned all of its right, title and interest in, to and under the Walgreen’s Lease to Phase II Mall Subsidiary.  On or prior to the Phase II Mall Release Date, LCR will also lease to Phase II Mall Subsidiary, pursuant to the terms of the Master Lease, certain retail store space located in the Phase II Hotel/Casino (such location, as more particularly described in Exhibit T-4, the “Phase II Hotel/Casino Retail Store Space”).  The Phase II Hotel/Casino Retail Store Space, the Phase II Mall Air Space and the Walgreen’s Air Space are collectively referred to as the “Phase II Mall Space.”

D.            Phase II Mall.  Phase II Mall Subsidiary (a direct, wholly-owned subsidiary of Phase II Mall Holding and an indirect, wholly-owned subsidiary of VCR) is currently the lessee of the Phase II Mall Air Space (and will become the owner of such space in accordance with the terms of the Phase II Mall Air Space Lease) and the Walgreen’s Air Space and, after the entering into of the Master Lease, will be the lessee of the Phase II Hotel/Casino Retail Store Space.  LCR entered into the Phase II Mall Purchase Agreement with GGP Limited Partnership, a Delaware limited partnership (the “Phase II Mall Buyer”), pursuant to which LCR has agreed to design and construct the Phase II Mall in the Phase II Mall Space.  Pursuant to the Phase II Mall PA Assignment Agreement, (i) LCR has assigned and Phase II Mall Holding has assumed the Phase II Mall Purchase Agreement (subject to the reservation of certain defense rights thereunder which are to be shared by LCR and Phase II Mall Holding), (ii) LCR remains liable for payment and performance of the obligations by Phase II Mall Holding under the Phase II Mall Purchase Agreement and (iii) in accordance therewith, LCR and the Phase II Mall Holding are obligated to construct the Phase II Mall Improvements, including the Common Elements and the Demising Walls in accordance with the Phase II Mall Purchase Agreement.  Upon satisfaction or waiver of the Phase II Mall Buyer Closing Conditions and payment by Phase II Mall Buyer of the required Purchase Price, Phase II Mall Holding will sell, transfer and convey 100% of the membership interests in Phase II Mall Subsidiary to Phase II Mall Buyer for the consideration set forth in the Phase II Mall Purchase Agreement.

E.             Bank Credit Agreement.  LVSI, VCR, the Bank Agent, Goldman Sachs Credit Partners L.P., as Bank Arranger, and the Bank Lenders have entered into the Bank Credit Agreement, pursuant to which the Bank Lenders have agreed, subject to the terms thereof and hereof, to provide certain credit facilities to LVSI and VCR, jointly and severally, in an aggregate amount not to exceed $1,010,000,000, consisting of (i) a five-year $125,000,000 revolving credit facility (the “Revolving Credit Facility”), (ii) a five-year $115,000,000 delayed-draw term loan facility (the “Term A Facility”), (iii) a seven-year $665,000,000 term loan facility (the “Term B Funded Facility”), and (iv) a seven-year $105,000,000 delayed-draw term loan facility (the “Term B Delayed Draw Facility” and, together with the Term B Funded Facility, the “Term B Facility,” and, together with the Term A Facility, the “Term Loan Facilities” and, together with the Revolving Credit Facility, the “Bank Facilities”).  The Bank Facilities will be used, among other things, to finance a portion of the development and construction costs of the Phase II Hotel/Casino and for certain other purposes, all as more particularly described herein and therein.  LCR and certain other subsidiaries of LVSI and VCR have, pursuant to the Bank Subsidiary Guaranty, guaranteed LVSI’s and VCR’s obligations under the Bank Credit Agreement.

F.             Phase II Mall Construction Loan Agreement.  The Phase II Mall Borrowers, the Phase II Mall Agent, the Phase II Mall Lenders, and the other agents and arrangers party thereto have entered into the Phase II Mall Construction Loan Agreement, pursuant to which the Phase II Mall Lenders have agreed, subject to the terms thereof and hereof, to provide certain loans to the Phase II Mall Borrowers, in the principal amount of $250,000,000 (the “Phase II Mall Construction Loan”), to finance a portion of the development and construction costs of the Phase II Mall and for certain other purposes, as more particularly described therein and herein.

G.            Phase II Mall Contribution.  Substantially concurrently herewith, VCR and Phase II Mall Subsidiary are executing and delivering an intercompany loan note, pursuant to which VCR has made a loan in the principal amount of $25,371,098 to the Phase II Mall Borrowers (the “Phase II Mall Intercompany Loan”), the proceeds of which will be applied by the Phase II Mall Borrowers to finance a portion of the development and construction costs of the Phase II Mall and for certain other purposes, as more particularly described herein and therein.

H.            Purpose.  LCR is not a party to the Phase II Mall Construction Loan Agreement and LCR has no obligations thereunder to the Phase II Mall Lenders and the other Persons party thereto and the Phase II Mall Lenders and the other Persons party thereto have no obligations to LCR thereunder.  The Phase II Mall Borrowers are not parties to the Bank Credit Agreement and they have no obligations to the Bank Lenders or any other Persons party thereto and the Bank Lenders and the other Persons party thereto have no obligations to the Bank Lenders thereunder.  Nonetheless, the parties hereto have deemed it to be administratively convenient, in order to expedite construction of the Phase II Project, including the procedures for the disbursement of funds related to the development and construction of the Phase II Hotel/Casino and the Phase II Mall, to enter into this Agreement and set forth, among other things (a) the mechanics for and allocation of Advances for Project Costs under the Bank Facilities and the Phase II Mall Construction Loan and from the Bank Proceeds Account, the Phase II Mall Loan Proceeds Account, the Phase II Hotel/Casino Equity Account, the Phase II Mall Equity Account, the Supplemental Hotel/Casino Cash Account, the Free Cash Flow Sub-Account and the Supplemental Mall Cash Account, (b) certain conditions precedent to the Effective Date, (c) certain conditions precedent to the initial Advance and each subsequent Advance for Project Costs under each of the Bank Facilities and the Phase II Mall Construction Loan, (d) certain representations, warranties and covenants of LCR and the Phase II Mall Borrowers, and (e) certain events of default and remedies for each of the Bank Facilities and the Phase II Mall Construction Loan.

AGREEMENT

NOW, THEREFORE, in consideration of the agreements herein and in the other Financing Agreements, and in reliance on the representations and warranties set forth herein and therein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1 – DEFINITIONS; RULES OF INTERPRETATION

1.1           Definitions.  Except as otherwise expressly provided herein, capitalized terms used in this Agreement and its exhibits shall have the meanings given in Exhibit A.  To the extent such terms are defined by reference to the Financing Agreements, such terms shall continue to have their original definitions notwithstanding any termination, expiration or amendment of such agreements unless each of the parties hereto is a signatory to any such amendment (or otherwise agrees in writing to any applicable changed definition), in which case all references herein shall be to such terms or provisions as so amended.

1.2           Rules of Interpretation.  Except as otherwise expressly provided herein, the rules of interpretation set forth in Exhibit A shall apply to this Agreement.

1.3           Conflict with a Facility Agreement.  This Agreement and each of the Facility Agreements are intended to cover the respective matters specifically set forth therein.  In the case of any express conflict between the terms of this Agreement and the terms of any Facility Agreement with respect to conditions precedent to each Advance set forth herein, the terms of this Agreement shall control; provided, however, the parties hereto recognize that each of the Facilities Agreements may include additional conditions not set forth herein which must be satisfied before an Advance is made.  LCR and the Phase II Mall Borrowers shall each be required to comply with each representation, warranty and covenant set forth in this Agreement and each Facility Agreement such that if this Agreement has a more restrictive representation, warranty, covenant or default provision than the Facility Agreements, or vice versa, LCR or the Phase II Mall Borrowers, as applicable, shall be required to comply with the more restrictive provision regardless of the existence of a less restrictive provision in the other.

ARTICLE 2 - FUNDING

2.1                           Phase II Project.

2.1.1        Project Construction.  The parties acknowledge and agree that the Phase II Hotel/Casino shall be constructed within the Phase II Site using funds of LCR (whether such funds are derived from loan proceeds or other amounts received by LCR) and the Phase II Mall shall be constructed within the Phase II Mall Space using funds of Phase II Mall Subsidiary (whether such funds are derived from loan proceeds or other amounts received by Phase II Mall Subsidiary).  Pursuant to the Phase II Mall PA Assignment Agreement, LCR has agreed to enter into Contracts for the construction of the Phase II Mall for Phase II Mall Subsidiary in accordance with the Phase II Mall Purchase Agreement.  Accordingly, LCR shall enter into all Contracts for the design, development and construction of the Phase II Project.  To the extent that any such Contracts provide for the design, development or construction of the Phase II Mall, the following shall apply:

(a)  all decisions with respect to the design, development and construction of the Phase II Mall shall be taken by mutual agreement of LCR and Phase II Mall Subsidiary, subject to their respective obligations under the Facility Agreements and the Phase II Mall Purchase Agreement.  Without limiting the generality of the foregoing, (i) by executing this Agreement, Phase II Mall Subsidiary hereby approves the Contracts entered into by LCR in connection with the design, construction and development of the Phase II Mall, (ii) all Contracts entered into after the date hereof that provide for the design, development or construction of the Phase II Mall shall be mutually approved by LCR and  Phase II Mall Subsidiary, (iii) any amendments or modifications to the foregoing Contracts, to the extent they affect the Phase II Mall, shall be mutually approved by LCR and Phase II Mall Subsidiary, (iv) all Plans and Specifications with respect to the Phase II Mall shall be mutually approved by LCR and Phase II Mall Subsidiary and (v) the Project Budget and Project Schedule (including any amendments thereof) with respect to the construction of the Phase II Mall shall be mutually approved by LCR and Phase II Mall Subsidiary (with respect to the foregoing clauses (ii), (iii), (iv) and (v), all such approvals by LCR and Phase II Mall Subsidiary shall be subject to their respective obligations under the Facility Agreements and this Agreement).  The foregoing approvals shall be evidenced by the joint execution by LCR and Phase II Mall Subsidiary of the various certificates contemplated hereunder (such as, without limitation, each Project Budget/Schedule Amendment Certificate, Additional Contract Certificate and Contract Amendment Certificate).

(b)  Phase II Mall Subsidiary shall approve all Project Costs expended in respect of the Phase II Mall, and shall pay such costs and/or provide funds to LCR to pay such costs (including from funds made available by the Lenders hereunder).  Such approval shall be evidenced by Phase II Mall Subsidiary’s execution of each Advance Request hereunder.

(c)  The Project Budget and each Anticipated Cost Report shall allocate the Project Costs contemplated thereunder between the Phase II Hotel/Casino and the Phase II Mall.  LCR shall be solely and exclusively responsible for Project Costs allocated to the Phase II Hotel/Casino, including all costs overruns and unanticipated costs related thereto and the Phase II Mall Borrowers shall be solely and exclusively responsible for Project Costs allocated to the Phase II Mall, including all costs overruns and unanticipated costs related thereto.  In no event shall the Phase II Mall Borrowers be responsible for Project Costs allocated to the Phase II Hotel/Casino nor shall LCR be responsible for Project Costs allocated to the Phase II Mall.

(d)           LCR does not guarantee nor shall LCR be responsible in any way for, the performance, or lack of performance, by any Contractor or other service provider with respect to the Phase II Mall; provided that LCR shall not be released from any liability due to its own breach of any Contract, so long as (i) such breach does not arise from the failure by any Phase II Mall Borrower to pay its allocated portion of Project Costs in respect of such Contract as contemplated herein or (ii) to the extent that any actions taken by LCR under such Contract that resulted in such breach were not objected to by the Phase II Mall Subsidiary.  Similarly, Phase II Mall Subsidiary does not guarantee nor shall Phase II Mall Subsidiary be responsible in any way for, the performance, or lack of performance, by any Contractor or other service provider with respect to the Phase II Hotel/Casino; provided that the Phase II Mall Subsidiary shall not be released from any liability due to its failure to pay its allocated portion of Project Costs under any Contract.

2.1.2        Representations Regarding Project Status.  The parties hereto acknowledge that construction of the Phase II Project commenced prior to the Effective Date and that, in connection therewith, LCR has entered into certain Contracts (including the Construction Management Agreement), engaged certain Contractors, and incurred and paid for certain Project Costs.  In order to account for such construction activity for purposes of the funding procedures and mechanics set forth herein, LCR and the Phase II Mall Borrowers have each certified and made certain representations in the Effective Date Certificate as to various facts pertaining to the status of the Phase II Project, including, without limitation, the work performed, the Project Documents entered into, the Project Costs incurred as of such date, the Project Budget and the Project Schedule.  Such certifications and representations of LCR and the Phase II Mall Borrowers have been confirmed by the Construction Consultant to the extent set forth in the Construction Consultant’s Effective Date Certificate.

2.2           Availability of Advances.

2.2.1        Generally.  The Bank Lenders severally, and not jointly, shall make Advances under the Bank Facilities to LVSI and VCR in accordance with the Bank Credit Agreement and the applicable terms of this Agreement (which funds will be contributed indirectly by LVSI and VCR to LCR which, in turn, will use such funds to pay Project Costs allocated pursuant to the Project Budget to the Phase II Hotel/Casino). The Phase II Mall Lenders severally, and not jointly, shall make Advances of the Phase II Mall Construction Loan to the Phase II Mall Borrowers in accordance with the Phase II Mall Construction Loan Agreement and the applicable terms of this Agreement, which funds will be used to pay Project Costs allocated to the Phase II Mall in accordance with the Project Budget.

2.2.2        Availability.  Subject to the satisfaction of all applicable conditions precedent listed in Article 3 and the other terms and provisions of this Agreement, Advances under the Facilities and from the Accounts shall be made during the Availability Period.  Advances shall be made no more frequently than twice in any 30-day period; provided that (a) payments to any given Contractor or Subcontractor may not be made more frequently than once in any 30-day period and (b) the advances and transfers of funds contemplated in Sections 2.8 and 2.9 shall be disregarded for purposes of this sentence.

2.2.3        FF&E Financings; Working Capital.

(a)           Funding Mechanics for FF&E Component Costs.  The parties hereto acknowledge that financing of certain costs of acquisition and installation of the items comprising the FF&E Component will, subject to Sections 2.2.3(b) and 2.5.1(d), be made available to LCR through the FF&E Financings (or through equity contributions made to LCR) and that advances of funds under the FF&E Financings will not be made pursuant to this Agreement but, instead, will be made pursuant to separate agreements entered into between LCR and the providers of such financings.  In order to account for such funding commitments for purposes of tracking the progress and status of the Phase II Project hereunder, including the amount of Available Phase II Hotel/Casino Funds from time to time, (i) it is contemplated that the providers of certain FF&E Financings will agree, pursuant to the FF&E Funding Providers’ Intercreditor Agreements to, among other things, notify the Disbursement Agent from time to time (and in any event upon the written request of the Disbursement Agent or the Construction Consultant) of the amounts drawn and amounts available to be drawn under such FF&E Financings (including interest or fees due or payable thereunder), (ii) LCR has represented that the Project Budget, Project Schedule and Plans and Specifications include and reflect the work to be performed in connection with the FF&E Component, (iii) the Advance Requests to be submitted hereunder require LCR to, among other things, certify as to the Project Costs incurred and work from time to time performed in connection with the FF&E Component, and (iv) the Construction Consultant has and will confirm LCR’s certifications and representations to the extent set forth in the Construction Consultant’s Effective Date Certificate and in the other certificates to be submitted by the Construction Consultant hereunder from time to time.

(b)           Temporary Funding of FF&E Component Costs.  The parties hereto further acknowledge that certain FF&E Financings may provide that LCR may not obtain draws thereunder until delivery to the Phase II Site of the FF&E Component items financed thereby.  In order to fund costs related to the FF&E Component until draws are permitted under such FF&E Financings, LCR may make draws on the Phase II Hotel/Casino Funding Sources, up to an aggregate amount of Fifty Million Dollars ($50,000,000).  Upon obtaining proceeds of draws under the FF&E Financings in respect of FF&E Component items the purchase of which was financed, in whole or in part, with Phase II Hotel/Casino Funding Sources, LCR shall (i) first, to the extent such items were financed by withdrawing funds from the Bank Proceeds Account, cause such proceeds to be deposited in the Bank Proceeds Account, and (ii) second, after making the deposit referenced in clause (i), to the extent such items were financed by withdrawing funds from the Phase II Hotel/Casino Equity Account, cause the remaining proceeds to be deposited in the Phase II Hotel/Casino Equity Account.  Each of the Disbursement Agent and the Bank Agent shall promptly notify the other upon receipt of notices of any draws under the FF&E Financings or acquisitions or placing of purchase orders on FF&E Component items.

(c)           Bank Revolving Credit Agreement.  The Bank Credit Agreement provides LVSI and VCR with a Revolving Credit Facility to finance working capital, other corporate purposes and, to the extent amounts are available to be drawn thereunder (and subject to the limitations set forth in the Bank Credit Agreement), Project Costs allocable to the Phase II Hotel/Casino.  Such Revolving Credit Facility (other than Project Cost Revolving Loans) will be made available to LVSI and VCR in accordance with the terms of the Bank Credit Agreement and shall not be governed by the terms of this Agreement. In order to account for the funding commitment under the Revolving Credit Facility for purposes of tracking the progress and status of the Phase II Project hereunder, including the amount of Available Phase II Hotel/Casino Funds from time to time, (i) the Bank Agent agrees to notify the Disbursement Agent from time to time of the amounts drawn and amounts available to be drawn under the Revolving Credit Facility in respect of such working capital and (ii) the Advance Requests to be submitted hereunder require LCR, LVSI and VCR to, among other things, certify as to amounts from time to time drawn and available to be drawn under the Revolving Credit Facility.

2.3           Accounts.

2.3.1        Phase II Hotel/Casino Equity Account.  On or prior to the Effective Date, there shall be established the Phase II Hotel/Casino Equity Account pursuant to (and subject to the provisions of) the Bank Collateral Account Agreement.  There shall be deposited in the Phase II Hotel/Casino Equity Account all cash amounts described in Sections 2.8(d), 3.2 and 3.4.2 and certain amounts required pursuant to Section 5.5.1.  As more particularly provided in Section 5.1.1, there shall be deposited in the Phase II Hotel/Casino Equity Account certain amounts received by LCR in respect of liquidated or other damages under the Construction Management Agreement and the Contracts, in each case, prior to the Final Completion Date.  As more particularly provided in Section 2.2.3(b), there shall also be deposited in the Phase II Hotel/Casino Equity Account the proceeds of draws under the FF&E Financings to the extent, if any, such draws relate to FF&E Component items the purchase of which was financed, in whole or in part, by withdrawing funds from the Phase II Hotel/Casino Equity Account.  There shall also be deposited in the Phase II Hotel/Casino Equity Account all Loss Proceeds with respect to the Phase II Hotel/Casino received by LCR, the Disbursement Agent or any other Person as required pursuant to Section 5.13.  Subject to the provisions of the Bank Collateral Account Agreement, amounts on deposit in the Phase II Hotel/Casino Equity Account shall, from time to time, (a) be transferred to the Disbursement Account for application to pay Project Costs in accordance with Section 2.4.3(a) and/or (b) applied to prepayment of the Bank Facility Obligations in accordance with Section 5.13, and, on the Final Completion Date, applied as provided in Section 2.10.  Investment income from Permitted Investments on amounts on deposit in the Phase II Hotel/Casino Equity Account shall be deposited at all times therein until applied to the payment of Project Costs or application in accordance with Section 2.10.  In no event whatsoever shall the Phase II Mall Borrowers have any rights in the Phase II Hotel/Casino Equity Account or to amounts deposited therein.

2.3.2        Phase II Mall Equity Account.  On or prior to the Effective Date, there shall be established the Phase II Mall Equity Account pursuant to (and subject to the provisions of) the Phase II Mall Collateral Account Agreement.  There shall be deposited in the Phase II Mall Equity Account all cash amounts described in Sections 3.2 and 3.3.2 and certain amounts required pursuant to Section 5.5.1.  As more particularly provided in Section 5.1.1, there shall be deposited in the Phase II Mall Equity Account certain amounts received by LCR in respect of liquidated or other damages under the Construction Management Agreement and the Contracts, in each case, prior to the Final Completion Date.  There shall also be deposited in the Phase II Mall Equity Account all Loss Proceeds with respect to the Phase II Mall received by Phase II Mall Subsidiary, the Disbursement Agent or any other Person as required pursuant to Section 5.13.  Subject to the provisions of the Phase II Mall Collateral Account Agreement, amounts on deposit in the Phase II Mall Equity Account shall, from time to time, (a) be transferred to the Disbursement Account for application to pay Project Costs in accordance with Section 2.4.3(a) and/or (b) applied to prepayment of the Phase II Mall Construction Loan Obligations in accordance with Section 5.13, and, on the Phase II Mall Release Date, applied as provided in Section 2.8(d).  Investment income from Permitted Investments on amounts on deposit in the Phase II Mall Equity Account shall be deposited at all times therein until applied to the payment of Project Costs or application in accordance with Section 2.8(d).  In no event whatsoever shall LCR have any rights in the Phase II Mall Equity Account or to amounts deposited therein.

2.3.3        Bank Proceeds Account.  On or prior to the Effective Date, there shall be established the Bank Proceeds Account pursuant to (and subject to the provisions of) the Bank Collateral Account Agreement.  There shall be deposited in the Bank Proceeds Account (a) the funds advanced from time to time by the Bank Lenders in accordance with Sections 2.1.A and 2.1.B of the Bank Credit Agreement under the Term Loan Facilities to pay a portion of the Project Costs for the Phase II Hotel/Casino, including the amounts which may be borrowed on the “Term A Loan Commitment Termination Date” and the “Term B Delayed Draw Loan Commitment Termination Date” (as each such term is defined in the Bank Credit Agreement) pursuant to the second to last paragraph of Section 2.1.B of the Bank Credit Agreement, (b) the funds transferred from the “Holding Account” pursuant to the “Holding Account Agreement” (as each such term is defined in the Bank Credit Agreement), (c) the funds which are advanced by the Bank Lenders to the Disbursement Account or which are transferred from the Bank Proceeds Account to the Disbursement Account but, in each case, are not used by the day following the day on which they are deposited in accordance with Section 2.3.5 and (d) the proceeds of draws under the FF&E Financings to the extent, if any, such draws relate to FF&E Component items the purchase of which was financed, in whole or in part, by withdrawing funds from the Bank Proceeds Account in accordance with Section 2.3.3(c).  Subject to the provisions of the Bank

Collateral Account Agreement, amounts on deposit in the Bank Proceeds Account shall, from time to time, be transferred to the Disbursement Account in accordance with Section 2.4.3(a).  On the Final Completion Date, funds remaining in the Bank Proceeds Account shall be applied as provided in Section 2.10.  Investment income from amounts on deposit in the Bank Proceeds Account shall be deposited at all times therein until applied to the payment of Project Costs or application in accordance with Section 2.10.  In no event whatsoever shall the Phase II Mall Borrowers have any rights in the Bank Proceeds Account or to amounts deposited therein.

2.3.4        Phase II Mall Loan Proceeds Account.  On or prior to the Effective Date, there shall be established the Phase II Mall Loan Proceeds Account pursuant to (and subject to the provisions of) the Phase II Mall Collateral Account Agreement.  There shall be deposited in the Phase II Mall Loan Proceeds Account the funds which are advanced by the Phase II Mall Lenders or transferred from the Phase II Mall Loan Proceeds Account to the Disbursement Account but not used on the day deposited in accordance with Section 2.3.5 (except for funds to be subsequently applied pursuant to Sections 2.6.2 and 2.7).  Subject to the provisions of the Phase II Mall Collateral Account Agreement, amounts on deposit in the Phase II Mall Loan Proceeds Account shall, from time to time be transferred to the Disbursement Account in accordance with Section 2.5.3 for application to pay Project Costs in accordance with Section 2.4.3(a) and, on the Phase II Mall Release Date, be applied as provided in Section 2.8(d)(i).  Investment  income from amounts on deposit in the Phase II Mall Loan Proceeds Account shall be deposited at all times therein until applied to the payment of Project Costs or application in accordance with Section 2.8(d)(i).  In no event whatsoever shall LCR have any rights in the Phase II Mall Loan Proceeds Account or to amounts deposited therein.

2.3.5        Disbursement Account.  On or prior to the Effective Date, there shall be established the Disbursement Account pursuant to (and subject to the provisions of) the Bank Collateral Account Agreement and the Phase II Mall Collateral Account Agreement.  Prior to the Initial Bank Advance Date, there shall be deposited in the Disbursement Account certain cash amounts as described in Section 3.2.  On each Advance Date, funds shall be withdrawn from the appropriate Accounts and deposited in the Disbursement Account in accordance with Section 2.4.3(a).  There shall also be deposited on each Advance Date the proceeds of Project Cost Revolving Loans and Term Loans advanced by the Bank Lenders and the funds which are advanced by the Phase II Mall Lenders on such Advance Date in accordance with Section 2.4.3(a).  Subject to the provisions of the Bank Collateral Account Agreement and the Phase II Mall Collateral Account Agreement, as applicable, amounts on deposit in the Disbursement Account shall be transferred, as applicable, to the appropriate Accounts and/or the Lien Protection Account and/or applied to pay Project Costs in accordance with Section 2.6.  On the Final Completion Date, funds remaining in the Disbursement Account shall be applied as provided in Section 2.10.  The deposit of funds into the Disbursement Account shall not create, vest in, or give LCR or the Phase II Mall Borrowers any rights to such funds, and (until application in accordance with Section 2.10) neither of them shall have any right to draw, obtain the release or otherwise use such funds until (x) the requirements of Section 2.4 have been satisfied and (y) the applicable conditions set forth in Article 3 have been satisfied or waived in accordance with the terms hereof.  In the event that any funds deposited in the Disbursement Account are, for any reason, not withdrawn therefrom pursuant to Section 2.6 by the day following the day on which they are deposited (except for funds to be subsequently applied pursuant to Sections 2.6.2 and 2.6.3 and, prior to the Initial Bank Advance Date, funds deposited pursuant to Section 3.2), such funds shall, on the next day, be withdrawn from the Disbursement Account and (i) in the case of funds advanced by the Bank Lenders or withdrawn from the Bank Proceeds Account, be deposited in the Bank Proceeds Account, (ii) in the case of funds advanced by the Phase II Mall Lenders or withdrawn from the Phase II Mall Loan Proceeds Account, be deposited in the Phase II Mall Loan Proceeds Account, and (iii) in the case of funds withdrawn from the Phase II Hotel/Casino Equity Account, the Phase II Mall Equity Account, the Supplemental Hotel/Casino Cash Account, the Supplemental Mall Cash Account or the Free Cash Flow Sub-Account, returned to such Account.  Any interest which may accrue on amounts deposited in the Disbursement Account shall (A) with respect to funds advanced by the Bank Lenders or withdrawn from the Phase II Hotel/Casino Equity Account, the Supplemental Hotel/Casino Cash Account, the Free Cash Flow Sub-Account or the Bank Proceeds Account, be deposited in the Phase II Hotel/Casino Equity Account and (B) with respect to funds advanced by the Phase II Mall Lenders or withdrawn from the Phase II Mall Equity Account, the Phase II Mall Loan Proceeds Account or the Supplemental Mall Cash Account, be deposited in the Phase II Mall Equity Account, in each case until applied as herein provided.

2.3.6        Phase II Hotel/Casino Cash Management Account.  On or prior to the Effective Date, there shall be established the Phase II Hotel/Casino Cash Management Account pursuant to (and subject to the provisions of) the Bank Collateral Account Agreement.  Prior to the Initial Bank Advance Date, there shall be deposited from time to time in the Phase II Hotel/Casino Cash Management Account all cash amounts described in Section 3.2.  On the Initial Bank Advance Date (or as promptly as practicable thereafter), subject to the satisfaction of all conditions hereunder by LCR and the Phase II Mall Borrowers with respect to Advances, sufficient funds (as described in the applicable Advance Request) shall be withdrawn from the Phase II Hotel/Casino Funding Sources and deposited in the Phase II Hotel/Casino Cash Management Account such that the amount then on deposit in the Phase II Hotel/Casino Cash Management Account shall equal Six Million Five Hundred Thousand Dollars ($6,500,000).  Subject to the provisions of the Bank Collateral Account Agreement, LCR shall be permitted from time to time to draw checks on and otherwise withdraw amounts on deposit in the Phase II Hotel/Casino Cash Management Account to pay due and payable Project Costs allocated to the Phase II Hotel/Casino in accordance with the terms of this Agreement.  LCR shall be permitted from time to time to replace amounts drawn from the Phase II Hotel/Casino Cash Management Account pursuant to this Section 2.3.6 (i) prior to the Initial Bank Advance Date, by depositing equity funds therein, and (ii) from and after the Initial Bank Advance Date, by including a request to such effect in Advance Requests submitted in accordance with Sections 2.4 and 2.5.  On the Final Completion Date, funds remaining in the Phase II Hotel/Casino Cash Management Account shall be applied as provided in Section 2.10.  Investment income from Permitted Investments on amounts on deposit in the Phase II Hotel/Casino Cash Management Account shall be deposited at all times therein until applied to the payment of Project Costs or application in accordance with Section 2.10.  In no event whatsoever shall the Phase II Mall Borrowers have any rights in the Phase II Hotel/Casino Cash Management Account or to amounts deposited therein.

2.3.7        Phase II Mall Cash Management Account.  On or prior to the Effective Date, there shall be established the Phase II Mall Cash Management Account pursuant to (and subject to the provisions of) the Phase II Mall Collateral Account Agreement.  Prior to the Initial Mall Advance Date, there shall be deposited from time to time in the Phase II Mall Cash

Management Account certain cash amounts described in Section 3.2.  On the Initial Mall Advance Date (or as promptly as practicable thereafter), subject to the satisfaction of all conditions hereunder by LCR and the Phase II Mall Borrowers with respect to Advances, sufficient funds (as described in the applicable Advance Request) shall be withdrawn from the Phase II Mall Funding Sources and deposited in the Phase II Mall Cash Management Account such that the amount then on deposit in the Phase II Mall Cash Management Account shall equal Two Million Five Hundred Thousand Dollars ($2,500,000). Subject to the provisions of the Phase II Mall Collateral Account Agreement, the Phase II Mall Borrowers shall be permitted from time to time to draw checks on and otherwise withdraw amounts on deposit in the Phase II Mall Cash Management Account to pay due and payable Project Costs allocated to the Phase II Mall in accordance with the terms hereof (which payments may be made by the Phase II Mall Borrowers to LCR to pay for Project Costs allocable to Phase II Mall.  The Phase II Mall Borrowers shall be permitted from time to time to replace amounts drawn from the Phase II Mall Cash Management Account pursuant to this Section 2.3.7 (i) prior to the Initial Mall Advance Date, by depositing equity funds therein, and (ii) from and after the Initial Mall Advance Date, by including a request to such effect in Advance Requests submitted in accordance with Sections 2.4 and 2.5.  On the Phase II Mall Release Date, funds remaining in the Phase II Mall Cash Management Account shall be applied as provided in Section 2.8(d).  Investment income from Permitted Investments on amounts on deposit in the Phase II Mall Cash Management Account shall be deposited at all times therein until applied to the payment of Project Costs or application in accordance with Section 2.8(d).  In no event whatsoever shall LCR have any rights in the Phase II Mall Cash Management Account or to amounts deposited therein.

2.3.8        Supplemental Hotel/Casino Cash Account.  On or prior to the Effective Date, there shall be established the Supplemental Hotel/Casino Cash Account pursuant to (and subject to the provisions of) the Bank Collateral Account Agreement and, within the Supplemental Hotel/Casino Cash Account, the Free Cash Flow Sub-Account.  There shall be deposited into the Supplemental Hotel/Casino Cash Account and the Free Cash Flow Sub-Account certain cash amounts described in Sections 5.5.1 and 5.5.2.  From time to time, LCR may submit an In Balance Certificate to the Disbursement Agent, certifying that the Phase II Project is, and after the withdrawal of a specified amount of funds on deposit in the Supplemental Hotel/Casino Cash Account or the Free Cash Flow Sub-Account (the “Excess Funds”) will be, In Balance (without giving effect to any Free Cash Flow Credit Amounts that have not been deposited into the Free Cash Flow Sub-Account).  The Disbursement Agent and the Construction Consultant shall review the In Balance Certificate.  In the event that the Disbursement Agent or the Construction Consultant discovers any mathematical or other minor errors in the In Balance Certificate or otherwise disagree with the certifications and calculations set forth therein, they shall promptly notify LCR.  Within five (5) days after its receipt of the In Balance Certificate, provided the Construction Consultant reasonably agrees with the certifications of LCR set forth therein, the Construction Consultant shall sign the acknowledgment of the Construction Consultant at the bottom of the In Balance Certificate and deliver the same to the Disbursement Agent.  Upon receipt by the Disbursement Agent of the acknowledgment of the Construction Consultant approving the In Balance Certificate, so long as no Potential Event of Default or Event of Default has occurred and is continuing, the Disbursement Agent shall, subject to its own approval of the certifications of LCR set forth therein and subject to the provisions of the Bank Collateral Account Agreement, transfer an amount equal to the Excess Funds to an account or accounts identified by LCR in such In

Balance Certificate.  On the Final Completion Date, funds on deposit in the Supplemental Hotel/Casino Cash Account and the Free Cash Flow Sub-Account shall be applied as provided in Section 2.10.  Investment income from Permitted Investments on amounts on deposit in the Supplemental Hotel/Casino Cash Account and the Free Cash Flow Sub-Account shall be deposited at all times therein until applied in accordance with Section 2.10.  In no event whatsoever shall the Phase II Mall Borrowers have any rights in the Supplemental Hotel/Casino Cash Account or to amounts deposited therein.

2.3.9        Supplemental Mall Cash Account.  On or prior to the Effective Date, there shall be established the Supplemental Mall Cash Account pursuant to (and subject to the provisions of) the Phase II Mall Collateral Account Agreement.  There shall be deposited into the Supplemental Mall Cash Account certain cash amounts described in Section 5.5.1.  From time to time the Phase II Mall Borrowers may submit an In Balance Certificate to the Disbursement Agent, certifying that the Phase II Project is, and after the withdrawal of a specified amount of funds on deposit in the Supplemental Mall Cash Account (the “Excess Mall Funds”) will be, In Balance (without giving effect to any Free Cash Flow Credit Amounts that have not been deposited into the Free Cash Flow Sub-Account).  The Disbursement Agent and the Construction Consultant shall review the In Balance Certificate.  In the event that the Disbursement Agent or the Construction Consultant discovers any mathematical or other minor errors in the In Balance Certificate or otherwise disagree with the certifications and calculations set forth therein, they shall promptly notify the Phase II Mall Borrowers.  Within five (5) days after its receipt of the In Balance Certificate, provided the Construction Consultant reasonably agrees with the certifications of the Phase II Mall Borrowers set forth therein, the Construction Consultant shall sign the acknowledgment of the Construction Consultant at the bottom of the In Balance Certificate and deliver the same to the Disbursement Agent.  Upon receipt by the Disbursement Agent of the acknowledgment of the Construction Consultant approving the In Balance Certificate, so long as no Potential Event of Default or Event of Default has occurred and is continuing, the Disbursement Agent shall, subject to its own approval of the certifications of the Phase II Mall Borrowers set forth therein and subject to the provisions of the Phase II Mall Collateral Account Agreement, transfer an amount equal to the Excess Mall Funds to an account or accounts identified by the Phase II Mall Borrowers in such In Balance Certificate.  On the Phase II Mall Release Date, funds remaining in the Phase II Mall Cash Management Account shall be applied as provided in Section 2.8(d).  Investment income from Permitted Investments on amounts on deposit in the Supplemental Mall Cash Account shall be deposited at all times therein until applied to the payment of Project Costs or application in accordance with Section 2.8(d).  In no event whatsoever shall LCR have any rights in the Supplemental Mall Cash Account or to amounts deposited therein.

2.4           Mechanics for Obtaining Advances.

2.4.1        Advance Requests.

(a)           Subject to Section 2.2.2, LCR and the Phase II Mall Borrowers shall have the right to, from time to time, deliver to the Disbursement Agent and the Construction Consultant an Advance Request, which shall be countersigned by LVSI and VCR, containing all exhibits, attachments and certificates required thereby (other than the Construction Consultant’s Certificate), all appropriately completed and duly executed, requesting that an Advance be made on or after the tenth (10th) day (but in any event no less than the seventh (7th) Banking Day) after delivery of such Advance Request.

(b)           Each Advance Request delivered by LCR and the Phase II Mall Borrowers pursuant to subsection (a) above shall (i) request Advances from the Phase II Mall Funding Sources in order (A) to pay Project Costs with respect to the Phase II Mall, (B) to pay Debt Service under the Phase II Mall Construction Loan which will become due and payable on or within 30 days after the requested Advance Date and (C) replenish funds in the Phase II Mall Cash Management Account (or, with respect to the Initial Mall Advance, the Phase II Mall Borrowers shall request that sufficient funds be deposited in the Phase II Mall Cash Management Account such that the aggregate amount then on deposit in such account equals $2,500,000) and (ii) request Advances from the Phase II Hotel/Casino Funding Sources to (A) pay Project Costs with respect to the Phase II Hotel/Casino (including deposits for FF&E Component items pursuant to Section 2.2.3(b)) estimated to become due and payable on or prior to the requested Advance Date, (B) request that a Letter of Credit be issued under the Bank Facilities to provide credit support for Project Costs and/or (C) replenish funds in the Phase II Hotel/Casino Cash Management Account (or, with respect to the Initial Bank Advance, LCR shall request that sufficient funds be deposited in the Phase II Hotel/Casino Cash Management Account such that the aggregate amount then on deposit in such account equals $6,500,000).  Each such Advance Request shall include an estimated cash flow for the requested Advance broken down by Contractor, Subcontractor and Line Item (to the extent required by Exhibit C-1), and shall indicate on Appendix XI thereto the Eligible FF&E items funded entirely (other than costs related to transportation, installation and sales taxes) by the proceeds of draws under the FF&E Financings and now comprise part of the FF&E Component.  Promptly after delivery of each Advance Request, the Disbursement Agent and the Construction Consultant shall review such Advance Request and attachments thereto to determine whether all required documentation has been delivered in the form required by this Agreement and executed by the appropriate parties.  The Construction Consultant also shall review the work referenced in such Advance Request, including work estimated to be completed through the applicable Advance Date as such work is being performed.

(c)           Within five (5) days after its receipt of each Advance Request pursuant to Section 2.4.1(a), the Construction Consultant shall deliver directly to the Disbursement Agent (with a copy to each of LCR and the Phase II Mall Borrowers) its certificate with respect to such Advance Request, substantially in the form of Exhibit C-2 either approving or disapproving the Advance Request and independently verifying, to the extent contemplated in Exhibit C-2, based on information provided to it by LCR and/or the Phase II Mall Borrowers, as applicable, and the Funding Agents, any other information to be confirmed or verified by the Construction Consultant as and to the extent set forth in Exhibit C-2; provided that if the Construction Consultant disapproves one or more particular payments or disbursements to any Contractor or Subcontractor or any other Person requested by the Advance Request, but the Advance Request otherwise complies with the requirements hereof, then the Construction Consultant shall approve the Advance Request and all payments and disbursements requested therein other than the particular payments or disbursements so disapproved.

2.4.2        Funding Notices from Disbursement Agent.

(a)           (i)  Promptly after delivery of each Advance Request by LCR and the Phase II Mall Borrowers pursuant to Section 2.4.1(a), the Disbursement Agent shall review the same in order to determine whether all required documentation has been provided and whether all applicable conditions precedent pursuant to this Agreement have been satisfied.  In particular, and without limiting the generality of the foregoing, the Disbursement Agent shall independently verify, using information in its possession and obtained from the Funding Agents and the Construction Consultant, (i) the calculation of Available Phase II Mall Funds and calculation of Available Phase II Hotel/Casino Funds, including Anticipated Earnings set forth in the Advance Request (provided that, with respect to amounts available under FF&E Financings, the Disbursement Agent shall be entitled to rely on statements received from the providers of such FF&E Financings as contemplated in Section 2.2.3(a) in verifying such calculation), (ii) that both before and after giving effect to the requested Advance, the Phase II Project is and shall be In Balance, (iii) that the allocation of the requested Advance among the various funding sources complies with the provisions of Section 2.5 and (iv) that the calculation of Debt Service to become due and payable under the Phase II Mall Construction Loan Agreement from and after the requested Advance Date and prior to the immediately succeeding Advance Date, is accurate.  Subject to the other subsections of this Section 2.4, at such time as the Disbursement Agent has received the Construction Consultant’s certificate as required by Section 2.4.1(c) and otherwise determines that the applicable conditions precedent set forth in Article 3 with respect to a requested Advance have been satisfied, but no less than three (3) Banking Days prior to the requested Advance Date, the Disbursement Agent shall forward the Advance Request and related Construction Consultant’s certificate to the Person(s) which submitted such Advance Request and the applicable Funding Agent, and the act of forwarding such Advance Request and related Construction Consultant’s certificate shall be deemed approval of such Advance Request by the Disbursement Agent except to the extent otherwise set forth in writing by the Disbursement Agent.  The Funding Agents shall (upon receipt of the Advance Request and related Construction Consultant’s certificate forwarded by the Disbursement Agent in accordance with the preceding sentence) fund the requested Advance on the requested Advance Date in accordance with Section 2.4.3(a), except to the extent a Stop Funding Notice is then in effect.  The Bank Agent and the Phase II Mall Agent promptly shall notify the Disbursement Agent if the applicable conditions to an Advance under their respective Facility Agreements have not been satisfied or otherwise waived in accordance therewith.

(ii)  In the event that, pursuant to Section 2.4.1(c), the Construction Consultant approves only a portion of the payments or disbursements requested by the Advance Request or, if based on its review of the Advance Request the Disbursement Agent finds any minor or purely mathematical errors or inaccuracies in the Advance Request (including any inaccuracy in the allocations made pursuant to Section 2.5 hereof), but the Advance Request otherwise conforms to the requirements of this Agreement, the Disbursement Agent shall (A) notify LCR, the Phase II Mall Borrowers, the Funding Agents and the Construction Consultant thereof, (B) request LCR and the Phase II Mall Borrowers to revise such certificates to remove the request for the disapproved payment and/or rectify any errors or inaccuracies, (C)  request LCR and the Phase II Mall Borrowers to deliver to the Disbursement Agent, the Construction Consultant and the applicable Funding Agents an appropriately revised Advance Request and (D) approve the requested Advance after receiving from LCR and the Phase II Mall Borrowers the revised Advance Request.  All references to a particular requested Advance or Advance Request in the ensuing provisions of this Article 2 shall, to the extent the context so requires, refer to the same as revised or modified pursuant to the preceding sentence.

(b)           In the event that the Disbursement Agent (i) on or prior to the third Banking Day prior to the requested Advance Date determines pursuant to Section 2.4.3(a) that the conditions precedent to an Advance have not been satisfied or (ii) prior to the requested Advance Date receives notice from any Funding Agent that the conditions set forth in its Facility Agreement with respect to an Advance have not been satisfied or a Potential Event of Default or an Event of Default has occurred and is continuing, then the Disbursement Agent shall notify LCR, the Phase II Mall Borrowers and each Funding Agent thereof as soon as reasonably possible but in no event later than one (1) Banking Day after such determination or receipt, as the case may be (a “Stop Funding Notice”).  The Stop Funding Notice shall specify the conditions precedent which the Disbursement Agent has determined have not been satisfied and/or shall attach a copy of any notice of failure to satisfy funding conditions or default received by the Disbursement Agent.  Upon such written notice from the Disbursement Agent, (i) none of the Funds Providers shall have any obligation to advance their respective Facilities’ portion of the requested Advance, (ii) unless consented to by the Bank Agent, the Disbursement Agent shall not withdraw any funds from the Bank Proceeds Account, the Phase II Hotel/Casino Equity Account, the Supplemental Hotel/Casino Cash Account or the Free Cash Flow Sub-Account, (iii) unless consented to by the Phase II Mall Agent, the Disbursement Agent shall not withdraw any funds from the Phase II Mall Loan Proceeds Account, the Phase II Mall Equity Account or the Supplemental Mall Cash Account, (iv) unless approved by the Bank Agent (with respect to funds constituting the proceeds of the Phase II Hotel/Casino Funding Sources) or the Phase II Mall Agent (with respect to funds constituting the proceeds of the Phase II Mall Funding Sources), the Disbursement Agent shall not withdraw, transfer or release to LCR or the Phase II Mall Borrowers any funds then on deposit in the Disbursement Account (other than in respect of checks previously delivered), (v) unless consented to by the Bank Agent, LCR shall not withdraw, transfer or release to any Person any funds then on deposit in the Phase II Hotel/Casino Cash Management Account (other than in respect of checks previously delivered) and (vi) unless consented to by the Phase II Mall Agent, neither of the Phase II Mall Borrowers shall withdraw, transfer or release to any Person any funds then on deposit in the Phase II Mall Cash Management Account (other than in respect of checks previously delivered).

(c)           (i) At such time, if ever, as the Disbursement Agent determines that the conditions precedent to the requested Advance (other than conditions set forth in the Facilities Agreements, the determination of which shall be made by the Bank Agent or the Phase II Mall Agent, as applicable) which had not been satisfied have become satisfied and provided that, at such time, no Potential Event of Default or Event of

Default has occurred and currently exists, then the Disbursement Agent shall notify each Funding Agent thereof and shall be authorized to make the requested Advance from the Accounts.

(ii)           At such time, if ever, as the Disbursement Agent receives notice from the Funding Agent that issued the notice of default  or advised the Disbursement Agent that the conditions set forth in its Facility Agreement with respect to the requested Advance have not been satisfied, in each case as described in Section 2.4.2(b)(ii), that such Potential Event of Default or Event of Default no longer exists or has been waived or that the conditions have been satisfied, as the case may be, and provided that, at such time, no other Potential Event of Default or Event of Default has occurred and currently exists, then the Disbursement Agent shall notify each other Funding Agent which has not issued such notice of default thereof and be authorized to make the requested Advance from the Accounts.

2.4.3        Provision of Funds by the Funding Agents.

(a)           In the event that the Disbursement Agent forwards to the Funding Agents the Advance Request and related documentation in accordance with Section 2.4.2(a)(i), then, before 2:00 p.m. New York, New York time on the requested Advance Date (or, in the event of the receipt of notification from the Disbursement Agent pursuant to Section 2.4.2(c), before 2:00 p.m. New York, New York time on the third (3rd) day after such notification) and so long as no Potential Event of Default or Event of Default exists hereunder or under such Funding Agent’s Facility Agreement (i) the applicable Bank Lenders shall deposit or cause to be deposited (A) in the Bank Proceeds Account, in immediately available funds, their Term Loan Facility’s portion of the requested Advance made on the “Term A Loan Commitment Termination Date” and the “Term B Delayed Draw Loan Commitment Termination Date” (as each such term is defined in the Bank Credit Agreement) pursuant to the second-to-last paragraph of Section 2.1.B of the Bank Credit Agreement and (B) in the Disbursement Account, in immediately available funds, their Facility’s portion of the requested Advance made on any other date, in each case as determined pursuant to Sections 2.5.1 and 2.5.2 and set forth in the related Advance Request, (ii) if such Advance Request includes a request for the issuance of one or more Letters of Credit providing credit support for Project Costs under the Revolving Credit Facility, the Bank Agent shall send written notice to the Disbursement Agent that the Issuing Lender is committed to issue each such Letter of Credit, (iii) the Phase II Mall Lenders shall deposit or cause to be deposited in the Disbursement Account, in immediately available funds, their Facility’s portion of the requested Advance as determined pursuant to Sections 2.5.1, 2.5.2 and 2.5.3 and set forth in the related Advance Request, and (iv) the Disbursement Agent shall withdraw from the applicable Accounts, the portion of the Advance to be funded from such Account as determined pursuant to Sections 2.5.1 and 2.5.2 and set forth in the related Advance Request and deposit such funds in the Disbursement Account.  All funds so deposited in the Disbursement Account shall thereafter be applied as provided in Section 2.6.

(b)           The failure of any Funds Provider to make any Advance under its Facility shall not relieve any other Funds Provider of its obligation thereunder to make its

Advance under such Facility, but no Funds Provider shall be responsible for the failure of any other Funds Provider to make any Advance.  The Disbursement Agent (in its capacity as Disbursement Agent) shall not be responsible for any Funds Provider’s failure to make any required Advance (including, if applicable, the failure of the Issuing Lender to issue any Letter of Credit providing credit support for Project Costs).  The Disbursement Agent shall not transfer funds from the Bank Proceeds Account or the Phase II Mall Loan Proceeds Account to the Disbursement Account or release therefrom to LCR or the Phase II Mall Borrowers any amounts properly advanced until all Advances requested from the Bank Lenders and the Phase II Mall Lenders by the relevant Advance Request have been deposited in the Bank Proceeds Account or the Phase II Mall Loan Proceeds Account and, if applicable, the Bank Agent has confirmed that the Issuing Lender is committed to issue the requested Letter(s) of Credit; provided that the Disbursement Agent may release any amounts advanced by any particular Funds Provider (even if all Advances requested by the relevant Advance Request have not yet been received) if such Funds Provider requests such release (the Disbursement Agent shall promptly notify all Funding Agents upon receiving such request).  However, the withholding of such Advances by the Disbursement Agent shall not (x) release any Bank Lender who failed to make its portion of the Advance (including, if applicable, the Issuing Lender who failed to issue a Letter of Credit) from liability to Persons party to the Bank Loan Agreement or (y) release any Phase II Mall Lender who failed to make its portion of the Advance from liability to Persons party to the Phase II Mall Construction Loan Agreement.

(c)           The Disbursement Agent (in its capacity as the Disbursement Agent) shall have no liability to LCR or the Phase II Mall Borrowers arising from any Stop Funding Notice issued pursuant to Section 2.4.2(b) at the request of any Funding Agent, whether or not such Funding Agent was entitled to make the request for such Stop Funding Notice.  None of the Funding Agents shall have any liability to LCR, the Phase II Mall Borrowers, the Disbursement Agent, any other Funding Agent or any Lender arising from any Stop Funding Notice issued by the Disbursement Agent in response to a request for such Stop Funding Notice made in good faith by such Funding Agent; provided, however, that nothing herein shall release from liability the Funding Agent that issued the Stop Funding Request if such issuance constituted an act of gross negligence or willful misconduct.

2.4.4        Change in Facts Certified.  In the event that any of the matters to which LCR and/or the Phase II Mall Borrowers certified in the corresponding Advance Request is no longer true and correct in all material respects as of the applicable Advance Date, the Person which so certified shall either (i) if the conditions precedent to such Advance are still satisfied, submit a revised Advance Request incorporating the changed facts or circumstances or (ii) if the conditions precedent to such Advance are no longer satisfied, withdraw the Advance Request.  The acceptance by LCR or the Phase II Mall Borrowers of the proceeds of any Advance shall constitute a re-certification by such recipient of proceeds (and, as applicable, by LVSI and VCR), as of the applicable Advance Date, of all matters certified to in the related Advance Request (as resubmitted pursuant to the foregoing provisions).

2.4.5        References to Dates.  In the event that any day or date referred to in the foregoing provisions of this Section 2.4 occurs on a day that is not a Banking Day, the reference shall be deemed to be to the next succeeding Banking Day.

2.5           Allocation of Advances.

2.5.1        Allocations among Construction Components.  (i) Subject to Section 2.5.1(d), Phase II Hotel/Casino Funding Sources may only be used (A) for Project Costs allocated pursuant to the Project Budget to the Phase II Hotel/Casino, (B) to temporarily fund costs related to the FF&E Component to the extent provided in Section 2.2.3(b) and (C) replenish funds in the Phase II Hotel/Casino Cash Management Account (in each case in accordance with Section 2.5.2) and (ii) Phase II Mall Funding Sources may only be used (A) for Project Costs allocated pursuant to the Project Budget to the Phase II Mall, including to pay Debt Service under the Phase II Mall Construction Loan and (B) replenish funds in the Phase II Mall Cash Management Account (in each case in accordance with Section 2.5.3).  In furtherance of the foregoing principle, all Advances to be made hereunder shall be allocated between Phase II Hotel/Casino Funding Sources and Phase II Mall Funding Sources as follows:

(a)           With respect to Advances which will be implemented by disbursement of checks to the Construction Manager and/or any Contractors or Subcontractors, the Advance Request shall set forth the appropriate allocations between the Phase II Hotel/Casino Funding Sources and the Phase II Mall Funding Sources on the basis of the amount of Project Costs allocated to the Phase II Hotel/Casino and the Phase II Mall, respectively, to be paid from the proceeds of the applicable Advance, as set forth in the Project Budget and the relevant Advance Request (as confirmed by the Construction Consultant).

(b)           (i) Advances which will be implemented by transfers of funds into the Phase II Hotel/Casino Cash Management Account shall be allocated to Phase II Hotel/Casino Funding Sources and (ii) Advances which will be implemented by transfers of funds into the Phase II Mall Cash Management Account shall be allocated to Phase II Mall Funding Sources.

(c)           Advances to pay Debt Service on the Phase II Mall Construction Loan shall be allocated to Phase II Mall Funding Sources.

(d)           Notwithstanding Sections 2.5.1(a), (b) and (c) above, LCR may:

(i)            After all FF&E Financings then available have been fully funded and utilized, request Advances from Phase II Hotel/Casino Funding Sources to pay Project Costs allocated to Eligible FF&E, but only if LCR establishes to the satisfaction of the Disbursement Agent that the items of Eligible FF&E to be acquired with such Advances will not be subject to a lien in favor of any Person other than the Bank Agent and the Mortgage Notes Indenture Trustee (it being understood that no such Advances will be made unless all conditions precedent to the requested Advance set forth in this Agreement and in the Bank Credit Agreement have been satisfied or waived in accordance herewith); and

(ii)           Request the Advances contemplated by Section 2.2.3(b).

2.5.2        Allocations among Phase II Hotel/Casino Funding Sources.  All issuances of Letters of Credit under the Bank Facilities shall be satisfied through the Revolving Credit Facility pursuant to the procedures set forth in Article 3 of the Bank Credit Agreement.  All other Advances to be satisfied from the Phase II Hotel/Casino Funding Sources shall be made in the following order of priority:

(a)           First, from funds from time to time on deposit in the Phase II Hotel/Casino Equity Account, until Exhausted;

(b)           Then, from funds from time to time on deposit in the Bank Proceeds Account, until Exhausted;

(c)           Then, through advances of funds by the Bank Lenders, until Exhausted;

(d)           Then, from funds time to time on deposit in the Free Cash Flow Sub-Account, until Exhausted;

(e)           Then, from funds from time to time on deposit in the Supplemental Hotel/Casino Cash Account (other than the Free Cash Flow Sub-Account).

Notwithstanding anything set forth herein to the contrary, the commitment of the Bank Lenders to advance funds under the Bank Facilities to pay Project Costs shall terminate on the earlier of (i) the existence of a Commitment Termination Event (as defined in the Bank Credit Agreement and (ii) the Final Completion Date.

2.5.3        Allocations among Phase II Mall Funding Sources.  All Advances to be satisfied from the Phase II Mall Funding Sources shall be made in the following order of priority:

(a)           First, from funds from time to time on deposit in the Phase II Mall Equity Account, until Exhausted;

(b)           Then, from funds from time to time on deposit in the Phase II Mall Loan Proceeds Account, until Exhausted;

(c)           Then, through advances of funds by the Phase II Mall Lenders; until Exhausted;

(d)           Then, from funds time to time on deposit in the Supplemental Mall Cash Account.

Notwithstanding anything set forth herein to the contrary, the commitment of the Phase II Mall Lenders to advance funds under the Phase II Mall Construction Loan to pay Project Costs (either by making additional loans or by the disbursement of funds from the Phase II Mall Loan Proceeds Account) shall terminate on the earliest of (i) the existence of a

Commitment Termination Event (as defined in the Phase II Mall Construction Loan Agreement) and (ii) the Phase II Mall Release Date (after giving effect to the transactions contemplated by Section 2.8).

2.5.4        FF&E Allocations.  LCR shall from time to time add items of Eligible FF&E to the description of the FF&E Component on Exhibit T-6 to accurately reflect the items of Eligible FF&E being funded entirely (other than costs related to transportation, installation and sales taxes) by the proceeds of draws under the FF&E Financings. Notwithstanding any other provision hereof, items of Eligible FF&E that have not been financed entirely (other than costs related to transportation, installation and sales taxes) by the proceeds of draws under the FF&E Financings and therefore do not comprise part of the FF&E Component shall constitute part of the Phase II Hotel/Casino Component and may be funded in accordance with the provisions of Sections 2.5.1(d) and 2.5.2.

2.5.5        Post-Funding Reallocations.  In the event that at any time the Disbursement Agent determines that the allocations made in any previous Advance Requests pursuant to the foregoing provisions of this Section 2.5 were erroneous or inaccurate, the parties shall cooperate to rectify such misallocations by allocating future Advances in a manner that accounts for the previous misallocation or by using such other methods reasonably determined by the Disbursement Agent.

2.6           Disbursements.

2.6.1        Direct Transfer of Funds to Payees.  No later than 2:00 p.m. New York, New York time on the requested Advance Date, or such later date as may occur pursuant to Section 2.4.3(a), if the Disbursement Agent has (a) received funds in the Disbursement Account from each Funds Provider required to make an Advance pursuant to the relevant Advance Request other than any portion of such Advance (i) which will be implemented by transferring funds from the Bank Proceeds Account and/or the Phase II Mall Loan Proceeds Account and (ii) for which a Letter of Credit is to be issued under the Revolving Credit Facility (or if the applicable Funds Provider makes the request described in the next-to-last sentence of Section 2.4.3(b)), and (b) if applicable, received confirmation from the Bank Agent that the Issuing Lender is committed to issue each requested Letter of Credit providing credit support for Project Costs, the Disbursement Agent shall (i) transfer funds from the Bank Proceeds Account, the Phase II Mall Loan Proceeds Account, the Phase II Hotel/Casino Equity Account, the Phase II Mall Equity Account, the Supplemental Hotel/Casino Cash Account, the Free Cash Flow Sub-Account or the Supplemental Mall Cash Account to the Disbursement Account as required pursuant to the terms hereof, and (ii) transfer all funds (other than the funds described in Sections 2.6.2 and 2.6.3) by disbursement:

(A)          to the extent requested by LCR and/or the Phase II Mall Borrowers in the applicable Advance Request, to the Lien Protection Account;

(B)           if requested by LCR and/or the Phase II Mall Borrowers in the applicable Advance Request, directly to any Contractors and/or Subcontractors and/or any other Persons listed to be paid in such Advance Request, by wiring funds or distributing checks payable to each such Person in the amount identified in such Advance Request as owed to such Persons; or

(C)           if not so requested, to LCR for further distribution to such Persons (as so requested in the applicable Advance Request).

2.6.2        Transfer of Interest and Fees.  No later than 2:00 p.m. New York, New York time on the date(s) that the Disbursement Agent has been advised by the Phase II Mall Borrowers in the applicable Advance Request (which date must occur on or after the day referenced in Section 2.6.1), the Disbursement Agent shall transfer from the Disbursement Account the funds requested for the payment of Debt Service under the Phase II Mall Construction Loan to the Phase II Mall Lenders (in the amount specified in the applicable Advance Request).

2.6.3        Transfers to Cash Management Accounts.  On the day referenced in Section 2.6.1, the Disbursement Agent shall transfer (x) from the Disbursement Account to the Phase II Hotel/Casino Cash Management Account amounts so requested from Phase II Hotel/Casino Funding Sources by LCR in the Advance Request and (y) from the Disbursement Account to the Phase II Mall Cash Management Account amounts so requested from Phase II Mall Funding Sources by the Phase II Mall Borrowers in the Advance Request.

2.6.4        Special Procedures for Unpaid Contractors.  Notwithstanding Section 2.6.1, the parties hereto agree that the Disbursement Agent may make Advances and transfer any or all sums in the Disbursement Account (a) from Phase II Hotel/Casino Funding Sources directly to (i) the Construction Manager for amounts due and owing to the Construction Manager under the Construction Management Agreement, (ii) any other Contractor for amounts due and owing to such Contractor under the relevant Contract or (iii) any other Subcontractors, in each case with respect to payment of amounts due and owing to such parties from LCR with respect to amounts allocable to the Phase II Hotel/Casino and (b) from Phase II Mall Funding Sources directly to (i) the Construction Manager for amounts due and owing to the Construction Manager under the Construction Management Agreement, (ii) any other Contractor for amounts due and owing to such Contractor under the relevant Contract or (iii) any other Subcontractors, in each case with respect to payment of amounts due and owing to such parties from LCR or the Phase II Mall Borrowerswith respect to amounts allocable to the Phase II Mall without further authorization from the parties hereto, and each of the parties hereto hereby appoint the Disbursement Agent as their true and lawful attorney-in-fact to make such direct payments and this power of attorney shall be deemed to be a power coupled with an interest and shall be irrevocable; provided that the Disbursement Agent shall not exercise its rights under this power of attorney except to make payments (x) as directed by LCR and/or the Phase II Mall Borrowers pursuant to an Advance Request or (y) after direction from the Bank Agent (for amounts payable with respect to the Phase II Hotel/Casino) and/or the Phase II Mall Agent (for amounts payable with respect to the Phase II Mall) upon the occurrence and continuation of an Event of Default.  No further direction or authorization from any Person shall be necessary to warrant or permit the Disbursement Agent to make such Advances in accordance with the foregoing sentence, and, to the extent funds in the Disbursement Account are not sufficient to make such Advances, the Disbursement Agent shall withdraw the shortfall (A) for amounts payable with respect to the Phase II Hotel Casino, with the consent of the Bank Agent, from the Phase II Hotel/Casino

Equity Account, the Bank Proceeds Account, the Free Cash Flow Sub-Account and/or the Supplemental Hotel/Casino Cash Account and (B) for amounts payable with respect to the Phase II Mall, with the consent of the Phase II Mall Agent, from the Phase II Mall Equity Account, the Phase II Mall Loan Proceeds Account or the Supplemental Mall Cash Account, as applicable, and transfer available funds from the applicable Accounts to the Disbursement Account as needed to make such Advances.

2.6.5        All Advances Secured.  All disbursements made pursuant to this Section 2.6 shall (a) satisfy, in and of themselves, the obligations of the Disbursement Agent, the Funding Agents and each Lender hereunder and under the relevant Facility Agreements (except for amounts which were obtained from the Phase II Hotel/Casino Equity Account, the Phase II Mall Equity Account, the Free Cash Flow Sub-Account, the Supplemental Hotel/Casino Cash Account or the Supplemental Mall Cash Account) with respect to the Advance so made and (b) be secured by the Facilities’ respective Security Documents, if any, in each case to the same extent as if such disbursements were made directly to the applicable Loan Party, regardless of the disposition thereof by the payees of such disbursements.

2.7           Payments of Interest and Fees.  The Phase II Mall Borrowers shall include in each Advance Request delivered pursuant to Section 2.4.1(a) a request that an Advance of proceeds from the Phase II Mall Funding Sources be made to pay Debt Service under the Phase II Mall Construction Loan on or after the requested Advance Date under such Advance Request and prior to 30 days after such requested Advance Date.  Each such Advance Request shall specify that the Advance is requested to pay such amounts in respect of the Phase II Mall Construction Loan, and the amount and the date on which such Debt Service will become due and payable.  If the Phase II Mall Borrowers fail to set forth such information in any Advance Request or fail to deliver timely any Advance Request therefor, then the Phase II Mall Agent may deliver such information and a request for payment to the Disbursement Agent, the Construction Consultant and the Phase II Mall Borrowers, upon which request the Phase II Mall Borrowers shall revise the Advance Request to provide for such payment.  The Phase II Mall Borrowers acknowledge that failure of any notice referenced in this Section 2.7 to be delivered shall not in any way exonerate or diminish Phase II Mall Borrowers’ obligation to make all payments under the Phase II Mall Construction Loan Agreement as and when due.

2.8           Phase II Mall Release Date Funding Procedures.

(a)           No less than ten (10) days prior to the anticipated Phase II Mall Release Date, the Phase II Mall Borrowers and LCR shall deliver to the Phase II Mall Release Interested Parties the Loan Parties’ Phase II Mall Release Certificate with all attachments thereto.  The Loan Parties’ Phase II Mall Release Certificate shall indicate the anticipated Phase II Mall Release Date and set forth all the other information required thereby, including the Phase II Mall Required Completion Amount.  The funding of the Phase II Mall Required Completion Amount pursuant to clauses (d)(i), (d)(ii) and (d)(iii) below shall be based on the allocation provisions set forth in Sections 2.5.1, 2.5.2 and 2.5.3 and after subtracting amounts then on deposit in the Phase II Mall Cash Management Account.  The Loan Parties’ Phase II Mall Release Certificate further shall set forth each Phase II Mall Funding Source’s portion of the Phase II Mall Required Completion Amount calculated in accordance with  the preceding sentence.

(b)           The Disbursement Agent and the Construction Consultant shall review the Loan Parties’ Phase II Mall Release Certificate.  In the event that the Disbursement Agent or the Construction Consultant discovers any mathematical or other minor errors therein, they shall request LCR and the Phase II Mall Borrowers to revise and resubmit the certificate.  Within five (5) days after its receipt of the Loan Parties’ Phase II Mall Release Certificate, the Construction Consultant shall deliver the Construction Consultant’s Phase II Mall Release Certificate to the other Phase II Mall Release Interested Parties.

(c)           Upon receipt by the Disbursement Agent of the Construction Consultant’s Phase II Mall Release Certificate approving the Loan Parties’ Phase II Mall Release Certificate, but no later than three (3) days prior to the anticipated Phase II Mall Release Date, the Disbursement Agent shall, subject to its determination that the required documentation has been delivered in the form required by this Agreement and executed by the appropriate parties, forward the same to Phase II Mall Release Interested Parties.  The act of forwarding such documentation shall be deemed to be the Disbursement Agent’s confirmation that the required documentation has been delivered in the form required by this Agreement.

(d)           On the Phase II Mall Release Date:

(i)                    After the Phase II Mall Agent has confirmed that the Phase II Mall Construction Loan Obligations will be (after giving effect to the transactions to take place on such day) indefeasibly paid and performed, the Disbursement Agent shall withdraw any amounts remaining on deposit in the Phase II Mall Equity Account, the Phase II Mall Loan Proceeds Account, the Phase II Mall Cash Management Account and the Supplemental Mall Cash Account up to 125% of the Phase II Mall Required Completion Amount and deposit the same in the Phase II Hotel/Casino Equity Account, and the Disbursement Agent shall release any amounts remaining after such transfers to an account or accounts specified in the Loan Parties’ Phase II Mall Release Certificate;

(ii)                   To the extent that the amounts transferred to the Phase II Hotel/Casino Equity Account under clause (i) above are less than 125% of the Phase II Mall Required Completion Amount, then the Phase II Mall Lenders shall deposit or cause to be deposited in the Phase II Hotel/Casino Equity Account the remaining undrawn commitment under the Phase II Mall Construction Loan, up to an amount which, when aggregated with the amounts deposited in the Phase II Mall Equity Account under clause (i) above, is equal to 125% of the Phase II Mall Required Completion Amount;

(iii)                  To the extent the amounts transferred to the Phase II Hotel/Casino Equity Account under clauses (i) and (ii) above are less than 125% of the Phase II Mall Required Completion Amount, then LCR or the Phase II Mall Borrowers shall deposit or cause to be deposited additional funds into the Phase II Hotel/Casino Equity Account such that the aggregate amount deposited into such Account pursuant to clauses (i), (ii) and (iii) of this Section 2.8 is equal to 125% of the

Phase II Mall Required Completion Amount; provided, however, that, without affecting or waiving any Event of Default which may occur hereunder as a result of the failure by the LCR or the Phase II Mall Borrowers to make any such deposit, such failure shall not affect the sale of the equity interests in Phase II Mall Subsidiary by Phase II Mall Holding to the Phase II Mall Buyer and repayment of the Phase II Mall Construction Loan if the Phase II Mall Buyer is obligated to purchase such equity interests (or waives any unsatisfied conditions and completes such purchase); and

(iv)                  After making or causing to be made the deposit specified in clause (ii) above and indefeasible payment of the Phase II Mall Construction Loan, the Phase II Mall Agent and the Phase II Mall Lenders shall be released from all further obligations hereunder other than those which survive the expiration of or earlier termination of this Agreement.  After making or causing to be made the deposit specified in clause (iii) above (to the extent any such deposit is required) and indefeasible payment of the Phase II Mall Construction Loan, the Phase II Mall Borrowers shall be released from all further obligations hereunder other than those which survive the expiration of or earlier termination of this Agreement.

(e)           From the Phase II Mall Release Date through the Final Completion Date, all amounts which would, but for the funding and release contemplated under Section 2.8(d), be required to be provided by the Phase II Mall Lenders or withdrawn from the Phase II Mall Equity Account, the Phase II Mall Loan Proceeds Account, the Phase II Mall Cash Management Account or the Supplemental Mall Cash Account shall be satisfied through withdrawals or advances from Phase II Hotel/Casino Funding Sources.

After indefeasible payment of the Phase II Mall Construction Loan Obligations, the Phase II Mall Agent and the Phase II Mall Lenders shall (at the Phase II Mall Borrowers’ expense) execute, acknowledge and deliver to the Phase II Mall Borrowers and the Disbursement Agent such documents and instruments, including UCC-3 termination statements, as may reasonably be necessary to release such Persons and their respective assets from any and all further obligations to, and Liens in favor of, the Phase II Mall Agent under the Phase II Mall Construction Loan Agreement and the Phase II Mall Security Documents.

2.9           Substantial Completion Date Procedures.

(a)           No less than ten (10) days prior to the anticipated Substantial Completion Date, LCR and (except after the Phase II Mall Release Date) the Phase II Mall Borrowers shall deliver to the Construction Consultant, the Disbursement Agent and the Funding Agents an executed Substantial Completion Certificate with all attachments thereto.  The Substantial Completion Certificate shall indicate the anticipated Substantial Completion Date and set forth all the other information required thereby.

(b)           The Disbursement Agent and the Construction Consultant shall review the Substantial Completion Certificate.  In the event that the Disbursement Agent or the Construction Consultant discovers any mathematical or other minor errors therein they shall request and (except after the Phase II Mall Release Date) the Phase II Mall

Borrowers to revise and resubmit the certificate.  Within five (5) days after its receipt of the Substantial Completion Certificate, the Construction Consultant shall deliver to the Disbursement Agent, the Funding Agents, and LCR and (except after the Phase II Mall Release Date) the Phase II Mall Borrowers, the Construction Consultant’s Substantial Completion Certificate.

(c)           Within five (5) Banking Days after receipt by the Disbursement Agent of the Construction Consultant’s Substantial Completion Certificate approving the Substantial Completion Certificate, the Disbursement Agent shall, subject to its determination that the required documentation has been delivered in the form required by this Agreement and executed by the appropriate parties, forward the same to LCR, the Bank Agent and (except after the Phase II Mall Release Date) the Phase II Mall Borrowers and the Phase II Mall Agent.  The act of forwarding such documentation shall be deemed to be the Disbursement Agent’s confirmation that the required documentation has been delivered in the form required by this Agreement.

2.10         Final Completion Procedures.  On the Final Completion Date, the Disbursement Agent shall (a) withdraw all remaining funds from the Bank Proceeds Account and deliver such funds to the Bank Agent and (b) release to the account specified in the Final Completion Certificate delivered by LCR and (except after the Phase II Mall Release Date) the Phase II Mall Borrowers all other amounts on deposit in the other Accounts.

2.11         No Approval of Work.  The making of any Advance shall not be deemed an approval or acceptance by the Disbursement Agent, any Funding Agent or any Lender of any work, labor, supplies, materials or equipment furnished or supplied with respect to the Phase II Project.

2.12         Security.  All funds advanced by the Bank Lenders or the Phase II Mall Lenders hereunder to complete the Phase II Project or to protect the rights and interests of the Bank Secured Parties and the Phase II Mall Secured Parties under their respective Financing Agreements are deemed to be obligatory advances and are to be added to the total indebtedness secured by each of the respective Facilities’ Deeds of Trust.  All sums so advanced shall be secured by each such Deed of Trust with the same priority of lien as the security for any other obligations secured thereunder.

ARTICLE 3 -
CONDITIONS PRECEDENT

3.1           Conditions Precedent to the Effective Date.  The effective date of this Agreement (the “Effective Date”) is subject to the prior satisfaction or waiver of each of the conditions precedent set forth in Section 4.1 of the Bank Credit Agreement and Section 3.1 of the Phase II Mall Construction Loan Agreement and each of the conditions precedent hereinafter set forth in this Section 3.1 in form and substance satisfactory to each of the Bank Arranger, the Bank Agent and the Phase II Mall Agent in its sole discretion.  Subject to Section 3.6, by executing this Agreement, each of the Bank Arranger, the Bank Agent and the Phase II Mall Agent shall be deemed to have confirmed that each of the conditions precedent described in the preceding sentence has been satisfied (except to the extent expressly waived by the applicable Persons) and that the Effective Date has occurred.

3.1.1        Effective Date Documents.  Delivery to each Funding Agent, the Bank Arranger and the Disbursement Agent (with such number of originally executed copies as they may reasonably request) of (a) true and correct copies of each Effective Date Document, all of which shall be in form and substance reasonably satisfactory to the Bank Arranger and each Funding Agent and shall have been duly authorized, executed and delivered by the parties thereto, and each such Effective Date Document shall be certified by an Authorized Representative of LCR and the Phase II Mall Borrowers which are parties thereto as of the Effective Date as being true, complete and correct and in full force and effect, (b) evidence reasonably satisfactory to each Funding Agent and the Bank Arranger that each such Effective Date Document is in full force and effect and that no party to any such document is or, but for the passage of time or giving of notice or both will be, in breach of any obligation thereunder (including that no Phase II Mall Major Event or any other event that could entitle the Phase II Mall Buyer to terminate the Phase II Mall Purchase Agreement shall have occurred) (other than (i)  any breaches which would not reasonably be expected to have a Material Adverse Effect and (ii) any breaches by the Phase II Mall Buyer under the Phase II Mall Purchase Agreement) and (c) true and correct copies of all payment and/or performance bonds (if any) delivered to LCR pursuant to any Contracts or Subcontracts then in effect.

3.1.2        Insurance.

(a)           Policies.  Insurance complying in all material respects with the requirements of Exhibit O, Section 5.12 hereof and Section 3.6 of the Phase II Mall Purchase Agreement shall be in place and in full force and effect.

(b)           Insurance Certificates.  Delivery to each Funding Agent, the Disbursement Agent and the Bank Arranger of (i) a certificate, in substantially the form of Exhibit B-4 attached hereto and otherwise in form and substance reasonably satisfactory to each Funding Agent and the Bank Arranger from the insurance broker(s) for LCR and the Phase II Mall Borrowers, dated as of the Effective Date and identifying underwriters, type of insurance, insurance limits and policy terms, listing the special provisions required as set forth in Exhibit O and in Section 3.6 of the Phase II Mall Purchase Agreement, describing the insurance obtained and stating that such insurance is in full force and effect and that all premiums then due thereon have been paid and that, in the such insurance broker’s opinion, such insurance complies with Exhibit O and Section 3.6 of the Phase II Mall Purchase Agreement, and (ii) certified copies of all policies evidencing such insurance (or a binder, commitment or certificates signed by the insurer or a broker authorized to bind the insurer along with a commitment to issue the policies within 45 days after the Effective Date) naming the Disbursement Agent, the Funding Agents and the Lenders as additional insureds and otherwise in form and substance reasonably satisfactory to each Funding Agent and the Bank Arranger.

(c)           Insurance Advisor’s Certificate.  Delivery to each Funding Agent, the Disbursement Agent and the Bank Arranger of the Insurance Advisor’s Effective Date Certificate substantially in the form of Exhibit B-3, with the Insurance Advisor’s report attached thereto in form and substance reasonably satisfactory to each Funding Agent and the Bank Arranger.

(d)           Matters Relating to Flood Hazards.  Delivery to each Funding Agent, the Disbursement Agent and the Bank Arranger of (i) evidence, which may be in the form of a letter from an insurance broker, a municipal engineer or the surveyor delivering the survey described in Section 3.1.13, as to whether the Phase II Site, the Phase II Mall Space or any portion thereof is located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards and if so, whether the community in which the Phase II Site, the Phase II Mall Space or any portion thereof is located participates in the National Flood Insurance Program, (ii) if the Phase II Site, the Phase II Mall Space or any portion thereof is located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards, written acknowledgement from LCR and the Phase II Mall Borrowers of receipt of written notification from each Funding Agent and the Disbursement Agent (A) that such property is located in a special flood hazard area and (B) as to whether the community in which such property is located is participating in the National Flood Insurance Program, and (c) in the event the Phase II Site, the Phase II Mall Space or any portion thereof is located in a community that participates in the National Flood Insurance Program, evidence that LCR and the Phase II Mall Borrowers have obtained flood insurance in respect of such property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System.

3.1.3        Project Security.  The Security Documents, in the form attached to the applicable Facility Agreement (with such changes as are reasonably satisfactory to the Funding Agents party thereto and (in the case of the Bank Security Documents) the Bank Arranger), shall have been executed and delivered to the Secured Parties thereunder and be in full force and effect and all actions necessary or desirable, including all filings, in the reasonable opinion of the Funding Agents party thereto and (in the case of the Bank Security Documents) the Bank Arranger to perfect the security interests granted therein as a valid security interest over the applicable Project Security having the priority contemplated therefor by this Agreement, the Intercreditor Agreement and the Security Documents shall have been completed.  All property, rights and assets then required for the Phase II Project shall be free and clear of all Liens except Permitted Liens.

3.1.4        Effective Date Certificates.  Delivery to each Funding Agent, the Bank Arranger and the Disbursement Agent of the Effective Date Certificate substantially in the form of Exhibit B-1, signed by an Authorized Representative of LCR and each Phase II Mall Borrower, with all attachments, exhibits and certificates required thereby.

3.1.5        Construction Consultant’s Certificate and Report.  Delivery to each Funding Agent, the Bank Arranger and the Disbursement Agent of the Construction Consultant’s Effective Date Certificate substantially in the form of Exhibit B-2, with the Construction Consultant’s Report attached thereto in form and substance reasonably satisfactory to each Funding Agent and the Bank Arranger.

3.1.6        Project Budget.  Delivery to each Funding Agent, the Bank Arranger, the Disbursement Agent and the Construction Consultant of a budget in the form of Exhibit H (as amended from time to time in accordance with the terms hereof, the “Project Budget”) for all anticipated Project Costs (including, without limitation, Project Costs incurred prior to, as well as after, the Effective Date, and Debt Service under the Phase II Mall Construction Loan), which includes a drawdown schedule for Advances necessary to achieve Final Completion and such other information as any of the Bank Agent, the Phase II Mall Agent, the Bank Arranger, the Disbursement Agent or the Construction Consultant may reasonably require, together with a balanced statement of sources and uses of proceeds (and any other funds necessary to complete the Phase II Project ), broken down by Construction Component, Line Item Category and Line Item, which Project Budget shall be satisfactory to the Construction Consultant, as and to the extent certified to in the Construction Consultant’s Effective Date Certificate.

3.1.7        Project Schedule.  Delivery to each Funding Agent, the Bank Arranger, the Disbursement Agent and the Construction Consultant of a schedule for construction and completion of each Construction Component and the Phase II Project as a whole in the form of Exhibit I (as amended from time to time in accordance with the terms hereof, the “Project Schedule”) which demonstrates that the Phase II Mall Substantial Completion will occur by the Phase II Mall Outside Substantial Completion Date (as determined on the date of delivery of such schedule) and that Substantial Completion of the Phase II Project will occur on or before the Outside Completion Deadline and which is otherwise reasonably satisfactory to the Construction Consultant, as certified to in the Construction Consultant’s Effective Date Certificate.

3.1.8        Events of Default.  No Event of Default or Potential Event of Default shall have occurred and be continuing and an Authorized Representative of each of LCR and the Phase II Mall Borrowers shall have delivered a certificate to the Funding Agents and the Disbursement Agent to such effect.

3.1.9        Permits.

(a)           All material Permits described in Exhibit M as required to have been obtained by LCR, the Phase II Mall Borrowers or any other Person by the Effective Date shall have either (a) been received and shall be in full force and effect, and all applicable waiting periods with respect thereto shall have expired without any action being taken by any applicable authority or (b) been received pending the expiration of any such applicable waiting period and shall be reasonably expected to be obtained upon the termination of such waiting period, and all further such approvals to be obtained between the Effective Date and the anticipated Substantial Completion Date and the Phase II Mall Substantial Completion Date are reasonably expected to be obtained without material difficulty prior to the time that it becomes required; and

(b)           With respect to any of the Permits described in Exhibit M as not yet required to be obtained, (i) each such Permit (except approval by the applicable Governmental Instrumentalities under Nevada subdivision law of the creation of the separate parcels which are to comprise the Phase II Mall Air Parcel) is of a type that is routinely granted following application and (ii) no facts or circumstances exist which indicate that any such Permit will not be obtainable prior to the time that it becomes required.

3.1.10      Phase II Mall Purchase Agreement.  Delivery to each of the Phase II Mall Agent and the Bank Agent of (a) a true and correct copy of the Phase II Mall Purchase Agreement, the Phase II Mall PA Assignment Agreement and any supplements or amendments thereto, all of which shall be in form and substance satisfactory to the Phase II Mall Agent, the Bank Agent and the Bank Arranger and shall have been duly authorized, executed and delivered by the parties thereto, and shall be certified by an Authorized Representative of each of the Phase II Mall Borrowers and LCR as being true, complete and correct and in full force and effect and (b) evidence satisfactory to each of the Phase II Mall Agent, the Bank Agent and the Bank Arranger that no party to the Phase II Mall Purchase Agreement is, or but for the passage of time or giving of notice or both will be, in breach of any obligation thereunder.

3.1.11      Availability of Services, Materials and Utilities.  The Construction Consultant shall have become satisfied, as certified to in the Construction Consultant’s Effective Date Certificate, that arrangements, which are reflected accurately in the Project Budget, shall have been or will be made on commercially reasonable terms for the provision of all services, materials and utilities necessary for the construction, operation and maintenance of the Phase II Project as contemplated by the Operative Documents and the Final Plans and Specifications.

3.1.12      Establishing of Accounts.  Each of the Accounts shall have been established pursuant to this Agreement and the Collateral Account Agreements.

3.1.13      A.L.T.A. Surveys.  The Disbursement Agent and each Funding Agent shall have received A.L.T.A. surveys of the Phase II Site, the Walgreen’s Air Space, the Phase II Site Easements, and the Walgreen’s Air Space Easements, each satisfactory in form and substance to the Title Insurer, each Funding Agent and the Bank Arranger, reasonably current and certified to each such Person by a licensed surveyor satisfactory to each such Person, showing (a) as to the Phase II Site and the Walgreen’s Air Space, the exact location and dimensions thereof, including the location of all means of access thereto and all easements relating thereto and showing the perimeter within which all foundations are or are to be located; (b) as to the Phase II Site Easements and the Walgreen’s Air Space Easements, the exact location and dimensions thereof to the extent capable of being described, including the location of all means of access thereto, and all improvements or other encroachments in or on the Phase II Site Easements and the Walgreen’s Air Space Easements, respectively; (c) the existing utility facilities (if any) that service or will service the Phase II Project (including water, electricity, gas, telephone, sanitary sewer and storm water distribution and detention facilities); (d) that such existing improvements do not encroach or interfere with adjacent property or existing easements or other rights (whether on, above or below ground), and that there are no gaps, gores, projections, protrusions or other survey defects other than Permitted Encumbrances; (e) whether the Phase II Site, the Walgreen’s Air Space or any portion thereof is located in a flood hazard zone; and (f) that there are no other matters that could reasonably be expected to be disclosed by a survey constituting a defect in title other than Permitted Encumbrances.

3.1.14      Title Policies.  LCR shall have delivered to the Bank Agent a lender’s A.L.T.A. policy of title insurance, or a commitment to issue such policy, in the amount of $1,010,000,000, and the Phase II Mall Borrowers shall have delivered to the Phase II Mall Agent a lender’s A.L.T.A. policy of title insurance, or a commitment to issue such policy, in the amount of $250,000,000.  Each such policy or commitment shall (i) include such endorsements as are required by the applicable Funding Agent and, with respect to the $1,010,000,000 title policy, the Bank Arranger, (ii) be reinsured by such reinsurance as is satisfactory to the applicable Funding Agent and, with respect to the $1,010,000,000 title policy, the Bank Arranger, (iii) be issued by the Title Insurer in form and substance satisfactory to the applicable Funding Agent and, with respect to the $1,010,000,000 title policy, the Bank Arranger, and (iv) insure (or agree to insure) that:

(A)          LCR has a good and marketable fee simple title to the Phase II Site and the Phase II Site Easements, in each case free and clear of liens, encumbrances or other exceptions to title except those exceptions specified on Exhibit N-1 (“LCR Permitted Encumbrances”); and Phase II Mall Subsidiary has good and marketable fee simple title to the portions of the Phase II Mall Space which are separate parcels and all rights with respect to the leasehold estate created by the Phase II Mall Air Space Lease and to the Phase II Mall Easements, in each case free and clear of all liens, encumbrances and other exceptions to title except those exceptions specified in Exhibit N-2 (“Phase II Mall Subsidiary Permitted Encumbrances”); and

(B)           each Deed of Trust is (or will be when recorded) a valid lien on the Trust Estate (as defined in each Deed of Trust) entitled to the priority described therein, free and clear of all liens, encumbrances and exceptions to title whatsoever, other than (i) LCR Permitted Encumbrances, in the case of the Bank Deed of Trust (Phase II) and the Bank Deed of Trust (Phase I/IA) and (ii) Phase II Mall Subsidiary Permitted Encumbrances, in the case of the Phase II Mall Deed of Trust and the Phase II Mall Intercompany Loan Deed of Trust.

3.1.15      Other Documents.  The Disbursement Agent, the Bank Arranger and each Funding Agent shall have received such other documents and evidence as each such Person may reasonably request in connection with the transactions contemplated hereby.

3.1.16      Plans and Specifications.  LCR and the Phase II Mall Borrowers shall have delivered to the Construction Consultant Plans and Specifications for each Construction Component which (x) include the Phase II Hotel/Casino Initial Construction Plans and Specifications, the Phase II Mall Initial Plans and the Phase II Mall Initial Construction Plans and Specifications to the extent already agreed upon with the Phase II Mall Buyer pursuant to the Phase II Mall Purchase Agreement, (y) otherwise comply with the requirements of the Phase II Mall Purchase Agreement and (z) are otherwise in form and substance reasonably satisfactory to the Construction Consultant, as certified to in the Construction Consultant’s Effective Date Certificate.  Subject to (a)(i) finalizing the Plans and Specifications in a manner consistent with the standards set forth on Exhibit J and (ii) agreeing with the Phase II Mall Buyer on the Phase II Mall Initial Construction Plans and Specifications and finalizing them such that they become the Phase II Mall Final Construction Plans and Specifications and (b) submission of the finalized Plans and Specifications to the proper Governmental Instrumentality for any required approval, such Plans and Specifications shall constitute Final Plans and Specifications.

3.1.17      Lien Releases.  LCR and the Phase II Mall Borrowers shall have delivered or caused to be delivered to the Disbursement Agent, each Funding Agent, the Bank Arranger and the Title Company:

(a)           Unconditional Releases.  Duly executed acknowledgments of payments and unconditional releases of mechanics’ and materialmen’s liens in the form of Exhibit Q or otherwise in form and substance reasonably satisfactory to each Funding Agent from each Contractor and Subcontractor performing work and/or providing services or materials with a value or contract price in excess of $1,500,000 (subject to an aggregate limit of $50,000,000, after which acknowledgements and releases shall be provided from each Contractor and Subcontractor regardless of the value or contract price of the work, services or materials being performed or provided by such Person) for all work, services and materials, including equipment and fixtures of all kinds, done, performed or furnished for the construction of the Phase II Project through the calendar month ended at least 30 days prior to the calendar month in which the Effective Date occurs, except for such work, services and materials the payment for which (i) is being disputed in good faith, by appropriate means and (ii) as applicable, LCR or the Phase II Mall Borrowers have provided appropriate reserves either through funds on deposit in the Lien Protection Account or an allocation in the Anticipated Cost Report which in the aggregate with all other amounts so reserved shall not exceed $20,000,000; and

(b)           Conditional Releases.  Duly executed acknowledgments of payments and releases of mechanics’ and materialmen’s liens in the form of Exhibit R or otherwise in form and substance reasonably satisfactory to each Funding Agent from each Contractor and Subcontractor performing work and/or providing services or materials with a value or contract price in excess of $1,500,000 (subject to an aggregate limit of $50,000,000, after which acknowledgements and releases shall be provided from each Contractor and Subcontractor regardless of the value or contract price of the work, services or materials being performed or provided by such Person) for all work, services and materials, including equipment and fixtures of all kinds, done, performed or furnished for the construction of the Phase II Project through the calendar month ended immediately prior to the calendar month in which the Effective Date occurs, conditioned only upon receiving payment of a specified amount, except for such work, services and materials the payment for which (i) is being disputed in good faith, by appropriate means and (ii) as applicable, LCR or the Phase II Mall Borrowers have provided appropriate reserves either through funds on deposit in the Lien Protection Account or an allocation in the Anticipated Cost Report which in the aggregate with all other amounts so reserved shall not exceed $20,000,000.

3.1.18      Litigation.  No action, suit or proceeding of any kind shall have been instituted or, to the knowledge of LCR and the Phase II Mall Borrowers, pending or threatened, including actions or proceedings of or before any Governmental Instrumentality, to which any Loan Party, the Phase II Project or, to the knowledge of LCR and the Phase II Mall Borrowers, any other party to a Contract which is a Material Project Document, is a party or is subject, or by which any of them or any of their properties or the Phase II Project are bound that could reasonably be expected to have a Material Adverse Effect and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding if the same is reasonably expected to have a Material Adverse Effect.

3.1.19      Environmental Report.  The Funding Agents shall have received a report in form, scope and substance reasonably satisfactory to them regarding the environmental matters pertaining to the Phase II Site which report includes (x) a “Phase I” environmental site assessment and (y) a current compliance audit setting forth an assessment of the Phase II Site, current and past compliance with the Environmental Laws and an estimate of the cost of rectifying any non-compliance with the Environmental Laws.  The Funding Agents shall have received, with respect to items (x) and (y) above, a reliance letter in connection therewith running to the benefit of the Agents and the Lenders.

3.2           Conditions Precedent to Equity Advances Prior to Initial Loan Advances.  Prior to the Initial Bank Advance Date, LCR may, from time to time, cause cash equity contributions to be deposited into the Phase II Hotel/Casino Equity Account, the Disbursement Account and/or the Phase II Hotel/Casino Cash Management Account.  Prior to the Initial Mall Advance Date, the Phase II Mall Borrowers may, from time to time, cause cash equity contributions to be deposited into the Phase II Mall Equity Account, the Disbursement Account and/or the Phase II Mall Cash Management Account.  The conditions to Advances set forth in this Section 3.2 apply to Advances from (a) the Phase II Hotel/Casino Equity Account, the Phase II Hotel/Casino Cash Management Account and the Disbursement Account (with respect to funds deposited therein by LCR), in each case, at any time prior to the Initial Bank Advance Date and (b) the Phase II Mall Equity Account, the Phase II Mall Cash Management Account and the Disbursement Account (with respect to funds deposited therein by the Phase II Mall Borrowers), in each case, at any time prior to the Initial Mall Advance Date.  Accordingly, with respect to each Advance to which this Section applies, upon the request of LCR and the Phase II Mall Borrowers, the Disbursement Agent shall release the requested funds from the applicable Account notwithstanding the fact that the conditions set forth in Section 3.5 (other than Sections 3.5.4 and 3.5.15) have not been satisfied.  Notwithstanding any other items required to be set forth in an Advance Request, any Advance Request submitted by LCR and the Phase II Mall Borrowers with respect to Advances under this Section 3.2 needs only to include the date of the requested Advance from the applicable Account, the amount of such Advance, the payees and/or Accounts to which such Advance shall be paid and/or transferred and a certification to the effect that the conditions set forth in Section 3.5.15 are satisfied)).  Each of LCR, Phase II Mall Holding and Phase II Mall Subsidiary acknowledge, however, that any inability on its or their part to satisfy the conditions set forth in Section 3.5 shall not affect its and their obligation to satisfy all such conditions at such time that an Advance is requested from any Facility in accordance with Section 3.3, 3.4 or 3.5.  Further, in the event funds are disbursed to Phase II Mall Subsidiary from the Phase II Mall Equity Account, the Disbursement Account and/or the Phase II Mall Cash Management Account or to LCR from the Phase II Hotel/Casino Equity Account, the Disbursement Account and/or the Phase II Hotel/Casino Cash Management Account without satisfying the conditions set forth in Section 3.5, any funds so released and expended will only be taken into consideration for purposes of Sections 3.3.2, 3.4.2 or 3.5.17 to the extent such funds have been applied to pay Project Costs in accordance with the Project Budget and the Plans and Specifications, as confirmed by the Construction Consultant in the Construction Consultant’s Advance Certificate.

3.3           Conditions Precedent to Initial Mall Advance.  The obligation of each Phase II Mall Lender to make the initial Advance under the Phase II Mall Construction Loan pursuant to this Agreement (the “Initial Mall Advance”) is subject to the prior satisfaction of each of the conditions precedent set forth in the Phase II Mall Construction Loan Agreement and hereinafter set forth in this Section 3.3, in each case as reasonably determined by the Phase II Mall Agent unless otherwise waived by the Phase II Mall Agent (in its sole discretion) pursuant to Section 3.7.

3.3.1        Conditions Precedent to Each Advance Satisfied.  The conditions set forth in Sections 3.1 and 3.5 shall have been satisfied (or waived in accordance with Section 3.7), as certified by LCR and the Phase II Mall Borrowers in the initial Advance Request for the Initial Mall Advance.

3.3.2        Funding of Equity.  Delivery to the Phase II Mall Agent of evidence reasonably satisfactory to the Phase II Mall Agent and the Construction Consultant that the Phase II Mall Intercompany Loan has been applied (or will be applied on the Initial Mall Advance Date) to the payment of Project Costs (exclusive of costs related to the acquisition and/or leasing of any portion of the Phase II Mall Air Space where any Loan Party is the tenant or the Phase II Hotel/Casino Retail Store Space) allocated pursuant to the Project Budget to the Phase II Mall, as certified to by the Construction Consultant in the Construction Consultant’s Advance Certificate.

3.3.3        Phase II Mall Air Parcel.  The Phase II Mall Borrowers shall have completed the actions contemplated in Section 5.11(b) with respect to the  Lido Air Space and the combined value of the Lido Air Space (which shall be a separate lot) and the Walgreen’s Air Space and the Vagabond Air Space (which shall be separate leasehold estates) shall be no less than $27,000,000 as shown in a FIRREA appraisal.  The Bank Agent shall deliver a subordination agreement substantially in the form of Exhibit X-1 for recording against the Phase II Site pursuant to which the Liens held by the Bank Agent shall be subject and subordinate to the Phase II Mall Air Space Lease.

3.3.4        Project Documents.  Delivery to the Disbursement Agent, the Phase II Mall Agent and the Construction Consultant, each in form and substance reasonably satisfactory to the Disbursement Agent and the Phase II Mall Agent (all in consultation, where applicable, with the Construction Consultant), of executed copies of:

(a)           all Contracts with a contract price (or value) in excess of $10,000,000 then in effect, which Contracts shall be consistent with the Project Budget, the Project Schedule and the Plans and Specifications, as certified in the Advance Request delivered by the Phase II Mall Borrowers and the Construction Consultant’s Advance Certificate;

(b)           the Subguard Insurance Policy (as amended to name the Disbursement Agent as the loss payee), or payment and performance bonds reasonably acceptable to the Phase II Mall Agent, shall be in full force and effect; and

(c)           each Initial Bank Advance Document then available, conforming with the requirements of Section 3.4.3.

3.3.5        A.L.T.A. Surveys.  The Disbursement Agent and each Funding Agent shall have received A.L.T.A. surveys of the Phase II Mall Air Space and  the Phase II Mall Space Easements related thereto, each satisfactory in form and substance to the Title Insurer, each Funding Agent and the Bank Arranger, reasonably current and certified to each such Person by a licensed surveyor satisfactory to each such Person, showing (a) as to the Phase II Mall Air Space, the exact location and dimensions thereof, including the location of all means of access thereto and all easements relating thereto and showing the perimeter within which all foundations are or are to be located; (b) as to such Phase II Mall Space Easements, the exact location and dimensions thereof to the extent capable of being described, including the location of all means of access thereto, and all improvements or other encroachments in or on  such Phase II Mall Space Easements, respectively; (c) the existing utility facilities (if any) that service or will service the Phase II Project (including water, electricity, gas, telephone, sanitary sewer and storm water distribution and detention facilities); (d) that such existing improvements do not encroach or interfere with adjacent property or existing easements or other rights (whether on, above or below ground), and that there are no gaps, gores, projections, protrusions or other survey defects other than Permitted Encumbrances; (e) whether the Phase II Mall Air Space or any portion thereof is located in a flood hazard zone; and (f) that there are no other matters that could reasonably be expected to be disclosed by a survey constituting a defect in title other than Permitted Encumbrances.

3.3.6        Phase II Mall Recognition Agreement.  The Phase II Mall Agent and the Bank Agent shall have received executed counterparts from the Phase II Mall Buyer, LCR and the Phase II Mall Borrowers of a recognition agreement with respect to the Phase II Mall Purchase Agreement which conforms to the requirements of Section 5.13 of the Phase II Mall Construction Loan Agreement (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, the “Phase II Mall Recognition Agreement”) and any supplements or amendments thereto, all of which shall have been duly authorized, executed and delivered by the parties thereto, and shall be certified by an Authorized Representative of each of the Phase II Mall Borrowers and LCR as being true, complete and correct and in full force and effect.

3.4           Conditions Precedent to Initial Bank Advance.  The obligation of each Bank Lender to make the initial Advance under the Bank Facilities pursuant to this Agreement (the “Initial Bank Advance”) is subject to the prior satisfaction of each of the conditions precedent hereinafter set forth in this Section 3.4, in each case as reasonably determined by the Bank Agent unless otherwise waived by the Bank Agent (in its sole discretion) pursuant to Section 3.7.  Any confirmation or approval required to be delivered by the Bank Arranger in connection with the satisfaction of any condition precedent set forth in this Sections 3.4 or 3.5 shall be in writing.

3.4.1        Conditions Precedent to Each Advance Satisfied.  The conditions set forth in Section 3.1 and Section 3.5 shall have been satisfied (or waived in accordance with Section 3.7), as certified by LCR and the Phase II Mall Borrowers in the initial Advance Request.

3.4.2        Funding of Equity.  Delivery to the Bank Agent of evidence reasonably satisfactory to the Bank Agent and the Construction Consultant that cash in the aggregate amount of Five Hundred and Fifty-Two Million Dollars ($552,000,000) has been irrevocably and unconditionally contributed to LCR and that such contributions have been applied by LCR to payment of Project Costs (exclusive of costs related to the acquisition of any portion of the Phase II Site or the Phase II Mall Site) allocated pursuant to the Project Budget to the Phase II Hotel/Casino, as certified to by the Construction Consultant in the Construction Consultant’s Advance Certificate.

3.4.3        Initial Bank Advance Documents.  Delivery to each Funding Agent, the Bank Arranger, the Construction Consultant and the Disbursement Agent (with such number of originally executed copies as they may reasonably request) of (a) true and correct copies of each

Initial Bank Advance Document, all of which shall be in form and substance reasonably satisfactory to the Disbursement Agent, the Bank Agent and the Bank Arranger’s Counsel and (in the case of the Cooperation Agreement, the COREA and the Phase II HVAC Services Agreements) the Phase II Mall Agent and the Bank Arranger (all in consultation, where applicable, with the Construction Consultant), and shall have been duly authorized, executed and delivered by the parties thereto, and each such Initial Bank Advance Document shall be certified by an Authorized Representative of LCR and the Phase II Mall Borrowers as of the Initial Bank Advance Date as being true, complete and correct and (to the best of LCR’s knowledge with respect Persons that are not Loan Parties) in full force and effect, (b) evidence satisfactory to the Disbursement Agent, the Bank Agent and the Bank Arranger’s Counsel and (in the case of the Cooperation Agreement, the COREA and the Phase II HVAC Services Agreements) the Phase II Mall Agent and the Bank Arranger that each such Initial Bank Advance Document is in full force and effect and no party to any such document is or, but for the passage of time or giving of notice or both will be, in breach of any obligation thereunder (including that no Phase II Mall Major Event or any other event that could entitle the Phase II Mall Buyer to terminate the Phase II Mall Purchase Agreement shall have occurred) (other than (i)  any breaches which would not reasonably be expected to have a Material Adverse Effect, and (ii) any breaches by the Phase II Mall Buyer under the Phase II Mall Purchase Agreement), and (c) true and correct copies of all payment and/or performance bonds delivered to LCR pursuant to any Contracts or Subcontracts.

3.4.4        A.L.T.A. Surveys.  If the Bank Agent did not approve in writing the A.L.T.A. surveys described in Section 3.3.5, then the Disbursement Agent and the Bank Agent shall have received the A.L.T.A. surveys and conforming to the requirements of Section 3.3.5.

3.4.5        Title Policy and Endorsement.  If a commitment to issue title insurance was delivered pursuant to Section 3.1.14, the policy of title insurance conforming with the requirements of Section 3.1.14 shall be delivered to the Bank Agent and a commitment from the Title Insurer, attached to the initial Advance Request with respect to the Bank Facilities, evidencing the Title Insurer’s unconditional commitment to issue an endorsement to each of the Bank Agent’s and the Phase II Mall Agent’s Title Policy in the form satisfactory to the Funding Agents and the Bank Arranger insuring the continuing priority of the Lien of each Deed of Trust with respect to the collateral covered thereby, including, without limitation, the Cooperation Agreement (as amended to cover the relationship between the Phase II Hotel/Casino and the Phase II Mall) and the COREA.

3.5           Conditions Precedent to Each Advance.  Except as set forth in Section 3.2, the obligations of each Funds Provider to make any Advances hereunder (including the Initial Mall Advance in accordance with Section 3.3 and the Initial Bank Advance in accordance with Section 3.4) are subject to the prior satisfaction of each of the following conditions precedent or waiver of conditions precedent pursuant to Section 3.7:

3.5.1        Operative Documents.  Each Financing Document shall be in full force and effect and each Project Document shall be in full force and effect, without amendment since the respective date of its execution and delivery, and in a form which was approved by the Bank Agent, the Phase II Mall Agent, the Bank Arranger, the Bank Arranger’s Counsel and/or the Disbursement Agent, under Section 3.1, 3.3 or 3.4 (in each case to the extent approval was required under such sections), except (a) as permitted pursuant to Section 6.1, and (b) to the extent the applicable Loan Party has entered into a replacement Operative Document to the extent permitted by Section 7.1.6 or if pursuant to such Section the applicable Loan Party is not required to enter into a replacement Operative Document, and each certificate delivered by LCR and/or the Phase II Mall Borrowers with respect to any such document shall be true and correct in all material respects, as certified by such Person(s) in the relevant Advance Request.  If the Master Lease has been executed and delivered by LCR and the Phase II Mall Subsidiary, the Bank Agent shall have delivered the non-disturbance agreement in the form of Exhibit X-2 which shall be in full force and effect.

3.5.2        Representations and Warranties.  Each representation and warranty of (a) LCR and the Phase II Mall Borrowers and each other Loan Party set forth in Article 4 or in any of the other Financing Agreements and Material Project Documents to which it is a party shall be true and correct in all material respects as if made on such date (except that any representation and warranty that relates expressly to an earlier date shall be deemed made only as of such earlier date), and (b) LCR and the Phase II Mall Borrowers’ knowledge, of each other party to a Material Project Document set forth in any of Financing Agreements or Material Project Documents shall be true and correct in all material respects as if made on such date (except that any representation and warranty that relates expressly to an earlier date shall be deemed made only as of such earlier date) unless in the case of representations referred to in clause (b) the failure of any such representation and warranty to be true and correct could not reasonably be expected to have a Material Adverse Effect, in each case, as certified by LCR and the Phase II Mall Borrowers in the relevant Advance Request.

3.5.3        Events of Default.  No Event of Default or Potential Event of Default shall have occurred and be continuing or could reasonably be expected to result from such Advance, as certified by LCR and the Phase II Mall Borrowers in the relevant Advance Request.

3.5.4        Advance Request and Certificate.  LCR and the Phase II Mall Borrowers shall have delivered to the Disbursement Agent, the Funding Agents and the Construction Consultant an executed Advance Request for the requested Advance in accordance with Section 2.4.1(a), with all attachments, exhibits and certificates required thereby.  Such Advance Request shall request an Advance in an amount sufficient to pay all amounts due and payable for work performed on the Phase II Project through the last day of the period covered by such Advance Request.

3.5.5        Construction Consultant’s Advance Certificate.  Delivery to the Disbursement Agent of the Construction Consultant’s Advance Certificate with respect to the requested Advance as and when required by Section 2.4.1(c), substantially in the form of Exhibit C-2, approving (subject to the proviso in Section 2.4.1(c)) the corresponding Advance Request.

3.5.6        Lien Releases.  The Disbursement Agent and the Title Company shall have received:

(a)           Unconditional Releases.  Duly executed acknowledgments of payments and unconditional releases of mechanics’ and materialmen’s liens, in the form of Exhibit Q or otherwise in form and substance reasonably satisfactory to the Disbursement Agent, from each Contractor and Subcontractor performing work and/or providing services or materials with a value or contract price in excess of $1,500,000 (subject to an aggregate limit of $50,000,000, after which acknowledgements and releases shall be provided from each Contractor and Subcontractor regardless of the value or contract price of the work, services or materials being performed or provided by such Person) for all work, services and materials, including equipment and fixtures of all kinds, done, performed or furnished for the construction of the Phase II Project through the last day covered by the immediately preceding Advance Request, except for such work, services and materials the payment for which (i) is being disputed in good faith, by appropriate means and (ii) as applicable, LCR or the Phase II Mall Borrowers have provided appropriate reserves either through funds on deposit in the Lien Protection Account or an allocation in the Anticipated Cost Report which in the aggregate with all other amounts so reserved shall not exceed $20,000,000 (or such larger amount as may be reasonably approved from time to time by the Funding Agents).

(b)           Conditional Releases.  Duly executed acknowledgments of payments and releases of mechanics’ and materialmen’s liens, in the form of Exhibit R or otherwise in form and substance reasonably satisfactory to the Disbursement Agent, from each Contractor and Subcontractor performing work and/or providing services or materials with a value or contract price in excess of $1,500,000 (subject to an aggregate limit of $50,000,000, after which acknowledgements and releases shall be provided from each Contractor and Subcontractor regardless of the value or contract price of the work, services or materials being performed or provided by such Person) for all work, services and materials, including equipment and fixtures of all kinds, done, performed or furnished for the construction of the Phase II Project from the last day covered by the immediately preceding Advance Request through the last day covered by the current Advance Request, conditioned upon receiving payment from the proceeds of the requested Advance, except for work, services or materials the payment for which (i) is being disputed in good faith, by appropriate means and (ii) as applicable, LCR or the Phase II Mall Borrowers have provided appropriate reserves either through funds on deposit in the Lien Protection Account or an allocation in the Anticipated Cost Report which in the aggregate with all other amounts so reserved shall not exceed $20,000,000 (or such larger amount as may be reasonably approved from time to time by the Funding Agents).

3.5.7        Title Policy Endorsement.  The Disbursement Agent shall have received a commitment from the Title Insurer, attached to the Advance Request, evidencing the Title Insurer’s unconditional commitment to issue an endorsement to each of the Bank Agent’s and the Phase II Mall Agent’s Title Policy in the form of a 122 CLTA Endorsement insuring the continuing priority of the Lien of each Deed of Trust as security for the requested Advance and confirming and/or insuring that (i) since the previous disbursement from the Disbursement Account, there has been no change in the condition of title unless permitted by the Financing Agreements, and (ii) there are no intervening liens or encumbrances which may then or thereafter take priority over the respective Liens of the Deeds of Trust (other than the Permitted Encumbrances and such intervening liens or encumbrances securing amounts the payment of which are being disputed in good faith by LCR or Phase II Mall Subsidiary, as applicable, so long as the Disbursement Agent has received confirmation from the applicable Funding Agents that the Title Insurer has delivered to such Funding Agents any endorsement to the respective Title Policies required or desirable to assure against loss to the Secured Parties due to the priority of such lien or encumbrance).

3.5.8        Permits.  LCR and the Phase II Mall Borrowers shall have certified in their Advance Request (and, as set forth in the Construction Consultant’s certificate related to such Advance Request, the Construction Consultant shall not have become aware of any inaccuracies therein) that:

(a)           all material Permits described in Exhibit M as required to have been obtained by LCR, the Phase II Mall Borrowers or any other Person by the date of such Advance shall have been issued and be in full force and effect and not subject to current legal proceedings or to any unsatisfied conditions (that are required to be satisfied by the date of the relevant requested Advance) that could reasonably be expected to lead to material modification or revocation, and all applicable appeal periods with respect thereto shall have expired; and

(b)           With respect to any of the material Permits described in Exhibit M as not yet required to be obtained, (i) each such Permit (except approval by the applicable Governmental Instrumentalities under Nevada subdivision law of the creation of the separate parcels which are to comprise the Phase II Mall Air Parcel) is of a type that is routinely granted following application and (ii) no facts or circumstances exist which indicate that any such Permit will not be obtainable prior to the time that it becomes required.

3.5.9        Additional Documents.  With respect to any Contracts that are Material Project Documents entered into or obtained, transferred or required (whether because of the status of the construction or operation of the Phase II Project or otherwise) since the date of the most recent Advance, the Disbursement Agent shall have received (a) a Consent in the form of Exhibit S or otherwise in form and substance reasonably satisfactory to the Bank Agent (and, if either or both of the Phase II Mall Borrowers are party to such Contract, then the Disbursement Agent shall also receive a Consent in the form of Exhibit I to the Phase II Mall Construction Loan Agreement), and (b) to the extent that the Disbursement Agent has not received the Subguard Insurance Policy acceptable to the Funding Agents (and, if prior to the Initial Bank Advance, the Bank Arranger), then the Disbursement Agent shall have received payment and performance bonds with respect to such Contract in form and substance reasonably satisfactory to the Funding Agents (and, if prior to the Initial Bank Advance, the Bank Arranger).

3.5.10      Plans and Specifications.  The Disbursement Agent and the Construction Consultant shall have received copies of all Plans and Specifications which, as of the date of the requested Advance Date, constitute Final Plans and Specifications subject, until such time as all Plans and Specifications have been prepared and completed by the Architect, to (a) agreeing with the Phase II Mall Buyer on the Phase II Mall Initial Construction Plans and Specifications and finalizing them such that they become the Phase II Mall Final Construction Plans and Specifications in a manner consistent with the standards set forth in the Phase II Mall Purchase Agreement (unless the Phase II Mall Buyer consents to any inconsistency) and Exhibit J (or as otherwise approved with a Required Scope Change Approval) (b) submission of the Phase II Mall Final Construction Plans and Specifications to the proper Governmental Instrumentality for any required approval (c) finalizing the Phase II Hotel/Casino Initial Construction Plans and Specifications such that they become Phase II Hotel/Casino Final Construction Plans and Specifications  in a manner consistent with the standards set forth in Exhibit J (or as otherwise approved with a Required Scope Change Approval) and (d) the submission of the Phase II Hotel/Casino Final Construction Plans and Specifications to the proper Governmental Instrumentality for any required approval.

3.5.11      Cash Management Accounts.  With respect to any Advance Request which requests that funds be deposited in the Phase II Hotel/Casino Cash Management Account or the Phase II Mall Cash Management Account, LCR and the Phase II Mall Borrowers each shall have substantiated to the Construction Consultant’s satisfaction (as set forth in the Construction Consultant’s certificate), in the manner contemplated by the Advance Request, that (x) the amounts previously drawn by LCR from the Phase II Hotel/Casino Cash Management Account have been used to pay Project Costs allocable to the Phase II Hotel/Casino in accordance with the Project Budget and this Agreement and (y) the amounts previously drawn by the Phase II Mall Borrowers from the Phase II Mall Cash Management Account have been used to pay Project Costs allocable to the Phase II Mall in accordance with the Project Budget and this Agreement.  After giving effect to the requested Advance, (from and after the Initial Bank Advance Date) the balance in the Phase II Hotel/Casino Cash Management Account will not exceed $6,500,000 and (from and after the Initial Mall Advance Date) the balance in the Phase II Mall Cash Management Account will not exceed $2,500,000.

3.5.12      Proceeds.  LCR and the Phase II Mall Borrowers shall be in compliance with Sections 5.1.1 and 5.5, and no demands for funds shall be outstanding under Section 5.5.

3.5.13      Fees and Expenses.  LCR and the Phase II Mall Borrowers shall have paid, or arranged for payment out of the requested Advance of, all fees, expenses and other charges then due and payable by it under this Agreement or under the other Financing Agreements or under any agreements between LVSI, VCR, LCR and/or the Phase II Mall Borrowers and any of the Independent Consultants to which LCR or a Phase II Mall Borrower is a party.

3.5.14      Insurance.  Insurance complying in all material respects with the requirements of Exhibit O, Section 5.12 and Section 3.6 of the Phase II Mall Purchase Agreement shall be in place and in full force and effect.

3.5.15      Project Security.  All of the Security Documents shall continue to be in full force and effect and all actions necessary or desirable (including all filings) in the reasonable opinion of the Disbursement Agent and the Funding Agents party thereto to perfect the security interests granted therein as a valid security interest over the applicable Project Security thereunder having the priority contemplated therefor by this Agreement and the Security Documents shall have been taken or made.  All property, rights and assets then required for the Phase II Project shall be free and clear of all encumbrances except for Permitted Liens and Permitted Encumbrances.

3.5.16      Litigation.  No action, suit or proceeding of any kind shall have been instituted or, to the knowledge of LCR and the Phase II Mall Borrowers, pending or threatened, including actions or proceedings of or before any Governmental Instrumentality, to which any Loan Party, the Phase II Project or, to the knowledge of LCR and the Phase II Mall Borrowers, any other party to a Contract which is a Material Project Document, is a party or is subject, or by which any of them or any of their properties or the Phase II Project are bound, that could reasonably be expected to have a Material Adverse Effect and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding if the same could reasonably be expected to have a Material Adverse Effect.

3.5.17      In Balance Requirement.  The Phase II Project shall be In Balance.

3.5.18      No Restriction.  No order, judgment or decree of any applicable court, arbitrator or governmental authority shall purport to enjoin or restrain any Funds Provider from making the Advances to be made by it on the requested Advance Date.

3.5.19      Violation of Certain Regulations.  The making of the requested Advance shall not violate any law including Regulation  T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

3.5.20      Subdivision of the Phase II Site.  Until such time as the Phase II Mall Air Parcel has been created and the Phase II Mall Air Parcel Creation Date has occurred, the Phase II Mall Borrowers shall (a) take all actions and do all things in accordance with Section 5.11(b) as may be reasonably necessary (i) to cause the Walgreen’s Air Space and the Vagabond Air Space to become separate legal parcels and (ii) to obtain the approval by the Clark County Planning Commission of the tentative map contemplated by NRS § 278.326 for each of the Walgreen’s Air Space and the Vagabond Air Space, (b) satisfy the conditions in Section 5.11(b) with respect to any separate legal parcels which have been subdivided prior to each Advance Date and (c) submit or cause the submission of all technical studies required under said statute; provided, however, aggregate Advances of the Phase II Mall Construction Loan shall not exceed $25,000,000 until the approval required under item (ii) of clause (a) has been obtained and the submission required under clause (c) has been completed; and further provided, however, that in no event shall any Advances of the Phase II Mall Construction Loan be made after April 29, 2005 until the approval required under item (ii) of clause (a) has been obtained and the submission required under clause (c) has been completed.

3.6           No Waiver or Estoppel.

3.6.1        None of the execution of this Agreement, the occurrence of the Effective Date or the making of any Advance hereunder shall preclude any Funding Agent from later asserting that (and enforcing any remedies it may have if) any representation, warranty or certification made or deemed made by any Loan Party in connection with such Advance was not true and accurate when made.  No course of dealing or waiver by any Funding Agent or Secured Party in connection with any condition precedent to any Advance under this Agreement or any Facility Agreement shall impair any right, power or remedy of any such Funding Agent or Secured Party with respect to any other condition precedent, or be construed to be a waiver thereof; nor shall the action of any Funding Agent or Secured Party in respect of any Advance affect or impair any right, power or remedy of such Funding Agent or any other Funding Agent or Secured Party in respect of any other Advance.

3.6.2        Unless otherwise notified to LCR or the Phase II Mall Borrowers, as applicable by their Funding Agents or Secured Party and without prejudice to the generality of Section 3.6.1, the right of any Funding Agent or Secured Party to require compliance with any condition under this Agreement or its respective Facility Agreement which may be waived by such Funding Agent or Secured Party in respect of any Advance is expressly preserved for the purpose of any subsequent Advance.

3.7           Waiver of Conditions.

3.7.1        From the Initial Mall Advance Date through the Phase II Mall Release Date, the Phase II Mall Agent (acting in accordance with the Phase II Mall Construction Loan Agreement) shall be entitled to waive the conditions precedent to Advances set forth in Sections 3.3 and 3.5 with respect to Advances to be made from the Phase II Mall Funding Sources, without the consent of the Bank Agent or any other Person.

3.7.2        From and after the Initial Bank Advance Date, the Bank Agent (acting pursuant to the Bank Credit Agreement) shall be entitled to waive the conditions precedent to Advances set forth in Sections 3.4 and 3.5 with respect to Advances to be made from the Phase II Hotel/Casino Funding Sources, without the consent of the Phase II Mall Agent or any other Person.

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES

LCR makes all of the following representations and warranties as to itself to and in favor of the Bank Agent, the Bank Lenders and the Disbursement Agent as of the Effective Date and the date of each Advance, except as to such representations which relate to the Phase II Mall Borrowers or to an earlier date.  The Phase II Mall Borrowers make all of the following representations and warranties as to themselves to and in favor of the Phase II Mall Agent, the Phase II Mall Lenders and the Disbursement Agent as of the Effective Date and the date of each Advance, except as to such representations which relate to LCR or to an earlier date.  All of these representations and warranties shall survive the Effective Date and the Advances until, with respect to each Funding Agent and each Lender, the Obligations under such Funding Agent’s and Lender’s respective Facilities have been repaid in full and their respective Facility Agreements and the other respective Financing Agreements terminated.

4.1           Permits.  There are no material Permits that are required or will become required for the ownership, construction, financing or operation of the Phase II Project, other than the Permits described in Exhibit M.  Exhibit M accurately states the stage in construction by which each such Permit is required to be obtained.  Each material Permit described in Exhibit M as required to be obtained by the date that this representation is deemed to be made by such Person is in full force and effect and is not at such time subject to any appeals or further proceedings or to any unsatisfied material condition (that is required to be satisfied by the date that this representation is deemed to be made) that would reasonably be expected to lead to material modification or revocation.  The granting of each Permit described in Exhibit M as not required to have been obtained by the date that this representation is deemed to be made is of a type that is routinely granted, and the Person making this representation has no knowledge of any facts or circumstances which indicate that any such Permit will not be obtained prior to the time that it becomes required.  The Person making this representation is not in violation of any condition in any Permit applicable to it the effect of which could reasonably be expected to have a Material Adverse Effect.

4.2           Security Interests.

(a)           The security interests granted to (x) the Bank Secured Parties pursuant to the Bank Security Documents in Bank Security (to the extent that this representation is being made by LCR) and (y) the Phase II Mall Secured Parties pursuant to the Phase II Mall Security Documents in Phase II Mall Security (to the extent that this representation is being made by the Phase II Mall Borrowers) (i) constitute and, with respect to subsequently acquired property included in such Project Security, will constitute, a valid and perfected security interest under the UCC and/or other applicable law, (ii) have and, with respect to such subsequently acquired property, will have been created and perfected under the UCC and/or other applicable law as aforesaid and (iii) have and, with respect to such subsequently acquired property, will have (A) as among the applicable Secured Parties, the priority contemplated thereby and (B) as between the applicable Secured Parties and any third Persons, superior priority and rights than the rights of any such third Persons now existing or hereafter arising whether by way of mortgage, lien, security interests, encumbrance, assignment or otherwise, subject to the rights and priorities of Permitted Liens.  All such action as is necessary has been taken by LCR to establish and perfect the Bank Secured Parties’ rights in and to the Bank Security and by the Phase II Mall Borrowers to establish and perfect the Phase II Mall Secured Parties’ rights in and to the Phase II Mall Security, including any recording, filing, registration, giving of notice or other similar action.  As of the Effective Date, no filing, recordation, re-filing or re-recording other than those listed on Exhibit P is necessary to perfect and maintain the perfection of the interest, title or Liens of the Security Documents, and on the Effective Date all such filings or recordings will have been made.  LCR has properly delivered or caused to be delivered to the Bank Agent all Bank Security that requires perfection of the Lien and security interest described above by possession.  The Phase II Mall Borrowers have properly delivered or caused to be delivered to the Phase II Mall Agent all Phase II Mall Security that requires perfection of the Lien and security interest described above by possession.

(b)           No authorization, approval or other action by, and no notice to or filing with, any Governmental Instrumentality is required for either (i) the pledge or grant by any of the Loan Parties of the Liens purported to be created in favor of the  applicable Secured Parties pursuant to any of the Security Documents to which such Loan Party is a party or (ii) the exercise by the Disbursement Agent and the other Secured Parties of any rights or remedies in respect of any Project Security (whether specifically granted or created pursuant to any of the Security Documents or created or provided for by applicable law), except for filings or recordings contemplated by Section 4.2(a) above or as set forth on Exhibit P or (with respect to the exercise of rights or remedies) authorizations and approvals related to Nevada Gaming Laws and Nevada Gaming Authorities.

(c)           Except such as may have been filed in favor of the applicable Funding Agent as contemplated by Section 4.2(a) above or as set forth on Exhibit P, no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Project Security for the benefit of such Funding Agent is on file in any filing or recording office.

(d)           All information supplied to the Disbursement Agent and the Funding Agents by or on behalf of LCR and the Phase II Mall Borrowers with respect to any of the Project Security owned or leased by such Person is accurate and complete in all material respects.

4.3           Existing Defaults.  There is no Potential Event of Default or Event of Default under any of the Operative Documents.

4.4           Availability of Services, Materials and Utilities.  All services, materials and utilities necessary for the construction, operation and maintenance of the Phase II Project for its intended purposes and as contemplated by the Financing Agreements are or will be available at the Phase II Site or the Phase II Mall Space, as applicable, as and when required under the Project Schedule on financial terms consistent with the Project Budget.

4.5           In Balance Requirement.  As of the Effective Date and each Advance Date (both before and after giving effect to the requested Advance), the Phase II Project is In Balance.

4.6           Sufficiency of Interests and Project Documents.

4.6.1        LCR owns the Phase II Site and the Phase II Site Easements in fee simple subject to no Liens other than Permitted Liens and Permitted Encumbrances.  Phase II Mall Subsidiary has good and marketable fee simple or leasehold title in the Phase II Mall Space and the Phase II Mall Easements subject to no Liens other than Permitted Liens and Permitted Encumbrances.  Other than those services to be performed and materials to be supplied that can be reasonably expected to be commercially available when and as required, LCR owns (or holds under lease) all of the property interests and has entered into all documents and agreements necessary to develop, construct, complete, own and operate the Phase II Hotel/Casino on the Phase II Site and Phase II Mall Subsidiary owns (or holds under lease) all of the property interests and has entered into all documents and agreements necessary to develop, construct and complete the Phase II Mall on the Phase II Mall Space, each in accordance with all Legal Requirements and the Project Schedule and as contemplated in the Financing Agreements to which they are a party.

4.6.2        Each of the Funding Agents and the Bank Arranger has received a true, complete and correct copy of each of the Contracts in effect or required to be in effect as of the date this representation is made or deemed made (including all exhibits, schedules, side letters and disclosure letters referred to therein or delivered pursuant thereto, if any).  A list of all Contracts entered into as of the Effective Date is attached hereto as Exhibit U.

4.6.3        All conditions precedent to the obligations of the respective parties (other than LCR and the Phase II Mall Borrowers) under the Project Documents to which LCR or the Phase II Mall Borrowers are a party have been satisfied, except for such conditions precedent

(a) the failure of which to be satisfied could not reasonably be expected to have a Material Adverse Effect or (b) which by their terms cannot be met until a later stage in the construction or operation of the Phase II Project, and such Person has no reason to believe that any such condition precedent (the failure of which to be satisfied could reasonably be expected to have a Material Adverse Effect) cannot be satisfied on or prior to the appropriate stage in the construction or operation of the Phase II Project.

4.7           Project Budget; Summary Anticipated Cost Report.

4.7.1        The Project Budget (a) is, to the knowledge of LCR and the Phase II Mall Borrowers as of the Effective Date, based on reasonable assumptions as to all legal and factual matters material to the estimates set forth therein, (b) as of the Effective Date is consistent in all material respects with the provisions of the Operative Documents and the Financing Agreements to which such Person is a party, (c) has been and will be prepared in good faith and with due care, (d) as of the Effective Date sets forth, for each Line Item, the total costs anticipated to be incurred through Final Completion, (e) fairly represents the expectations of LCR and the Phase II Mall Borrowers with respect to all Project Costs anticipated to be incurred through Final Completion, (f) as of the Effective Date sets forth a total amount of Project Costs allocated pursuant to the Project Budget to the Phase II Mall and identifies the Required Phase II Mall Contingency, which together are not more than to the Available Phase II Mall Funds and (g) as of the Effective Date sets forth a total amount of Project Costs allocated pursuant to the Project Budget to the Phase II Hotel/Casino and identifies the Required Phase II Hotel/Casino Contingency, which together are not more than the Available Phase II Hotel/Casino Funds.

4.7.2        The Summary Anticipated Cost Report (as in effect from time to time):

(a)           sets forth in column 3 thereof the amount allocated to each Line Item Category pursuant to the Project Budget then in effect;

(b)           sets forth in column 8 thereof, for each Line Item Category, an aggregate amount no less than the aggregate amount set forth for such Line Item Category in the Project Budget then in effect less Realized Savings obtained with respect to such Line Item Category (and not reflected in the Project Budget);

(c)           fairly represents the expectations of LCR and the Phase II Mall Borrowers with respect to all Project Costs anticipated to be incurred through Final Completion; and

(d)           is true and correct in all material respects.

4.7.3        The Component Specific Anticipated Cost Reports accurately reflect the detail underlying the Summary Anticipated Cost Report, segregated by each Construction Component described therein.

4.7.4        The Anticipated Cost Report (as in effect from time to time) (a) sets forth in column 8 thereof, for each Line Item other than the “unallocated Phase II Hotel/Casino contingency” and “unallocated Phase II Mall contingency” Line Items, an amount no less than the total anticipated costs to be incurred by LCR and/or the Phase II Mall Borrowers from the commencement through the completion of the work contemplated by such Line Item and (b) fairly represents the expectations of LCR and the Phase II Mall Borrowers with respect to all Project Costs anticipated to be incurred through Final Completion, each as determined by such Person and approved by the Construction Consultant in the Construction Consultant’s certificate dated the date on which this representation is made or deemed made.

4.8           Project Schedule.  To the knowledge of LCR and the Phase II Mall Borrowers, the Project Schedule accurately specifies in summary form the work that such Person and the Construction Manager propose to complete in each calendar quarter from the Effective Date through the Final Completion of the Phase II Project, all of which can be expected to be achieved.

4.9           Proper Subdivision.  The Phase II Site and the Phase II Mall Space (other than the Phase II Hotel/Casino Retail Store Space and, prior to the Phase II Mall Air Parcel Creation Date, the Phase II Mall Air Space) have each been properly subdivided or entitled to exception therefrom, and for all purposes the Phase II Site, the Phase II Mall Space and, after the Phase II Mall Air Parcel Creation Date, the Phase II Mall Air Space may each be mortgaged, conveyed and otherwise dealt with as separate legal lots or parcels.  The parties acknowledge that this Agreement contemplates the creation of one or more separate legal parcels for the Phase II Mall Air Space.

ARTICLE 5 - AFFIRMATIVE COVENANTS

Each of LCR (with and for the benefit of the Bank Agent, the Bank Lenders and the Disbursement Agent) and each of Phase II Mall Holding and Phase II Mall Subsidiary (with and for the benefit of the Phase II Mall Agent, the Phase II Mall Lenders and the Disbursement Agent) covenants and agrees that, until this Agreement is terminated pursuant to Section 10.19, it will.

5.1           Use of Proceeds; Repayment of Indebtedness.

5.1.1        Proceeds.  Deposit (a) all amounts required pursuant to Section 2.2.3(b) into the Bank Proceeds Account or the Phase II Hotel/Casino Equity Account, as applicable, (b) all amounts required pursuant to Section 5.5 into the Phase II Hotel/Casino Equity Account, the Phase II Mall Equity Account, the Supplemental Hotel/Casino Cash Account, the Free Cash Flow Sub-Account or the Supplemental Mall Cash Account, as applicable, (c) all Loss Proceeds and all amounts released from the Lien Protection Account into the Phase II Hotel/Casino Equity Account or the Phase II Mall Equity Account, in accordance with Section 5.13, (d) all funds received by LCR, Phase II Mall Holding or Phase II Mall Subsidiary prior to the Final Completion Date (other than those permitted or required to be deposited elsewhere) (i) to the extent related to property and assets secured on a first-priority basis by the Bank Security Documents, into the Phase II Hotel/Casino Equity Account and (ii) to the extent related to property and assets secured on a first-priority basis by the Phase II Mall Security Documents, into the Phase II Mall Equity Account, and (e) all damages, liquidated or otherwise, and all other amounts paid to LCR prior to the Final Completion Date pursuant to the Construction Management Agreement and the other Project Documents into (i) with respect to such amounts allocated pursuant to the Project Budget to the Phase II Hotel/Casino, the Phase II Hotel/Casino

Equity Account, (ii) with respect to such amounts allocated pursuant to the Project Budget to the Phase II Mall, the Phase II Mall Equity Account and (iii) with respect to such amounts not specifically allocated pursuant to the Project Budget, to the Phase II Hotel/Casino Equity Account and the Phase II Mall Equity Account, respectively, pro rata based on the aggregate amount of total anticipated costs set forth in column 8 of the Summary Anticipated Cost Report as in effect from time to time for Line Items allocated to the Phase II Hotel/Casino compared to Line Items allocated to the Phase II Mall.

5.1.2        Project Costs.  Apply all proceeds described in Section 5.1.1 above and all other amounts in the Accounts only to pay Project Costs (including, subject to Section 2.2.3(b), to fund deposits related to the FF&E Component) in accordance with the terms of this Agreement.  Without limiting the generality of the foregoing, LCR and Phase II Mall Subsidiary, as applicable, shall (a) apply the proceeds of FF&E Financings and the Phase II Hotel/Casino Funding Sources (to the extent set forth in Section 2.2.3(b)) only to the payment of Project Costs allocated to the FF&E Component, (b) apply amounts in the Phase II Hotel/Casino Cash Management Account and the Phase II Mall Cash Management Account only to pay Project Costs allocated to the Phase II Hotel/Casino and the Phase II Mall, respectively, as set forth in the Project Budget, (c) apply the proceeds of Phase II Hotel/Casino Funding Sources only to Project Costs for the Phase II Hotel/Casino and (d) apply the proceeds of Phase II Mall Funding Sources only to Project Costs for the Phase II Mall.

5.2           Diligent Construction of the Phase II Project.  Take or cause to be taken all action, make or cause to be made all contracts, pay all Project Costs and do or cause to be done all things necessary to construct the Phase II Project diligently in accordance with the Construction Management Agreement, the Plans and Specifications, the Financing Agreements and the other Operative Documents (and, in any event, to cause Substantial Completion to occur no later than the Outside Completion Deadline and to cause the Phase II Mall Substantial Completion Date to occur no later than the Phase II Mall Outside Substantial Completion Date).

5.3           Reports; Cooperation.

5.3.1        Prior to the Final Completion Date, deliver to the Funding Agents, the Construction Consultant and the Disbursement Agent within thirty (30) days following the end of each calendar month a monthly status report describing in reasonable detail the progress of the construction of each Construction Component and the Phase II Project as a whole since the immediately preceding report hereunder, including without limitation, the cost incurred to the end of such month, an estimate of the time and cost required to complete each Construction Component and the Phase II Project as a whole and such other information which any Funding Agent or the Disbursement Agent may reasonably request including information and reports reasonably requested by the Construction Consultant.

5.3.2        Promptly after its receipt thereof, deliver to the Funding Agents, the Construction Consultant and the Disbursement Agent any progress reports provided by the Construction Manager pursuant to the Construction Management Agreement and such additional information as the Funding Agents or the Disbursement Agent may reasonably request.

5.4           Notices.  Promptly, upon acquiring notice or giving notice, or obtaining knowledge thereof, as the case may be, provide to the Disbursement Agent, the Construction Consultant and the Funding Agents written notice of:

5.4.1        Any Event of Default or Potential Event of Default of which it has knowledge, specifically stating that an Event of Default or Potential Event of Default has occurred and describing such Event of Default or Potential Event of Default and any action being taken or proposed to be taken with respect to such Event of Default or Potential Event of Default.

5.4.2        Any event, occurrence or circumstance which reasonably could be expected to cause the Phase II Project to not be In Balance or render (a) LCR incapable of, or preventing it from (i) achieving the Substantial Completion Date on or before the Outside Completion Deadline or (ii) meeting any material obligation of LCR under the Material Project Documents to which it is a party as and when required thereunder or (b) the Phase II Mall Borrowers incapable of, or preventing them from (i) achieving the Phase II Mall Substantial Completion Date on or before the Phase II Mall Outside Substantial Completion Date or (ii) meeting any material obligation of the Phase II Mall Borrowers under the Material Project Documents to which they are a party as and when required thereunder.

5.4.3        Any termination or event of default or notice thereof under any Material Project Document.

5.4.4        Any change in the Authorized Representatives of LCR or either of the Phase II Mall Borrowers, and such notice shall include a certified specimen signature of any new officer or director so appointed and, if requested by any Funding Agent or the Disbursement Agent, satisfactory evidence of the authority of such new Authorized Representative.

5.4.5        Any proposed material change in the nature or scope of the Phase II Project or the business or operations of LCR or either of the Phase II Mall Borrowers.

5.4.6        Any notice of any schedule delay delivered under the Construction Management Agreement and all remedial plans and updates thereof.

5.4.7        Any other event or development which could reasonably be expected to have a Material Adverse Effect.

5.4.8        (a) Any proposed change to the Plans and Specifications requested by the Phase II Mall Buyer under the Phase II Mall Purchase Agreement which are not otherwise expressly permitted thereunder, (b) any objection to the proposals by the Phase II Mall Buyer related to items to be agreed under the Phase II Mall Purchase Agreement (including pursuant to Sections 2.1(c), 2.2(c), 2.3(b) or 3.2 of the Phase II Mall Purchase Agreement) which are not resolved by agreement of the parties to the Phase II Mall Purchase Agreement within fifteen (15) days of such objection, (c) any failure of the parties to the Phase II Mall Purchase Agreement to agree on the Phase II Mall Initial Plans, the Phase II Mall Initial Construction Plans and Specifications, the Phase II Mall Final Construction Plans and Specifications, the Initial Demising Wall Plan, the Final Demising Wall Plan or the As-Built Floor Area (as each such term is defined in the Phase II Mall Purchase Agreement) within the time periods required for each by the Phase II Mall Purchase Agreement and (d) any dispute subject to the dispute resolution process in Section 9.2 of the Phase II Mall Purchase Agreement.

5.5           In Balance Deposits.

5.5.1        At such times, if ever, as the Phase II Project shall not be In Balance, deposit or cause to be deposited amounts in cash sufficient so that the Phase II Project is In Balance into (a) if the failure to be In Balance is pursuant to clause (a) of the definition of “In Balance,” by the Phase II Mall Borrowers (i) prior to the Initial Mall Advance Date, at the Phase II Mall Borrower’s election, the Disbursement Account, the Phase II Mall Equity Account and/or the Phase II Mall Cash Management Account and (ii) thereafter, into the Phase II Mall Equity Account or, at the Phase II Mall Borrowers’ election, the Supplemental Mall Cash Account; provided that amounts on deposit in the Supplemental Mall Cash Account shall at no time exceed Twenty-Five Million Dollars ($25,000,000) and (b) if the failure to be In Balance is pursuant to clause (b) of the definition of “In Balance,” by LCR (i) prior to the Initial Bank Advance Date, at LCR’s election, the Disbursement Account, the Phase II Hotel/Casino Equity Account and/or the Phase II Hotel/Casino Cash Management Account and (ii) thereafter, into the Phase II Hotel/Casino Equity Account or, at LCR’s election, the Supplemental Hotel/Casino Cash Account; provided that amounts on deposit in the Supplemental Hotel/Casino Cash Account (exclusive of amounts from time to time deposited in the Free Cash Flow Sub-Account pursuant to Section 5.5.2) shall at no time exceed Forty Million Dollars ($40,000,000).

5.5.2        Within five (5) Banking Days after the end of the applicable three-month period, deposit or caused to be deposited in the Free Cash Flow Sub-Account, in cash, the Free Cash Flow Credit Amount for such three-month period (or such lesser amount as may be necessary for the Phase II Project to be In Balance without relying on any Free Cash Flows from any other three-month period other than prior Free Cash Flow Credit Amounts already on deposit).

5.6           Indemnification; Costs and Expenses.  Pay all amounts required to be paid by LCR, Phase II Mall Holding or Phase II Mall Subsidiary pursuant to Section 10.15.

5.7           Project Documents and Permits.  Deliver to the Disbursement Agent, the Funding Agents and the Construction Consultant promptly, but in no event later than ten (10) days after the receipt thereof by LCR or either of the Phase II Mall Borrowers, copies of (a) all Material Project Documents and material Permits obtained or entered into by LCR after the Effective Date, (b) any amendment, supplement or other modification to any Permit received by LCR after the Effective Date and (c) all notices relating to the Phase II Project or received by or delivered to LCR, Phase II Mall Holding or Phase II Mall Subsidiary from any Governmental Instrumentality.

5.8           Security Interest in Newly Acquired Property.  At any time from and after the earlier of the Initial Mall Advance Date and the Initial Bank Advance Date, if LCR or a Phase II Mall Borrower shall acquire (or shall have acquired since the Effective Date) any interest in property not covered by the Security Documents (other than property in which, pursuant to the applicable Financing Agreements, such Person is not required to grant a security interest in favor of any Bank Secured Party or Phase II Mall Secured Party, as applicable) or enter into a Project

Document, promptly upon such acquisition or execution, execute, deliver and record a supplement to the Security Documents, reasonably satisfactory in form and substance to each Funding Agent, if any, who, pursuant to the Financing Agreements, is entitled to have a security interest in such property, subjecting such interests to the lien and security interests created by the applicable Security Documents (with the priority contemplated thereby in favor of each applicable Secured Party) and (as to all Project Documents that are Material Project Documents) deliver to the Bank Agent and the Disbursement Agent, on behalf of the Secured Parties, consents to assignment, substantially in the form of Exhibit S (and, if either or both of the Phase II Mall Borrowers are party to such Contract, then the Disbursement Agent shall also receive Consent in the form of Exhibit I to the Phase II Mall Construction Loan Agreement) (in each case with such changes thereto as are reasonably acceptable to the Disbursement Agent) of any such Project Document.

5.9           Plans and Specifications.  Provide to the Disbursement Agent and the Construction Consultant copies of, and maintain at the Existing Casino Resort, the Phase II Site or the Phase II Mall Space a complete set of Plans and Specifications, as in effect from time to time.

5.10         Construction Consultant.

(a)           Cooperate and take reasonable steps to cause the Construction Manager and each other Contractor to cooperate with the Construction Consultant in the performance of the Construction Consultant’s duties hereunder and under the Construction Consultant Engagement Agreement.  Without limiting the generality of the foregoing, LCR and the Phase II Mall Borrowers shall and shall take reasonable steps to cause the Construction Manager and each other Contractor to:  (i) communicate with and promptly provide all invoices, documents, plans and other information reasonably requested by the Construction Consultant, (ii) authorize the Subcontractors to communicate directly with the Construction Consultant regarding the progress of the work, (iii) provide the Construction Consultant with access to the Phase II Site and the Phase II Mall Space and, subject to required safety precautions, the construction areas, (iv) provide the Construction Consultant with reasonable working space and access to telephone, copying and telecopying equipment and (v) otherwise facilitate the Construction Consultant’s review of the construction of the Phase II Project and preparation of the certificates required hereby.

(b)           Pay or cause to be paid to the Construction Consultant out of the Advances made hereunder all amounts required under the Construction Consultant Engagement Agreement, which amounts shall be allocated pro rata based on ratio of 85:15 between Phase II Hotel/Casino Funding Sources and Phase II Mall Funding Sources.

(c)           In addition to any other consultation required hereunder, following the end of each quarter, upon the reasonable request of any Funding Agent, consult with any such Person regarding any adverse event or condition identified in any report prepared by the Construction Consultant.

(d)           Deliver to the Construction Consultant, no less than every calendar month, an updated Anticipated Cost Report.

5.11         Preserving the Project Security.

(a)           Subject to Sections 5.11(b) and 5.11(c), undertake all actions which are necessary or appropriate in the reasonable judgment of the Funding Agents to (i) maintain the Secured Parties’ respective security interests under the Security Documents in the Project Security in full force and effect at all times (including the priority thereof), and (ii) preserve and protect the Project Security and protect and enforce each applicable Loan Party’s rights and title and the respective rights of the Secured Parties to the Project Security, including, without limitation, the making or delivery of all filings and recordations, the payments of taxes, fees and other charges, the issuance of supplemental documentation, the discharge of all claims or other liens other than Permitted Liens adversely affecting the respective rights of the Secured Parties to and under the Project Security and the publication or other delivery of notice to third parties.

(b)           Take all actions and do all things as may be reasonably necessary to cause the entire Phase II Mall Air Space to become one or more separate legal parcels (collectively, the “Phase II Mall Air Parcel”) under Nevada Revised Statutes, Chapter 278 as promptly as practicable.  The Phase II Mall Borrowers shall, upon creation of, or the subdivision of any portion of, the Phase II Mall Air Parcel now subject to the Phase II Mall Air Space Lease, deliver a notice to such effect to the Disbursement Agent, and the Funding Agents.  Promptly after each such legal parcel has been created (and in any event no later than 10 days thereafter), at Phase II Mall Subsidiary’s sole cost and expense, in substantially concurrent transactions:

(i)                    LCR shall, in accordance with the Phase II Mall Air Space Lease, transfer all of its right, title and interest in and to such legal parcel (and, after all such legal parcels have been created, to the entire Phase II Mall Air Parcel) to Phase II Mall Subsidiary by executing, delivering and recording at the Clark County, Nevada, Recorder’s Office a grant, bargain and sale deed substantially in the form of Exhibit V;

(ii)                   the Phase II Mall Deed of Trust and the Phase II Mall Intercompany Loan Deed of Trust shall each be amended (A) to spread the Lien thereof to encumber Phase II Mall Subsidiary’s fee ownership of such legal parcel (and, after all such legal parcels have been created, to the entire Phase II Mall Air Parcel) and (B) after all such legal parcels have been created, to release the Phase II Mall Air Space Lease from the Liens thereof, and in each case shall be re-recorded at the Clark County, Nevada Recorder’s Office;

(iii)                  the Bank Agent shall deliver confirmation that the Liens held by the Bank Agent for the benefit of the Bank Lenders do not encumber any portion of the legal parcels that have been created in respect of the Phase II Mall Air Parcel (other than by the collateral assignment of the Phase II Mall Intercompany Loan Deed of Trust); and

(iv)                  LCR and Phase II Mall Subsidiary shall terminate the Phase II Mall Air Space Lease as to such legal parcel (and, after all such legal parcels have been created, to the entire Phase II Mall Air Space).

(c)           Substantially concurrently with the foregoing, and as a condition precedent thereto, the Phase II Mall Borrowers shall deliver to each Funding Agent:  (A) a legal opinion from counsel reasonably acceptable to each Funding Agent to the effect that (1) each legal parcel that has been created as described in clause (b) of this Section 5.11 (and, after all such legal parcels have been created, to the entire Phase II Mall Air Parcel) has been legally created as one or more separate legal parcels under Nevada Revised Statutes, Chapter 278 and (2) that each Deed of Trust, as amended or re-recorded, is enforceable in accordance with its terms and is effective to create the security interests described therein, and (3) such other legal opinions as each Funding Agent may reasonably request, each in form and substance reasonably satisfactory to each such Funding Agent, and (B) endorsements, or commitments by the Title Insurer to issue endorsements, in each case, in form and substance satisfactory to each Funding Agent, to each Funding Agent’s respective Title Policies, insuring the continuing perfection and priority of the respective Liens on the Project Security (after giving effect to the amendments, re-recordations and the other matters contemplated by Section 5.11(b)).

5.12         Insurance.  (a) Until the Phase II Mall Release Date, comply in all material respects with the insurance requirements of Exhibit O (including maintaining in full force and effect the Subguard Insurance Policy or payment and performance bonds complying with the requirements of Section 3.5.9) and Section 3.6 of the Phase II Mall Purchase Agreement and (b) from and after the Phase II Mall Release Date, comply in all material respects with the insurance requirements set forth in the Cooperation Agreement.

5.13         Application of Insurance and Condemnation Proceeds.  If any Event of Loss shall occur with respect to the Phase II Project or any part thereof, each of the Phase II Mall Borrowers and LCR shall (a) promptly upon discovery or receipt of notice thereof provide written notice thereof to the Disbursement Agent, each Funding Agent and, if required under the Phase II Mall Purchase Agreement, the Phase II Mall Buyer and (b) diligently pursue all its rights to compensation against all relevant insurers, reinsurers and/or Governmental Instrumentalities, as applicable, in respect of such event and (c) comply with the applicable provisions of the Phase II Mall Purchase Agreement and (to the extent applicable) the obligations under Articles X and XI of the Cooperation Agreement.  All amounts and proceeds (including instruments) in respect of any Event of Loss, including the proceeds of any insurance policy required to be maintained by LCR, Phase II Mall Holding or Phase II Mall Subsidiary hereunder (collectively, “Loss Proceeds”) shall be applied as provided in this Section 5.13 and, to the extent such Loss Proceeds are allocable to the Phase II Mall, in accordance with Article 18 of the Phase II Mall Purchase Agreement.  Loss Proceeds shall be allocated pro rata between the Phase II Hotel/Casino and the Phase II Mall based on the respective losses or damages related to each in respect of which such Loss Proceeds have been received.  All Loss Proceeds shall be paid by the insurers, reinsurers, Governmental Instrumentalities or other payors directly to the Disbursement Agent for deposit in (x) with respect to Loss Proceeds allocated to the Phase II Hotel/Casino, the Phase II Hotel/Casino Equity Account and (y) with respect to Loss Proceeds allocated to the Phase II Mall, the Phase II Mall Equity Account.  If any Loss Proceeds are paid directly to LCR, any Affiliate of LCR, any Funding Agent or any Lender by any insurer, reinsurer, Governmental Instrumentality, “Trustee” (pursuant to and as defined in the Cooperation Agreement) or such other payor, (i) such Loss Proceeds shall be received in trust for the Disbursement Agent, (ii) such Loss Proceeds shall be segregated from other funds of LCR or such other Person, and (iii) LCR or such other Person shall pay (or, if applicable, LCR shall cause such of its Affiliates to pay) such Loss Proceeds over to the Disbursement Agent in the same form as received (with any necessary endorsement) for deposit in the Accounts specified in clauses (x) and (y) above.  In the event that either (A) for a period of ninety (90) days after any Loss Proceeds are deposited in such Accounts, LCR and the Phase II Mall Borrowers are not permitted pursuant to the terms hereof to obtain Advances of any portion of such Loss Proceeds or (B) for so long as the Mortgage Notes Indenture shall be in effect, any such Loss Proceeds are not permitted to be used to rebuild, restore, repair or replace the Phase II Project pursuant to Section 4.11 of the Mortgage Notes Indenture, then (I) with respect to Loss Proceeds allocated to the Phase II Hotel/Casino, LCR shall cause such proceeds to be used make prepayments in accordance with the Bank Credit Agreement and (II) with respect to Loss Proceeds allocated to the Phase II Mall, the Phase II Mall Borrowers shall use such proceeds in accordance with the Phase II Mall Construction Loan Agreement.

5.14         Construction within Lot Lines.  Construct or cause to be constructed the Phase II Hotel/Casino within the Phase II Site and the Phase II Mall within the Phase II Mall Space.

5.15         Compliance with Material Project Documents.  LCR and each of the Phase II Mall Borrowers shall comply duly and promptly, in all material respects, with its obligations, and enforce all of its or their respective rights under all Material Project Documents, except where the failure to comply or enforce such rights, as the case may be, could not reasonably be expected to have a Material Adverse Effect.

5.16         Utility Easement Modifications.  LCR and the Phase II Mall Borrowers shall immediately commence and diligently proceed to cause all utility or other easements that would materially interfere with the construction or maintenance of the improvements within the Phase II Project to be removed as expeditiously as possible.  In any event, LCR and the Phase II Mall Borrowers shall remove such easements before they interfere in any material respect with the prosecution in accordance with the Project Schedule of the work involved with the Phase II Project.  In the event such easements are not removed prior to such time as reasonably determined by the Construction Consultant, and LCR fails to provide title insurance to the Bank Lenders or the Phase II Mall Borrowers fail to provide title insurance to the Phase II Mall Lenders, each in form reasonably satisfactory to them insuring over any loss such Lenders may suffer as a result of LCR or the Phase II Mall Borrowers’ failure to so remove such easements, then LCR and the Phase II Mall Borrowers, as applicable (a) agree that the Disbursement Agent shall have the right to authorize such advances as it deems appropriate in order to remove or insure over the utility easements as exceptions to the title insurance policies in favor of the applicable Lenders, and (b) hereby grants to the Disbursement Agent an irrevocable power of attorney to take such further steps in the name of each such Person as the Construction Consultant determines are appropriate in order to remove or insure over such easements.

5.17         Phase II Mall Recognition Agreement.  On or prior to January 29, 2005 (time being of the essence), the Phase II Mall Agent and the Bank Agent shall have received executed counterparts from the Phase II Mall Buyer, LCR and the Phase II Mall Borrowers of the Phase II Mall Recognition Agreement and any supplements or amendments thereto, all of which shall (a) have been duly authorized, executed and delivered by the parties thereto, (b) be in form and substance reasonably satisfactory to the Funding Agents and the Bank Arranger, and (c) be certified by an Authorized Representative of each of the Phase II Mall Borrowers and LCR as being true, complete and correct and in full force and effect.

ARTICLE 6 - NEGATIVE COVENANTS

Each of LCR (with and for the benefit of the Bank Agent, the Bank Lenders and the Disbursement Agent) and each of Phase II Mall Holding and Phase II Mall Subsidiary (with and for the benefit of the Phase II Mall Agent, the Phase II Mall Lenders and the Disbursement Agent) covenants and agrees that, until this Agreement is terminated pursuant to Section 10.19, it shall not:

6.1           Waiver, Modification and Amendment.

6.1.1        Directly or indirectly enter into, amend, modify, terminate (except in accordance with its terms), supplement or waive a right or permit or consent to the amendment, modification, termination (except in accordance with its terms), supplement or waiver of any of the provisions of, or give any consent under (a) any Permit, the effect of which could reasonably be expected to have a Material Adverse Effect or result in a breach under the Phase II Mall Purchase Agreement, or (b) any Material Project Document (except with respect to Contracts to the extent in accordance with Section 6.1.2 or Section 6.1.3 below), in each case, without obtaining the prior written consent of each Funding Agent (which consent shall not be unreasonably withheld).

6.1.2        Notwithstanding Section 6.1.1, LCR and the Phase II Mall Borrowers may enter into Contracts constituting Material Project Documents consistent with the Plans and Specifications, the Project Schedule and the Project Budget, as each is in effect from time to time.  Each such Contract shall be in writing and shall become effective when and only when:  (i) the parties thereto have executed and delivered the Contract (with the effectiveness thereof subject only to satisfaction of the conditions in clauses (ii), (iii), (iv), (v) and (vi) below); (ii) LCR and the Phase II Mall Borrowers have submitted to the Disbursement Agent an Additional Contract Certificate together with all exhibits, attachments and certificates required thereby (including the Construction Consultant’s Certificate), each duly completed and executed; provided, however, that such submission of an Additional Contract Certificate shall not be required for any Contract with a contract price or value less than $25,000,000; (iii) if entering into such Contract will result in an amendment to the Project Budget or extension of the Outside Completion Deadline, LCR and the Phase II Mall Borrowers have complied with the requirements of Section 6.3; provided, however, the Phase II Mall Outside Completion Date shall not be extended without the prior consent of the Phase II Mall Buyer to the extent, if any, such consent is required; (iv) if entering into such Contract will have the effect of a Scope Change, LCR and the Phase II Mall Borrowers have complied with the provisions of Section 6.2; provided, however, no such Scope Change shall be permitted without the prior consent of the Phase II Mall Buyer (unless such consent is not required under the Phase II Mall Purchase Agreement); (v) if entering into such Contract will cause the Phase II Project not to be In

Balance, LCR and the Phase II Mall Borrowers, as applicable, have complied with the requirements of Section 5.5; and (vi) the Disbursement Agent has acknowledged receipt of the materials referenced in clause (ii) above, as contemplated in the Additional Contract Certificate (which the Disbursement Agent agrees to promptly do upon receipt of said material).

6.1.3        Notwithstanding Section 6.1.1, LCR and the Phase II Mall Borrowers may, from time to time, amend the Construction Management Agreement or any other Contract to change the scope of the work, the payment obligations of LCR and/or the Phase II Mall Borrowers thereunder or any other provision thereof.  Any such amendment shall be in writing and shall identify with particularity all changes being made.  Each such amendment shall be effective when and only when:  (i) the parties to such amendment have executed and delivered the contract amendment (with the effectiveness thereof subject only to satisfaction of the conditions in clauses (ii), (iii), (iv), (v), (vi) and (vii) below); (ii) LCR and the Phase II Mall Borrowers have submitted to the Disbursement Agent a Contract Amendment Certificate together with all exhibits, attachments and certificates required thereby each duly completed and executed; provided, however, that such submission of a Contract Amendment Certificate shall not be required in connection with any individual change order to a Contract where the change order has a value of less than $2,500,000 or for any series of related change orders with an aggregate value of less than $2,500,000; (iii) if such amendment will result in an amendment to the Project Budget or extension of the Outside Completion Deadline, LCR and the Phase II Mall Borrowers have complied with the requirements of Section 6.3; provided, however, the Phase II Mall Outside Completion Date shall not be extended without the prior consent of the Phase II Mall Buyer to the extent, if any, such consent is required; (iv) if such amendment will change the scope of work or otherwise will have the effect of a Scope Change, the Phase II Mall Borrowers has complied with the provisions of Section 6.2; provided, however, no such Scope Change shall be permitted without the prior consent of the Phase II Mall Buyer (unless such consent is not required under the Phase II Mall Purchase Agreement); (v) if such amendment will cause the Phase II Project not to be In Balance, LCR and the Phase II Mall Borrowers have complied with the requirements of Section 5.5; (vi) such amendment could not reasonably be expected to have a Material Adverse Effect or otherwise result in a breach of the Phase II Mall Purchase Agreement and (vii) the Disbursement Agent has acknowledged its receipt of the materials referenced in clause (ii) above, as contemplated in the Contract Amendment Certificate (which the Disbursement Agent agrees to promptly do upon receipt of said materials).

6.2           Scope Changes.

6.2.1        Without obtaining the Required Scope Change Approval, direct, consent to or enter into any Scope Change if such Scope Change:

(a)           will increase the amount of Project Costs, unless LCR and/or the Phase II Mall Borrowers comply with the requirements of Section 5.5 and/or amend the Project Budget as provided in Section 6.3.1 so that, after giving effect to the proposed Scope Change, the Phase II Project shall be In Balance; or

(b)           in the reasonable judgment of the Construction Consultant (based on its experience, familiarity and review of the Phase II Project and representations provided by LCR and the Phase II Mall Borrowers, the Contractors and

Subcontractors), (i) is not a Safe Harbor Scope Change; (ii) has a reasonable likelihood of delaying the Substantial Completion Date beyond the Outside Completion Deadline or the Phase II Mall Substantial Completion Date beyond the Phase II Mall Outside Substantial Completion Date; (iii) has a reasonable likelihood of delays resulting in any material adverse modification or material impairment of the enforceability of any material warranty under the Construction Management Agreement or any other Contract; (iv) is not permitted by a Project Document and such breach has a reasonable likelihood of materially adversely impacting the Phase II Hotel/Casino or the Phase II Mall or the obligations of the parties under the Phase II Mall Purchase Agreement; (v) is inconsistent with or not permitted by the Phase II Mall Purchase Agreement (and has not been consented to by the Phase II Mall Buyer), (vi) has a reasonable likelihood of presenting a significant risk of the revocation or material adverse modification of any material Permit; or (vii) in the reasonable judgment of the Construction Consultant, has a reasonable likelihood of causing the Phase II Project not to comply with Legal Requirements (provided that the Construction Consultant shall be entitled to determine that no violation of any Legal Requirement will occur on the basis of a certification by LCR and the Phase II Mall Borrowers to such effect unless the Construction Consultant is aware of any inaccuracies in such certification).  Prior to implementing any Scope Change, LCR and the Phase II Mall Borrowers shall submit an Additional Contract Certificate or Contract Amendment Certificate and otherwise comply with the provisions of Section 6.1.2 or 6.1.3, as applicable.

6.3           Project Budget and Project Schedule Amendment.  Directly or indirectly, amend, modify, allocate, re-allocate or supplement or permit or consent to the amendment, modification, allocation, re-allocation or supplementation of, any of the Line Items, Line Item Categories or other provisions of the Project Budget or modify or extend the Outside Completion Deadline, except as follows:

6.3.1        Permitted Budget Amendments.

(a)           Concurrently with the implementation of any Scope Change permitted hereunder, LCR and the Phase II Mall Borrowers shall submit a Project Budget/Schedule Amendment Certificate and amend the Project Budget in accordance with the provisions of Section 6.3.1(b) to the extent necessary so that the amount set forth therein for each Line Item shall reflect all Scope Changes that have been made to such Line Item.  LCR and the Phase II Mall Borrowers may from time to time amend the Project Budget in accordance with the provisions of Section 6.3.1(b) in order to increase, decrease or otherwise reallocate amounts allocated to specific Line Items or Line Item Categories; provided that, after giving effect to such adjustment, the Phase II Project shall be capable of being completed in accordance with the Plans and Specifications and no such adjustment shall modify any of LCR or the Phase II Mall Borrowers’ respective obligations to complete the Phase II Project in accordance with the Plans and Specifications.

(b)           (i)            LCR and the Phase II Mall Borrowers shall implement any amendment to the Project Budget by delivering to the Disbursement Agent a Project Budget/Schedule Amendment Certificate together with all exhibits, attachments and certificates required thereby, each duly completed and executed.  Such Project Budget/Schedule Amendment Certificate shall describe with particularity the Line Item, or Line Item Category increases, decreases, contingency allocations, and other proposed amendments to the Project Budget and shall otherwise conform to the requirements of this Agreement.

(ii)           Increases to the aggregate amount budgeted for any Line Item Category allocated in the Project Budget to the Phase II Hotel/Casino will only be permitted to the extent of (A) allocation of Realized Savings obtained in a different Line Item Category allocated in the Project Budget to the Phase II Hotel/Casino, (B) allocation of previously “unallocated Phase II Hotel/Casino contingency” (so long as after giving effect to such allocation the Unallocated Phase II Hotel/Casino Contingency Balance will equal or exceed the Required Phase II Hotel/Casino Contingency), or (C) allocation of new or previously unallocated Available Phase II Hotel/Casino Funds.

(iii)          Increases to the aggregate amount budgeted for any Line Item Category allocated in the Project Budget to the Phase II Mall will only be permitted to the extent of (A) allocation of Realized Savings obtained in a different Line Item Category allocated in the Project Budget to the Phase II Mall, (B) allocation of previously “unallocated Phase II Mall contingency” (so long as after giving effect to such allocation the Unallocated Phase II Mall Contingency Balance will equal or exceed the Required Phase II Mall Contingency), or (C) allocation of new or previously unallocated Available Phase II Mall Funds.

(iv)          Decreases to any Line Item Category will only be permitted upon obtaining Realized Savings in such Line Item Category.

(v)           Increases and decreases to particular Line Items shall be permitted to the extent not inconsistent with the foregoing provisions of this Section 6.3.1; provided that (A) increases to the “unallocated Phase II Hotel/Casino contingency” Line Item shall only be permitted to the extent of (x) allocation of Realized Savings obtained in any Line Item Category allocated in the Project Budget to the Phase II Hotel/Casino or (y) an increase in Available Phase II Hotel/Casino Funds and (B) increases to the “unallocated Phase II Mall contingency” Line Item shall only be permitted to the extent of (x) allocation of Realized Savings obtained in any Line Item Category allocated in the Project Budget to the Phase II Mall or (y) an increase in Available Phase II Mall Funds.

6.3.2        Permitted Schedule Amendments.  If an Event of Loss or an Event of Force Majeure occurs, LCR and the Phase II Mall Borrowers may, from time to time, amend the Project Schedule to extend the Outside Completion Deadline, but not beyond twelve (12) months after the Outside Completion Deadline in effect on the Effective Date by delivering to the Disbursement Agent a Project Budget/Schedule Amendment Certificate (a) containing a revised Project Schedule reflecting the new Outside Completion Deadline, (b) complying with the provisions of Section 6.3.1(b) with respect to the changes in the Project Budget that will result from the extension of the Outside Completion Deadline; and (c) containing a certification by LCR and the Phase II Mall Borrowers, confirmed by the Construction Consultant in a certificate attached thereto, that the proposed extension is reasonably necessary to overcome any delays caused by the Event of Loss or Event of Force Majeure, provided, however, in no event shall the foregoing amendment affect the Phase II Mall Outside Substantial Completion Date unless expressly permitted under the Phase II Mall Purchase Agreement or otherwise consented to by the Phase II Mall Buyer.

6.3.3        Amendment Certificates.  Upon submission of the Project Budget/Schedule Amendment Certificate to the Disbursement Agent, together with all exhibits, attachments and certificates required pursuant thereto, each duly completed and executed, such amendment shall become effective hereunder, and the Project Budget for the Phase II Project and, if applicable, the Project Schedule and the Outside Completion Deadline, shall thereafter be as so amended.

6.4           Limitation on Liens.  Create, assume or suffer to exist any Lien, securing a charge or obligation on the Phase II Hotel/Casino or the Phase II Mall Project or on any of the Project Security, real or personal, whether now owned or hereafter acquired, except Permitted Liens and Permitted Encumbrances.

6.5           Opening.  Cause or permit the Phase II Hotel/Casino Opening Date to occur unless each of the Phase II Hotel/Casino Opening Conditions has been satisfied (or waived by each of the Bank Agent and the Bank Arranger in their sole discretion, provided that the conditions set forth in clauses (f), (j) and (k) of the definition of “Phase II Hotel/Casino Opening Date Conditions” shall not be waivable and must be satisfied) and LCR has delivered to the Disbursement Agent a certificate substantially in the form of Exhibit W-5 (with all attachments and exhibits thereto) and the Construction Consultant has delivered to the Disbursement Agent a certificate substantially in the form of Exhibit W-6; provided, however, that the garage and/or the meeting complex areas within the Phase II Hotel/Casino contemplated by the Plans and Specifications may be opened (in their entirety or in one or more phases) without satisfying the Phase II Hotel/Casino Opening Conditions, so long as such portion of the Phase II Hotel/Casino is permitted to be open under applicable Legal Requirements.

6.6           Phase II Hotel/Casino Retail Store Space.  Cause or permit the Phase II Hotel/Casino Retail Store Space described in the Master Lease (a) to exceed 65,000 square feet or (b) to be located other than approximately within the area shown on Exhibit T-4, without in each case the prior written approval of the Funding Agents and the Bank Arranger (such approval not to be unreasonably withheld or delayed); provided, however, that LCR and the Phase II Mall Borrowers shall have the right, subject to the consent of the Funding Agents and the Bank Arranger (which consent shall not be required so long as LCR and the Phase II Mall Borrowers are in compliance with Sections 3.5.17, 4.5, 6.2 and 6.3 of this Agreement), to add to the Phase II Hotel/Casino Retail Store Space all or any portion of the restaurant space on the casino level of the Phase II Hotel/Casino (the “Casino Level Restaurant Space”).  If any Casino Level Restaurant Space is added to the Phase II Hotel/Casino Retail Store Space pursuant to the proviso clause of the preceding sentence, then, notwithstanding any other provision of this Agreement, the Project Costs allocable to the Casino Level Restaurant Space shall be transferred in the Project Budget from the Phase II Hotel/Casino to the Phase II Mall and, if any such Project Costs have previously been paid (any such amounts, the “Previously Paid Restaurant Costs”), the next Advances to pay Project Costs allocable to the Phase II Hotel Casino shall be funded by

Phase II Mall Funding Sources in an amount equal to the amount of such Previously Paid Restaurant Costs.

6.7           Title Insurer Escrow Agreement.  Enter into any Title Insurer Escrow Agreement without the prior written approval of the Funding Agents (such approval not to be unreasonably withheld or delayed).

ARTICLE 7 - EVENTS OF DEFAULT

7.1           Events of Default.  The occurrence of any of the following events shall constitute an event of default (“Event of Default”) hereunder:

7.1.1        Other Financing Documents.  The occurrence of an “Event of Default” under and as defined in the Bank Credit Agreement or the Phase II Mall Construction Loan Agreement.

7.1.2        Failure to Demonstrate Balancing.  The failure, from time to time after the earlier of (a) the Initial Mall Advance in accordance with Section 3.3 and (b) the Initial Bank Advance, of the Phase II Project to be In Balance, if such failure shall continue for 30 consecutive days without being cured or waived.

7.1.3        Inability to Deliver Certificates.  The failure, for 60 consecutive days, of LCR and the Phase II Mall Borrowers each to submit an Advance Request which is approved, unless each such Person demonstrates to the reasonable satisfaction of the Disbursement Agent, after consultation with the Construction Consultant, that the Phase II Project shall be In Balance.

7.1.4        Covenants.

(a)           LCR or either of the Phase II Mall Borrowers shall fail to perform or observe any of its obligations under Sections 5.1.2, or 5.12 or Article 6;

(b)           LCR or either of the Phase II Mall Borrowers shall fail to perform or observe any of its obligations under Section 5.1.1, where such failure shall continue for five (5) Banking Days without being cured; or

(c)           LCR or either of the Phase II Mall Borrowers shall fail to perform or observe any of its obligations under Article 5 or any other obligation under this Agreement (other than those listed in Section 7.1.4(a) or (b)) where such default shall not have been remedied within thirty (30) days after notice of such failure; provided, however, if such default is of a nature such that it cannot reasonably be remedied within such thirty (30) day period, but is susceptible to cure within a longer period, an Event of Default shall not result therefrom so long as (i) LCR and the Phase II Mall Borrowers, as applicable, has, promptly upon discovery thereof, given written notice to the Funding Agents of such default, (ii) LCR and the Phase II Mall Borrowers, as applicable, as promptly as practicable commences action reasonably designed to cure such default and continues diligently to pursue such action until cured (but in no event longer than ninety (90) days in the aggregate), and (iii) such default does not have a Material Adverse Effect.

7.1.5        Breach of Contracts.  Any Loan Party or any other party thereto shall breach or default under any term, condition, provision, covenant, representation or warranty contained in any Contract, if the effect of such breach or default could reasonably be expected to have a Material Adverse Effect and such breach or default shall continue unremedied for thirty (30) days after notice received by LCR or the Phase II Mall Borrowers from their respective Funding Agent; provided, however, that in the case of any such Contract, (a) if the breach or default is by a Loan Party and is reasonably susceptible to cure within ninety (90) days but cannot be cured within such thirty (30) days despite the applicable Loan Party’s good faith and diligent efforts to do so, the cure period shall be extended as is reasonably necessary beyond such thirty (30) day period (but in no event longer than ninety (90) days) if remedial action reasonably likely to result in cure is promptly instituted within such thirty (30) day period and is thereafter diligently pursued until the breach or default is corrected and (b) if the breach is by a party other than LCR, Phase II Mall Holding or Phase II Mall Subsidiary, then no Event of Default shall be deemed to have occurred as a result of such breach if LCR and the Phase II Mall Borrowers provide written notice to the Funding Agents immediately upon (but in no event more than two (2) Banking Days after) LCR, Phase II Mall Holding or Phase II Mall Subsidiary’s becoming aware of such breach that such Loan Party intends to replace such Contract (or that replacement is not necessary) and (i) the applicable Loan Party obtains a replacement obligor or obligors reasonably acceptable to the Disbursement Agent (in consultation with the Construction Consultant) for the affected party (if in the reasonable judgment of the Disbursement Agent (in consultation with the Construction Consultant) a replacement is necessary), (ii) the applicable Loan Party enters into a replacement Contract in accordance with Section 6.1 on terms reasonably similar to the applicable Loan Party and the applicable Lenders in any material respect than the Contract so terminated within sixty (60) days of such termination (if in the reasonable judgment of the Disbursement Agent (in consultation with the Construction Consultant) a replacement is necessary), and (iii) such termination, after considering any replacement obligor and replacement Contract and the time required to implement such replacement, has not had and would not reasonably be expected to have a Material Adverse Effect.

7.1.6        Termination or Invalidity of Contracts; Abandonment of Phase II Project.

(a)           Any Contract that is a Material Project Document shall have terminated, become invalid or illegal, or otherwise ceased to be in full force and effect, provided that no Event of Default shall be deemed to have occurred as a result of such termination if LCR and the Phase II Mall Borrowers provide written notice to the Funding Agents immediately upon (but in no event more than two (2) Banking Days after) any such Person becoming aware of such Contract ceasing to be in full force or effect that such Persons intend to replace such Contract (or that replacement is not necessary) and (i) such Persons obtain a replacement obligor or obligors reasonably acceptable to the Disbursement Agent (in consultation with the Construction Consultant), for the affected party (if in the reasonable judgment of the Disbursement Agent (in consultation with the Construction Consultant) a replacement is necessary), (ii) such Persons enter into a replacement Contract in accordance with Section 6.1, on terms reasonably similar no less beneficial to LCR, the Phase II Mall Borrowers and the Lenders in any material respect than the Contract so terminated, within sixty (60) days of such termination (if in the reasonable judgment of the Disbursement Agent (in consultation with the Construction Consultant) a replacement is necessary), and (iii) such termination, after considering any replacement obligor and replacement Contract and the time required to implement such replacement, has not had and would not reasonably be expected to have a Material Adverse Effect;

(b)           (i) LCR shall cease to own the Phase II Site and all parcels and subdivisions comprising thereof or located thereon (other than the Phase II Mall Air Space to the extent permitted by Section 5.11), the Improvements situated on the Phase II Site (other than Phase II Mall Improvements owned by Phase II Mall Subsidiary or tenants in the Phase II Mall) or the Phase II Site Easements for the purpose of developing and constructing the Phase II Hotel/Casino and the Phase II Mall in the manner contemplated by the Operative Documents or (ii) Phase II Mall Subsidiary shall cease to own or lease the Phase II Mall Space and all parcels and subdivisions comprising thereof or located thereon, the Phase II Mall Improvements (other than Phase II Mall Improvements owned by tenants in the Phase II Mall) or the Phase II Mall Space Easements for the purpose of owning or leasing the Phase II Mall in the manner contemplated by the Operative Documents;

(c)           (i) LCR shall abandon the Phase II Hotel/Casino or otherwise cease to pursue the construction of the Phase II Hotel/Casino in accordance with Section 5.2 or shall sell or otherwise dispose of its interest in the Phase II Hotel/Casino or (ii) Phase II Mall Subsidiary shall abandon the Phase II Mall or otherwise cease to pursue the construction of the Phase II Mall in accordance with Section 5.2 or shall sell or otherwise dispose of its interest in the Phase II Mall unless each of the Phase II Mall Release Conditions shall have been satisfied.

7.1.7        Permits.  Any Permit necessary for the ownership, construction, maintenance, financing or operation of the Phase II Project shall be modified, revoked or cancelled, or a notice of violations is issued under any Permit, by the issuing agency or other Governmental Instrumentality having jurisdiction or any proceeding is commenced by any Governmental Instrumentality for the purpose of modifying, revoking or canceling any Permit and the effect of such modification, revocation or loss of such Permit or notice of violations is reasonably likely to have a Material Adverse Effect.

7.1.8        Schedule; Substantial Completion.

(a)           Projected Failure to Achieve Substantial Completion as Scheduled.  The Construction Consultant shall reasonably determine (based on its experience, familiarity and review of the Phase II Project and information and schedule provided by LCR, the Phase II Mall Borrowers and the Construction Manager) at any time during the construction of the Phase II Project that the Substantial Completion Date is likely to occur no earlier than seventy-five (75) days after the Outside Completion Deadline or that Phase II Mall Substantial Completion is likely not to occur by the Phase II Mall Outside Substantial Completion Date; or

(b)           Actual Failure to Achieve Substantial Completion as Scheduled.  Failure to achieve the Substantial Completion Date on or before the Outside Completion Deadline or failure to achieve Phase II Mall Substantial Completion by the Phase II Mall Outside Substantial Completion Date.

7.1.9        FF&E Proceeds.  LCR shall fail to deposit into the Bank Proceeds Account and/or the Phase II Hotel/Casino Equity Account, as applicable in accordance with Section 2.2.3(b), within ten Banking Days of the receipt thereof, the proceeds of draws under the FF&E Financings with respect to FF&E Component items for which one or more Advances have been made pursuant to Section 2.2.3(b).

7.1.10      Breach of the Phase II Mall Purchase Agreement.  Any material breach by the parties under the Phase II Mall Purchase Agreement (other than the Phase II Mall Buyer) beyond the expiration of applicable grace, notice and cure periods.

7.2           Remedies.  Upon the occurrence and during the continuation of an Event of Default, the Lenders and the Disbursement Agent may, without further notice of default, presentment or demand for payment, protest or notice of non-payment or dishonor, or other notices or demands of any kind, all such notices and demands being waived (to the extent permitted by applicable law), exercise (subject, except in the case of clause (a) below, to the provisions of the Financing Agreements relating to the exercise of rights and remedies) any or all rights and remedies at law or in equity (in any combination or order that the Lenders may elect, subject to the foregoing), including without limitation or prejudice to the Lenders’ other rights and remedies, the following:

(a)           refuse, and the Lenders shall not be obligated, to make any Advances or make any payments from any Account or other funds held by the Disbursement Agent by or on behalf of LCR or the Phase II Mall Borrowers or suspend or terminate the Commitments; and

(b)           exercise any and all rights and remedies available to them under any of the Financing Agreements.

ARTICLE 8 - CONSULTANTS AND REPORTS

8.1           Removal and Fees.  The Funding Agents, acting together, in their sole discretion may remove from time to time the Independent Consultants and, subject to Section 10.15.1, appoint replacements as such parties may choose in consultation with LCR and the Phase II Mall Borrowers (unless an Event of Default shall have occurred and be continuing, in which case such parties shall not be required to consult with LCR or the Phase II Mall Borrowers); provided that, in all cases, any such replacement Independent Consultant shall not be an Affiliate of any party hereto and shall be qualified to perform its obligations hereunder.  Notice of any replacement Independent Consultant shall be given to the Disbursement Agent, LCR, the Phase II Mall Borrowers and the Independent Consultant being replaced.  All reasonable fees and expenses of the Independent Consultants (whether the original ones or replacements) shall, subject to the limitations set forth in Section 10.15.1 hereof, be paid by LCR and the Phase II Mall Borrowers.

8.2           Duties.  Each Independent Consultant shall be contractually obligated to the Disbursement Agent and each Funding Agent to carry out the activities required of it in this Agreement and in its engagement agreement and as otherwise requested by such Funding Agents.  Each of LCR, Phase II Mall Holding and Phase II Mall Subsidiary acknowledges that, except as provided in the Construction Consultant’s Engagement Agreement with respect to the Construction Consultant, it will not have any cause of action or claim against any Independent Consultant resulting from any decision made or not made, any action taken or not taken or any advice given by such Independent Consultant in the due performance in good faith of its duties.

ARTICLE 9- THE DISBURSEMENT AGENT

9.1           Appointment and Acceptance.  Subject to and on the terms and conditions of this Agreement, the Funding Agents hereby jointly and irrevocably appoint and authorize the Disbursement Agent to act as their agent hereunder and as their agent.  The Disbursement Agent accepts such appointment and agrees to exercise commercially reasonably efforts and utilize commercially prudent practices in the performance of its duties hereunder consistent with those of similar institutions administering construction loans and disbursing disbursement control funds.

9.2           Duties and Liabilities of the Disbursement Agent Generally.

9.2.1        Meetings; Inspections.  Commencing upon execution and delivery hereof, the Disbursement Agent shall have the right (but shall not be obligated) to meet periodically at reasonable times upon three (3) Banking Days’ notice, with representatives of LCR, the Phase II Mall Borrowers, the Construction Consultant, the Construction Manager, the Architect and such other employees, consultants or agents as the Disbursement Agent shall reasonably request to be present for such meetings.  The Disbursement Agent may perform such inspections and tests of the Phase II Project as it deems reasonably appropriate in the performance of its duties hereunder.  In addition, the Disbursement Agent shall have the right at reasonable times upon prior notice to review (or to cause the Construction Consultant to review) all information (including Contracts) supporting the amendments to the Project Budget, amendments to any Contracts, Advance Requests and any certificates in support of any of the foregoing, to inspect materials stored on the Phase II Site or the Phase II Mall Space then owned by LCR, Phase II Mall Holding or Phase II Mall Subsidiary, to review the insurance required pursuant to the terms of the Financing Agreements, to confirm receipt of endorsements from the Title Insurer insuring the continuing priority of the liens of the Deeds of Trust as security for each Advance hereunder, and to examine the Plans and Specifications and all shop drawings relating to the Phase II Project.  The Disbursement Agent is authorized to contact any Contractor for purposes of confirming receipt of progress payments.  The Disbursement Agent shall be entitled to examine, copy and make extracts of the books, records, accounting data and other documents of LCR, Phase II Mall Holding or Phase II Mall Subsidiary, including without limitation bills of sale, statements, receipts, conditional and unconditional lien releases, contracts or agreements, which relate to any materials, fixtures or articles incorporated into the Phase II Project.  From time to time, at the request of the Disbursement Agent, LCR and the Phase II Mall Borrowers shall make the Project Schedule available to the Disbursement Agent and the Construction Consultant.  LCR and the Phase II Mall Borrowers agree to cooperate with the Disbursement Agent in assisting the

Disbursement Agent to perform its duties hereunder and to take such further steps as the Disbursement Agent reasonably may request in order to facilitate such performance.

9.2.2        Powers, Rights and Remedies.  The Disbursement Agent is authorized to take such actions and to exercise such powers, rights and remedies under this Agreement as are specifically delegated or granted to Disbursement Agent by the terms hereof, together with such powers, rights and remedies as are reasonably incidental thereto.  The Disbursement Agent agrees to act in accordance with the instructions of the Funding Agents and in the absence of such instructions shall take such actions or refrain from acting as it deems reasonable subject to any express requirements of this Agreement.

9.2.3        Notice of Defaults.  If the Disbursement Agent (a) notifies any Funding Agent or Lender that an Event of Default or Potential Event of Default known to it (or as to which it has received notice from any Funding Agent) has occurred (which has not been cured or waived) or (b) receives notice from any Funding Agent or Lender that an Event of Default or Potential Event of Default has occurred (which has not, at the time of such notice, been cured or waived in accordance with the terms of the Facility Agreements), then in each case the Disbursement Agent shall provide prompt notice to each Funding Agent of the same.

9.2.4        No Risk of Own Funds.  None of the provisions of this Agreement shall require the Disbursement Agent to expend or risk its own funds or otherwise to incur any personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

9.2.5        No Imputed Knowledge.  Notwithstanding anything to the contrary in this Agreement, if the entity acting as the Disbursement Agent also serves as a collateral agent or Funding Agent under the Financing Agreements, and except if such functions shall be performed by the same individuals within such entity, to the maximum extent permitted by law the Disbursement Agent shall not be deemed to have any knowledge of any fact known to such entity in its capacity as the collateral Agent or Funding Agent by reason of the fact that the Disbursement Agent and the collateral agent or Funding Agent, as the case may be, are the same entity.  Except as aforesaid, no knowledge of the collateral agent or any Funding Agent shall be attributed to the Disbursement Agent.  The Disbursement Agent’s duties and functions under this Agreement shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon the Disbursement Agent in its capacity as Bank Agent or Phase II Mall Agent or as a Lender.  With respect to its participation in the extensions of credit under the Bank Credit Agreement and the Phase II Mall Construction Loan Agreement, if any, the Disbursement Agent shall have the same rights and powers hereunder as any other Funding Agent or Lender and may exercise the same as though it were not performing its duties and functions hereunder.  The Funding Agents acknowledge that The Bank of Nova Scotia has an existing relationship with LVSI and certain of its Affiliates.  The Disbursement Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with LCR, Phase II Mall Holding or Phase II Mall Subsidiary or any of their Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from LCR, Phase II Mall Holding or Phase II Mall Subsidiary for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.  Each party hereto acknowledges that, as of the Effective Date, The Bank of Nova Scotia, in addition to acting as the Disbursement Agent hereunder, is also acting as the Bank Agent, the Phase II Mall Agent and Trustee (as defined in the Cooperation Agreement) and is a Bank Lender and a Phase II Mall Lender and is an agent and/or lender under other credit facilities with LVSI and/or certain of its Subsidiaries.

9.3           Particular Duties and Liabilities of the Disbursement Agent.

9.3.1        Reliance on Instructions.  The Disbursement Agent may, from time to time, in the event that any matter arises as to which specific instructions are not provided herein, request directions from the Funding Agents with respect to such matters and may refuse to act until so instructed and shall be fully protected in acting or refusing to act in accordance with such instructions.

9.3.2        Reliance Generally.  The Disbursement Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval or other paper or document believed by it on reasonable grounds to be genuine and to have been signed or presented by the proper party or parties.  Notwithstanding anything else in this Agreement to the contrary, in performing its duties hereunder, including approving any Advance Requests, making any other determinations or taking any other actions hereunder, the Disbursement Agent shall be entitled to rely on certifications from LCR and/or the Phase II Mall Borrowers (and, where contemplated herein, certifications from third parties, including and LVSI, VCR, the Construction Manager, the Architect and the Construction Consultant) as to satisfaction of any requirements and/or conditions imposed by this Agreement.  The Disbursement Agent shall not be required to conduct any independent investigation as to the accuracy, veracity or completeness of any such items or to investigate any other facts or circumstances to verify compliance by any of LVSI, VCR, LCR or the Phase II Mall Borrowers with their obligations hereunder.

9.3.3        Court Orders.  The Disbursement Agent is authorized, in its exclusive discretion, to obey and comply with all writs, orders, judgments or decrees issued by any court or administrative agency affecting any money, documents or things held by the Disbursement Agent.  The Disbursement Agent shall not be liable to any of the parties hereto, their successors, heirs or personal representatives by reason of the Disbursement Agent’s compliance with such writs, orders, judgments or decrees, notwithstanding whether such writ, order, judgment or decree is or may later be reversed, modified, set aside or vacated.

9.3.4        Responses to Requests.  Any request, direction, order or demand of LCR, Phase II Mall Holding or Phase II Mall Subsidiary mentioned herein shall be sufficiently evidenced (unless other evidence in respect thereof be herein specifically prescribed) by an instrument signed by one of its Authorized Representatives, and any resolution of LCR, Phase II Mall Holding or Phase II Mall Subsidiary may be evidenced to the Disbursement Agent by a copy thereof certified by the Secretary or an Assistant Secretary of such Person.

9.3.5        Reliance on Opinions of Counsel.  The Disbursement Agent may consult with counsel and any opinion of counsel confirmed in writing shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such opinion of counsel.

9.3.6        Action through Agents or Attorneys.  The Disbursement Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys appointed with due care, and the Disbursement Agent shall not be responsible for any act on the part of any agent or attorney so appointed.

9.3.7        Disagreements.

(a)           In the event of any disagreement between the Funding Agents or between a Funding Agent and any Loan Party or any other Person or Persons whether or not named herein, and adverse claims or demands are made in connection with or for any of the investments or amounts held pursuant to this Agreement, the Disbursement Agent shall be entitled at its option to refuse to comply with any such claim or demand so long as such disagreement shall continue, and in so doing, the Disbursement Agent shall not be or become liable for damages or interest to such Funding Agent or any Loan Party or any other Person or Persons for the Disbursement Agent’s failure or refusal to comply with such conflicting or adverse claims or demands.  The Disbursement Agent shall be entitled to continue so to refrain and refuse so to act until:

(i)                    the rights of the adverse claimants have been fully adjudicated in the court assuming and having jurisdiction of the claimants and the investments and amounts held pursuant to this Agreement; or

(ii)                   all differences shall have been adjusted by agreement, and the Disbursement Agent shall have been notified thereof in writing by all persons deemed by the Disbursement Agent, in its sole discretion, to have an interest therein.

(b)           In addition, the Disbursement Agent, in its sole discretion, may file a suit in interpleader for the purpose of having the respective rights of all claimants adjudicated, and may deposit with the court all of the investments and amounts held pursuant to this Agreement.  LCR and the Phase II Mall Borrowers each severally agree to pay all costs and reasonable counsel fees incurred by the Disbursement Agent in such action, said costs and fees to be included in the judgment in any such action.

(c)           Notwithstanding anything in this Section 9.3.7 to the contrary, if such disagreement between any Loan Party (or any other Person) and the Funding Agents relates to the existence of a Potential Event of Default or an Event of Default, the Disbursement Agent shall nevertheless continue to comply with the instructions of the Funding Agents regardless of the existence of such disagreement.

9.4           Segregation of Funds and Property Interest.  Except as otherwise expressly provided in the Financing Agreements, monies and other property received by the Disbursement Agent shall, until used or applied as herein provided, be held for the purposes for which they were received, and shall be segregated from other funds except to the extent required herein or by law.  To the extent that the Disbursement Agent also acts as securities intermediary, (a) the Disbursement Agent shall note in its records that all funds and other assets in the Phase II Hotel/Casino Equity Account, the Bank Proceeds Account, the Disbursement Account, the Phase II Hotel/Casino Cash Management Account, the Supplemental Hotel/Casino Cash Account and the Free-Cash Flow Sub-Account have been pledged to the Bank Secured Parties and that the Disbursement Agent is holding such items for the Bank Secured Parties and (b) the Disbursement Agent shall note in its records that all funds and other assets in the Phase II Mall Equity Account, the Phase II Mall Loan Proceeds Account, the Phase II Mall Cash Management Account and the Supplemental Mall Cash Account have been pledged to the Phase II Mall Secured Parties and that the Disbursement Agent is holding such items for the Phase II Mall Secured Parties.  Accordingly, all such funds and assets shall not be within the bankruptcy “estate” (as such term is used in 11 U.S.C. § 541) of the Disbursement Agent.  The Disbursement Agent shall not be under any liability for interest on any monies received by it hereunder, except as otherwise specified in this Agreement.  The Disbursement Agent hereby expressly waives any right of set-off or similar right it may have against or in relation to the Accounts, the Lien Protection Account and any monies, Permitted Investments or other amounts on deposit therein.

9.5           Compensation and Reimbursement of the Disbursement Agent.  LCR and the Phase II Mall Borrowers each severally covenant and agree to pay to the Disbursement Agent from time to time, and the Disbursement Agent shall be entitled to, the fees set forth in that certain letter agreement between LCR, the Phase II Mall Borrowers and the Disbursement Agent, and LCR and the Phase II Mall Borrowers will further pay or reimburse the Disbursement Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Disbursement Agent in accordance with any of the provisions of the Financing Agreements or the documents constituting or executed in connection with the Project Security (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and of all persons not regularly in its employ).  The obligations of LCR and the Phase II Mall Borrowers under this Section 9.5 to compensate the Disbursement Agent and to pay or reimburse the Disbursement Agent for reasonable expenses, disbursements and advances shall constitute additional indebtedness (and shall be deemed permitted indebtedness under each Financing Agreement) hereunder and shall survive the satisfaction and discharge of this Agreement.

9.6           Qualification of the Disbursement Agent.  The Disbursement Agent hereunder shall at all times be (a) The Bank of Nova Scotia (or any successor thereto by merger or operation of law) or (b) a corporation with offices in New York City, New York which (i) is authorized to exercise corporation trust powers, (ii) is subject to supervision or examination by the applicable Governmental Instrumentality, (iii) shall have a combined capital and surplus of at least Five Hundred Million Dollars ($500,000,000), (iv) shall have a long-term credit rating of not less than A- or A3, respectively, by S&P or Moody’s (provided that any such bank with a long-term credit rating of A- or A3 shall not cease to be eligible to act as Disbursement Agent upon a downward change in either such rating of no more than one category or grade of such minimum rating, as the case may be).  With respect to any replacement of the Person acting as Disbursement Agent as of the Effective Date, such Person shall be acceptable to each Funding Agent (and, provided no Event of Default or Potential Event of Default has occurred and is continuing, LCR and the Phase II Mall Borrowers).  In case at any time the Disbursement Agent shall cease to be eligible in accordance with the provisions of this Section 9.6, the Disbursement Agent shall resign immediately in the manner and with the effect specified in Section 9.7.

9.7           Resignation and Removal of the Disbursement Agent.  Either Funding Agent shall have the right should it reasonably determine that the Disbursement Agent has breached or failed to perform its obligations hereunder or has engaged in willful misconduct or gross negligence, upon the expiration of thirty (30) days following delivery of written notice of substitution to the Disbursement Agent, LCR and the Phase II Mall Borrowers, to cause the Disbursement Agent to be relieved of its duties hereunder and to select a substitute disbursement agent to serve hereunder.  The Disbursement Agent may resign at any time upon thirty (30) days’ written notice to all parties hereto.  Upon selection of a substitute disbursement agent meeting the requirements of Section 9.6 and consented to by the Funding Agents (and, provided no Potential Event of Default or Event of Default has occurred and is continuing, LCR and the Phase II Mall Borrowers), the Funding Agents, LCR and the Phase II Mall Borrowers and the substitute disbursement agent shall enter into an agreement substantially identical to this Agreement and, the Disbursement Agent shall transfer to the substitute disbursement agent upon request therefor originals of all books, records, and other documents in the Disbursement Agent’s possession relating to this Agreement.

9.8           Merger or Consolidation of the Disbursement Agent.  Any corporation into which the Disbursement Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Disbursement Agent shall be a party, or any corporation succeeding to the corporate trust business of the Disbursement Agent, shall, if eligible hereunder, be the successor of the Disbursement Agent hereunder; provided, that such corporation shall be eligible under the provisions of Section 9.6 without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

9.9           Statements; Information.  The Disbursement Agent shall provide to the Bank Arranger (until the Initial Bank Advance), the Funding Agents, LCR and the Phase II Mall Borrowers a monthly statement of all deposits to, and disbursements from, each account maintained with it and interest and earnings credited to each account established and maintained hereunder and under the other Operative Documents by the Disbursement Agent.  The Disbursement Agent shall forward to the Bank Arranger (until the Initial Bank Advance) and the Funding Agents any such statements delivered to it by the securities intermediaries under the Collateral Account Agreements.

9.10         Limitation of Liability.  The Disbursement Agent’s responsibility and liability under this Agreement shall be limited as follows:  (a) the Disbursement Agent does not represent, warrant or guaranty to the Bank Arranger, the Funding Agents or the Lenders the performance by LCR, the Phase II Mall Borrowers, the Construction Manager, the Architect or any other Contractor of their respective obligations under the Operative Documents and shall have no duty to inquire whether a Potential Event of Default or an Event of Default has occurred and is continuing; (b)  the Disbursement Agent shall have no responsibility to LCR, the Phase II Mall Borrowers, the Bank Arranger, the Funding Agents or the Lenders as a consequence of performance by the Disbursement Agent hereunder except for any bad faith, fraud, gross negligence or willful misconduct of the Disbursement Agent; (c) each of LCR and Phase II Mall Subsidiary shall remain solely responsible for all aspects of its business and conduct in connection with the Phase II Project, including but not limited to the quality and suitability of the Plans and Specifications, the supervision of the work of construction, the qualifications, financial condition and performance of all architects, engineers, contractors, subcontractors, suppliers, consultants and property managers, the accuracy of all applications for payment, and the proper application of all disbursements; and (d) the Disbursement Agent is not obligated to supervise, inspect or inform LCR or the Phase II Mall Borrowers of any aspect of the ownership, development, construction or operation of the Phase II Project or any other matter referred to above.  The Bank Arranger, each Funding Agent and Lender has made its own independent investigation of the financial condition and affairs of LCR and the Phase II Mall Borrowers in connection with the making of the extensions of credit contemplated by the Financing Agreements and has made and shall continue to make its own appraisal of the creditworthiness of LCR and the Phase II Mall Borrowers.  Except as specifically set forth herein, the Disbursement Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of the Funding Agents or Lenders or to provide any Funding Agent or Lender with any credit or other information with respect thereto.  The Disbursement Agent shall not have, by reason of this Agreement, a fiduciary relationship in respect of the Bank Arranger or any Funding Agent or any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Disbursement Agent any obligations in respect of this Agreement except as expressly set forth herein or therein.  The Disbursement Agent shall have no duties or obligations hereunder except as expressly set forth herein, shall be responsible only for the performance of such duties and obligations and shall not be required to take any action otherwise than in accordance with the terms hereof.  The provisions of this Article 9 are solely for the benefit of the Disbursement Agent and none of the Bank Arranger, the Funding Agents, the Lenders, LCR or the Phase II Mall Borrowers shall have any rights as a third party beneficiary of any of the provisions hereof.  In performing its functions and duties under this Agreement, the Disbursement Agent does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for LCR or the Phase II Mall Borrowers or any of their Affiliates.  Neither the Disbursement Agent nor any of its officers, directors, employees or agents shall be in any manner liable or responsible for any loss or damage arising by reason of any act or omission to act by it or them hereunder or in connection with any of the transactions contemplated hereby, including, but not limited to, any loss that may occur by reason of forgery, false representations, the exercise of its discretion, or any other reason, except for any bad faith, fraud, gross negligence or willful misconduct of the Disbursement Agent.

9.11         Safekeeping of Accounts.

9.11.1      Application of Funds in Accounts.  Amounts deposited in the Accounts shall be applied exclusively as provided in this Agreement and the other Financing Agreements, and the Disbursement Agent shall at all times act and direct the Financial Institution under the Collateral Account Agreements so as to implement the application of funds provisions and procedures herein set forth.  The Disbursement Agent is hereby authorized to direct Financial Institution to reduce to cash any Permitted Investment (without regard to maturity) in any account in order to make any application required hereunder.  No amount held in any Account shall be disbursed except in accordance with the provisions hereof or as required by law.

9.11.2      Event of Default.  Notwithstanding anything to the contrary in this Agreement, upon the occurrence and during the continuance of any Potential Event of Default or Event of Default of which it has notice, the Disbursement Agent shall not in any such event deposit or cause to be deposited any amounts into the Disbursement Account, the Phase II Hotel/Casino Cash Management Account, the Phase II Mall Cash Management Account or the Lien Protection Account or release or cause to be released any amounts to LCR or the Phase II Mall Borrowers unless instructed to the contrary by (i) with respect to the Lien Protection Account, each Funding Agent, (ii) with respect to the Phase II Hotel/Casino Equity Account, the Bank Proceeds Account, the Phase II Hotel/Casino Cash Management Account, the Supplemental Hotel/Casino Cash Account and the Free Cash Flow Sub-Account, the Bank Agent, (iii) with respect to all funds from time to time on deposit in the Disbursement Account constituting proceeds of the Phase II Hotel/Casino Funding Sources (until such funds are transferred from the Disbursement Account to pay Project Costs or otherwise in accordance with the terms hereof), the Bank Agent,  (iii) with respect to the Phase II Mall Equity Account, the Phase II Mall Loan Proceeds Account, the Phase II Mall Cash Management Account and the Supplemental Mall Cash Account, the Phase II Mall Agent and (iv) with respect to all funds from time to time on deposit in the Disbursement Account constituting proceeds of the Phase II Mall Funding Sources (until such funds are transferred from the Disbursement Account to pay Project Costs or otherwise in accordance with the terms hereof), the Phase II Mall Agent.  The Disbursement Agent is hereby irrevocably authorized by LCR and the Phase II Mall Borrowers to apply, or cause to be applied, amounts in any Account and any other sums held by the securities intermediary under any Collateral Account Agreement to the payment of interest, principal, fees, costs, charges or other amounts due or payable to any of the Bank Secured Parties or the Phase II Mall Secured Parties, as applicable, in respect of such account.

9.11.3      Liens.  The Disbursement Agent shall take such actions within its control that it customarily takes in the conduct of its business to protect the Accounts and all cash, funds, Permitted Investments from time to time deposited therein, as well as any proceeds or income therefrom (collectively, the “Account Collateral”) free and clear of all liens, security interests, safekeeping or other charges, demands and claims of any nature whatsoever now or hereafter existing, in favor of anyone other than the Secured Parties (or the Disbursement Agent, as agent for the Secured Parties) (collectively, the “Third Party Claims”); it being understood, however, that the foregoing shall in no way be deemed to be a guaranty or other assurance by the Disbursement Agent that Third Party Claims will not arise.

9.11.4      Perfection.  The Disbursement Agent shall take any steps from time to time requested by any Funding Agent to confirm or cause the securities intermediaries under the Collateral Account Agreements to confirm and maintain the priority of their respective security interests in the Account Collateral.

9.11.5      Accounts.  Notwithstanding any other provision hereof, the parties hereto acknowledge and agree that (a) except as provided in the Intercreditor Agreement, the security interest granted by LCR in the Phase II Hotel/Casino Equity Account, the Bank Proceeds Account, the Phase II Hotel/Casino Cash Management Account, the Supplemental Hotel/Casino Cash Account and the Free Cash Flow Sub-Account (including any Permitted Investments held in each such Account) pursuant to the Bank Collateral Account Agreement is for the sole and exclusive benefit of the Bank Agent and the Bank Lenders and only the Bank Agent shall have the right to direct the Disbursement Agent with respect to each such Account, (b) the security interest granted by Phase II Mall Subsidiary in the Phase II Mall Equity Account, the Phase II Mall Loan Proceeds Account, the Phase II Mall Cash Management Account and the Supplemental Mall Cash Account (including any Permitted Investments held in each such Account) pursuant to the Phase II Mall Collateral Account Agreement is for the sole and exclusive benefit of the Phase II Mall Agent and the Phase II Mall Lenders and only the Phase II Mall Agent shall have the right to direct the Disbursement Agent with respect to each such Account, (c) all funds from time to time on deposit in the Disbursement Account constituting proceeds of the Phase II Hotel/Casino Funding Sources (until such funds are transferred from the Disbursement Account to pay Project Costs or otherwise in accordance with the terms hereof) shall be the sole and exclusive property of LCR and shall be subject to the sole and exclusive security interest of the Bank Agent on behalf of the Bank Secured Parties and (d) all funds from time to time on deposit in the Disbursement Account constituting proceeds of the Phase II Mall Funding Sources (until such funds are transferred from the Disbursement Account to pay Project Costs or otherwise in accordance with the terms hereof) shall be the sole and exclusive property of the Phase II Mall Borrowers and shall be subject to the sole and exclusive security interest of the Phase II Mall Agent on behalf of the Phase II Mall Secured Parties.

ARTICLE 10 - MISCELLANEOUS

10.1         Addresses.  Any communications between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to LCR:	Lido Casino Resort, LLC
3355 Las Vegas Boulevard South
Las Vegas, Nevada 89109
Attn: General Counsel
Telephone No.: (702) 414-4409
Facsimile No.: (702) 414-4421

with a copy to:	Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
Attn: Harris Freidus
Telephone No.: (212) 373-3000
Facsimile No.: (212) 492-0064

If to the Phase II Mall	Phase II Mall Holding, LLC
Borrowers:	Phase II Mall Subsidiary, LLC
3355 Las Vegas Boulevard South
Las Vegas, Nevada 89109
Attn: General Counsel
Telephone No.: (702) 414-4409
Facsimile No.: (702) 414-4421

with a copy to:	Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
Attn: Harris Freidus
Telephone No.: (212) 373-3000
Facsimile No.: (212) 492-0064

If to the Bank Agent:	The Bank of Nova Scotia
580 California Street, 21st Floor
San Francisco, CA 94104
Attn: Alan Pendergast
Telephone No.: (415) 616-4155
Facsimile No.: (415) 397-0791

If to the Bank Arranger:	Goldman Sachs Credit Partners L.P.
85 Broad Street
New York, NY 10004
Attn: Elizabeth Fischer
Telephone No.: (212) 902-1021
Facsimile No.: (212) 902-3000

with a copy to	Latham & Watkins LLP
Bank Arranger’s Counsel:	600 West Broadway, Suite 1800
San Diego, CA 92101
Attn: Sony Ben-Moshe
Telephone No.: (619) 238-2933
Facsimile No.: (619) 696-7419

If to the Phase II Mall	The Bank of Nova Scotia
Agent:	580 California Street, 21st Floor
San Francisco, CA 94104
Attn: Alan Pendergast
Telephone No.: (415) 616-4155
Facsimile No.: (415) 397-0791

If to the Disbursement	The Bank of Nova Scotia
Agent:	580 California Street, 21st Floor
San Francisco, CA 94104
Attn: Alan Pendergast
Telephone No.: (415) 616-4155
Facsimile No.: (415) 397-0791

with a copy to:	The Bank of Nova Scotia
Loan Administration
600 Peachtree Street, NE
Atlanta, GA 30308
Attn: Hilma Gabbidon and Vicki Gibson
Telephone No.: (404) 877-1525
Facsimile No.: (404) 888-8998

with an additional copy to:	The Bank of Nova Scotia
Real Estate Gaming and Leisure
One Liberty Plaza, 25th Floor
New York, New York 10008
Attn: Mary Ann Duca
Telephone No.: (212) 225-5487
Facsimile No.: (212) 225-5156

All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given (a) if delivered in person, (b) if sent by reputable overnight delivery service, (c) in the event overnight delivery services are not readily available, if mailed by first class mail, postage prepaid, registered or certified with return receipt requested or (d) if sent by prepaid telex, or by telecopy with correct answer back received.  Notice so given shall be effective upon receipt by the addressee, except that communication or notice so transmitted by telecopy or other direct written electronic means shall be deemed to have been validly and effectively given on the day (if a Banking Day and, if not, on the next following Banking Day) on which it is validly transmitted if transmitted and received before 4:00 p.m., recipient’s time, and if transmitted after that time, on the next following Banking Day; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender.  Any party shall have the right to change its address for notice hereunder to any other location by giving of no less than twenty (20) days’ notice to the other parties in the manner set forth hereinabove.

10.2         Further Assurances.  From time to time LCR and the Phase II Mall Borrowers shall execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Funding Agents or the Disbursement Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Financing Documents, or of more fully perfecting or renewing the rights of the Funding Agents and the Lenders with respect to their respective Project Security (or with respect to any additions thereto or replacements or proceeds or products thereof or with respect to any other property or assets hereafter acquired by LCR or a Phase II Mall Borrower or any other Subsidiary of LVSI which may be deemed to be part of the Bank Security or the Phase II Mall Security) pursuant hereto or thereto.  Upon the exercise by the Funding Agents, the Disbursement Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Financing Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Instrumentality, LCR and the Phase II Mall Borrowers shall, or shall cause the applicable Subsidiary of LVSI to, execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that such Funding Agent, the Disbursement Agent or such Lender may reasonably request from LCR or the applicable Phase II Mall Borrower or the applicable Subsidiary of LVSI in connection with such governmental consent, approval, recording, qualification or authorization.

10.3         Delay and Waiver.  No delay or omission to exercise any right, power or remedy accruing upon the occurrence of any Potential Event of Default or Event of Default or any other breach or default of LCR or the Phase II Mall Borrowers under this Agreement shall impair any such right, power or remedy of the Bank Arranger, the Funding Agents, the Lenders, the Disbursement Agent or any other Secured Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or in any similar breach or default thereafter occurring, nor shall any waiver of any single Potential Event of Default, Event of Default or other breach or default be deemed a waiver of any other Potential Event of Default, Event of Default or other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any of the Bank Arranger, the Funding Agents, the Lenders, the Disbursement Agent or any other Secured Party, of any Potential Event of Default, Event of Default or other breach or default under this Agreement or any other Financing Agreement, or any waiver on the part of any of the Bank Arranger, the Funding Agents, the Lenders, the Disbursement Agent or any other Secured Party, of any provision or condition of this Agreement or any other Operative Document, must be in writing and shall be effective only to the extent in such writing specifically set forth.  All remedies, either under this Agreement or any other Financing Agreement or by law or otherwise afforded to any of the Bank Arranger, the Funding Agents, the Lenders, the Disbursement Agent or any other Secured Party, shall be cumulative and not alternative.

10.4         Additional Security; Right to Set-Off.  Any deposits or other sums at any time credited or due from any Bank Secured Party and any securities or other property of LCR in the possession of any Bank Secured Party may at all times be treated as collateral security for the payment of the Bank Facility Obligations, and as security for the payment of the Bank Facility Obligations, LCR hereby pledges to the Disbursement Agent for the benefit of the Bank Secured Parties and grants the Disbursement Agent a security interest in and to all such deposits, sums, securities or other property of LCR on deposit or in the possession of the Bank Secured Parties.  Any deposits or other sums at any time credited or due from any Phase II Mall Secured Party and any securities or other property of the Phase II Mall Borrowers in the possession of any Phase II Mall Secured Party may at all times be treated as collateral security for the payment of the Phase II Mall Construction Loan Obligations, and as security for the payment of the Phase II Mall Construction Loan Obligations, the Phase II Mall Borrowers hereby pledge to the Disbursement Agent for the benefit of the Phase II Mall Secured Parties and grant the Disbursement Agent a security interest in and to all such deposits, sums, securities or other property of each Phase II Mall Borrower on deposit or in the possession of the Phase II Mall Secured Parties.  At any time after the occurrence and during the continuance of any Event of Default, regardless of the adequacy of any other collateral, (a) any Bank Secured Party may execute or realize on the Bank Secured Parties’ security interest in any such deposits or other sums credited by or due from any such Person to LCR, may apply any such deposits or other sums to or set them off against LCR’s obligations to the Bank Secured Parties under this Agreement and the other Financing Agreements at any time after the occurrence and during the continuance of any Event of Default and (b) any Phase II Mall Secured Party may execute or realize on the Phase II Mall Secured Parties’ security interest in any such deposits or other sums credited by or due from any such

Person to Phase II Mall Holding or Phase II Mall Subsidiary, may apply any such deposits or other sums to or set them off against Phase II Mall Holding and Phase II Mall Subsidiary’s respective obligations to the Phase II Mall Secured Parties under this Agreement and the other Financing Agreements.

10.5         Entire Agreement.  This Agreement and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect to the subject matter hereof, all of which negotiations and writings are deemed void and of no force and effect.

10.6         Governing Law.  This Agreement shall be governed by the laws of the State of New York of the United States of America and shall for all purposes be governed by and construed in accordance with the laws of such state without regard to the conflict of law rules thereof other than Section 5-1401 of the New York General Obligations Law, provided, however, that to the extent any terms of this Agreement are incorporated in and made part of any other Financing Agreement, any such term so incorporated shall for all purposes be governed by and construed in accordance with the law governing the Financing Agreement into which such term is so incorporated.

10.7         Severability.  In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the parties hereto shall enter into good faith negotiations to replace the invalid, illegal or unenforceable provision.

10.8         Headings.  Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

10.9         Limitation on Liability; Waiver.  NO CLAIM SHALL BE MADE BY ANY PARTY HEREUNDER OR ANY OF THEIR AFFILIATES AGAINST ANY OTHER PERSON HEREUNDER OR ANY OF THEIR RESPECTIVE AFFILIATES, DIRECTORS, EMPLOYEES, ATTORNEYS OR AGENTS FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (WHETHER OR NOT THE CLAIM THEREFOR IS BASED ON CONTRACT, TORT OR DUTY IMPOSED BY LAW), IN CONNECTION WITH, ARISING OUT OF OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE OTHER OPERATIVE DOCUMENTS OR ANY ACT OR OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH; AND EACH PARTY HERETO HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY SUCH CLAIM FOR ANY SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN THEIR FAVOR.

10.10       Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS

AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF ANY OTHER PARTY HEREUNDER.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR PARTIES TO ENTER INTO THIS AGREEMENT.

10.11       Consent to Jurisdiction.  Any legal action or proceeding involving this Agreement or the rights and/or obligations of the parties hereunder may be brought in or removed to the courts of the State of New York, in and for the County of New York, or of the United States of America for the Southern District of New York.  By execution and delivery of this Agreement, each of the parties hereto, accepts, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts for legal proceedings arising out of or in connection with this Agreement and irrevocably consents to the appointment of the Corporation Service Company, whose offices are currently located at 80 State Street, Albany, New York 12207 as its agent to receive service of process in New York, New York.  Nothing herein shall affect the right to serve process in any other manner permitted by law or any right to bring legal action or proceedings in any other competent jurisdiction, including judicial or non-judicial foreclosure of real property interests which are part of the Bank Security or the Phase II Mall Security.  Each of the parties hereto further agrees that the aforesaid courts of the State of New York and of the United States of America for the Southern District of New York shall have exclusive jurisdiction with respect to any claim or counterclaim of each such Person based upon the assertion that the rate of interest charged by or under this Agreement, or under the other Financing Agreements is usurious.  Each of the parties hereto hereby waives any right to stay or dismiss any action or proceeding under or in connection with any or all of the Phase II Project, this Agreement or any other Operative Document brought before the foregoing courts on the basis of forum non-conveniens.

10.12       Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Notwithstanding the foregoing, none of LCR, Phase II Mall Holding or Phase II Mall Subsidiary may assign or otherwise transfer any of its rights under this Agreement.

10.13       Reinstatement.  This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of any of LCR, Phase II Mall Holding and Phase II Mall Subsidiary’s respective obligations hereunder or under the other Financing Agreements, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by the Secured Parties.  In the event that any payment or any part thereof is so rescinded, reduced, restored or returned, such obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

10.14       No Partnership; Etc.  The Bank Secured Parties and LCR intend that the relationship between them shall be solely that of creditor and debtor.  The Phase II Mall Secured Parties and the Phase II Mall Borrowers intend that the relationship between them shall be solely that of creditor and debtor.  Nothing contained in this Agreement or in any of the other Financing Agreements shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between the Bank Secured Parties and LCR, , the Phase II Mall Borrowers or any other Person or by or between the Phase II Mall Secured Parties and the Phase II Mall Borrowers or any other Person.  The Secured Parties shall not be in any way responsible or liable for the debts, losses, obligations or duties of LCR, the Phase II Mall Borrowers or any other Person with respect to the Phase II Project or otherwise.  All obligations to pay real property or other taxes, assessments, insurance premiums, and all other fees and charges arising from the ownership, operation or occupancy of the Phase II Project and to perform all obligations under the agreements and contracts relating to the Phase II Project shall be the sole responsibility of LCR or the Phase II Mall Borrowers, as applicable.

10.15       Costs and Expenses

10.15.1            Reimbursement of Costs.  Subject to the limitations set forth herein and, with respect to each Funding Agent, in the Financing Agreements to which such Funding Agent is a party, LCR shall pay the Bank Agent, the Bank Arranger and the Disbursement Agent, and the Phase II Mall Borrowers shall pay the Phase II Mall Agent and the Disbursement Agent, for the legal, engineering and other professional fees and costs of consultants and advisors to such Persons and the reasonable travel expenses and other out-of-pocket costs incurred by each of them in connection with the preparation, negotiation, execution and delivery, and where appropriate, registration of the Operative Documents (and all matters incidental thereto), the syndication of the Loans, the administration of the transactions contemplated by the Operative Documents (including, without limitation, the administration of this Agreement, the other Operative Documents and the Security Documents) and the preservation or enforcement of any of their respective rights or in connection with any amendments, waivers or consents required under the Financing Agreements or the Operative Documents.  The Bank Arranger and the Funding Agents will reasonably consult with LCR and the Phase II Mall Borrowers on a regular basis with respect to on-going costs of such Persons’ consultants and advisors.

10.15.2            Indemnity.  LCR and the Phase II Mall Borrowers shall each severally indemnify, defend and hold harmless the Insurance Advisor, the Construction Consultant, the Disbursement Agent and, in each case, their respective affiliates and each of their respective officers, directors, partners, trustees, employers, affiliates, shareholders, advisors, agents, attorneys, attorneys-in-fact, representatives and “controlling persons” (within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended), (collectively, the “Indemnitees”) from and against and reimburse the Indemnitees for any and all present and future claims, expenses, obligations, liabilities, losses, damages, injuries (to person, property, or natural resources), penalties, stamp or other similar taxes, actions, suits, judgments, reasonable costs and expenses including any reasonable legal or other expenses reasonably incurred by them in connection with the investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as witness with respect to, any lawsuits, investigations, claims or other proceedings (whether or not such Indemnitee is a formal party thereto) of whatever kind or nature, whether or not well founded, meritorious or unmeritorious, demanded, asserted or claimed against any such Indemnitee including any liability resulting from any delay or omission to pay any such tax (collectively, “Claims”) arising in any manner out of or in connection with this Agreement, the Operative Documents, the use of proceeds therefrom, the development, construction, ownership and operation of the Phase II Project the transactions contemplated by this Agreement or any other Operative Document, any other transaction related hereto or thereto of any claim, litigation, investigation or proceeding relating to any of the foregoing (regardless of whether any Indemnitee is a party hereto or thereto) including without limitation any and all Claims arising in connection with the release or presence of any Hazardous Materials at the Phase II Site, the Phase II Mall Space or the Phase II Project, whether foreseeable or unforeseeable, including all costs of removal and disposal of such Hazardous Materials, all reasonable costs required to be incurred in (i) determining whether the Phase II Project is in compliance and (ii) causing the Phase II Project to be in compliance, with all applicable Legal Requirements (including, without limitation, all Environmental Laws and all Permits issued under or otherwise relating to applicable Legal Requirements), all costs associated with claims for damages to persons or property, and attorneys’ and consultants’ fees and court costs.   No Indemnitee shall be liable for any damages arising from the use by unauthorized Persons of information or other materials sent through electronic telecommunication or other information transmission systems that are intercepted by other Persons.

10.15.3            Fraud.  The respective indemnity obligations of each of LCR and the Phase II Mall Borrowers pursuant to this Section 10.15 shall not apply with respect to an Indemnitee, to the extent arising as a result of the fraud, bad faith, gross negligence or willful misconduct of such Indemnitee (in each case as finally judicially determined by a court of competent jurisdiction), but shall continue to apply to other Indemnitees.

10.15.4            Unenforceability.  To the extent that the undertaking in the preceding paragraphs of this Section 10.15 may be unenforceable due to any law or public policy, LCR or the Phase II Mall Borrowers, as applicable will contribute the maximum portion that they are permitted to pay and satisfy under applicable law to the payment and satisfaction of such undertakings.

10.15.5            Foreclosure.  The provisions of this Section 10.15 shall survive foreclosure of the Security Documents and satisfaction or discharge of LCR and the Phase II Mall Borrowers’ respective obligations hereunder, and shall be in addition to any other rights and remedies of any Indemnitee.

10.15.6            Payment Due Dates.  Any amounts payable by LCR or the Phase II Mall Borrowers pursuant to this Section 10.15 shall be payable within the later to occur of (i) ten (10) Banking Days after LCR or the Phase II Mall Borrowers, as applicable, receives an invoice for such amounts from any applicable Indemnitee or (ii) five (5) Banking Days prior to the date on which such Indemnitee reasonably expects to pay such costs on account of which LCR or the Phase II Mall Borrowers’ indemnity hereunder is payable, and if not paid by such applicable date shall bear interest at the highest default rate set forth in any of the Financing Agreements from and after such applicable date until paid in full.

10.15.7            Actions; Counsel.  In case any action, suit or proceeding shall be brought against any Indemnitee, such Indemnitee shall notify LCR and/or the Phase II Mall Borrowers, as applicable, of the commencement thereof.  LCR and/or the Phase II Mall Borrowers, as applicable, shall be entitled, at its expense, acting through counsel reasonably acceptable to such Indemnitee, to participate in and, to the extent that such Person desires, to assume and control the defense thereof.  Upon assumption by such Person of the defense of any such action, suit or proceeding, the Indemnitee shall have the right to participate in such action, suit or proceeding and to retain its own counsel but such Person shall not be liable for any legal fees and expenses of other counsel or the fees and disbursements of other providers of professional services subsequently incurred by such Indemnitee in connection with the defense thereof unless (a) such Person has agreed to pay such fees and expenses or (b) such Person shall have failed to employ counsel reasonably satisfactory to the Indemnitee in a timely manner. Notwithstanding the foregoing, LCR and/or the Phase II Mall Borrowers, as applicable, shall not be entitled to assume and control the defenses of any such action, suit or proceedings if and to the extent that, in the reasonable opinion of such Indemnitee and its counsel (which counsel shall be reasonably acceptable to such Person), such action, suit or proceeding involves the potential imposition of criminal liability upon such Indemnitee or a conflict of interest between such Indemnitee and such Person or between such Indemnitee and another Indemnitee (unless such conflict of interest is waived in writing by the affected Indemnitees), and in such event (other than with respect to disputes between such Indemnitee and another Indemnitee) LCR and/or the Phase II Mall Borrowers, as applicable, shall pay the reasonable expenses of such Indemnitee in such defense.

10.15.8            Reports.  LCR and/or the Phase II Mall Borrowers, as applicable, shall report to such Indemnitee on the status of such action, suit or proceeding as material developments shall occur and from time to time as requested by such Indemnitee.  LCR and/or the Phase II Mall Borrowers, as applicable, shall deliver to such Indemnitee a copy of each document filed or served on any party in such action, suit or proceeding, and each material document which LCR and/or the Phase II Mall Borrowers, as applicable, possesses relating to such action, suit or proceeding.

10.15.9            Unconditional Release.  LCR and/or the Phase II Mall Borrowers, as applicable, shall not consent to the terms of any compromise or settlement of any action defended by LCR and/or the Phase II Mall Borrowers, as applicable, in accordance with the foregoing without the prior consent of the Indemnitee (which consent shall not be unreasonably withheld), unless such compromise or settlement (i) includes an unconditional release of the Indemnitee from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of the Indemnitee.

10.15.10          Settlement.  Any Indemnitee against whom any Claim is made shall be entitled, after consultation with LCR and/or the Phase II Mall Borrowers, as applicable, and upon consultation with legal counsel wherein such Indemnitee is advised that such Claim is reasonably meritorious, to compromise or settle any such Claim if such Indemnitee determines in its reasonable discretion that failure to compromise or settle such Claim is (taking into account LCR and the Phase II Mall Borrowers’ respective indemnification obligations under this Section 10.15) reasonably likely to have a material adverse effect on such Indemnitee, LCR, the Phase II Mall Borrowers, the Phase II Project or such Indemnitee’s interest in the Phase II Project. Any such compromise or settlement shall be binding upon LCR and/or the Phase II Mall Borrowers, as applicable, for purposes of this Section 10.15.

10.15.11          Subrogation.  Upon payment of any Claim by LCR or the Phase II Mall Borrowers, as applicable, pursuant to this Section 10.15 or other similar indemnity provisions contained herein to or on behalf of an Indemnitee, LCR or the Phase II Mall Borrowers, as applicable, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto, and such Indemnitee shall at the request and expense of LCR or the Phase II Mall Borrowers, as applicable, cooperate with such Person and give at the request and expense of such Person such further assurances as are necessary or advisable to enable such Person to vigorously to pursue such claims.

10.16       Agreements Among Funding Agents and Other Secured Parties.

10.16.1            Each Funding Agent agrees with each of the other Funding Agents that it will, upon request, provide such information to the other Funding Agents and the Disbursement Agent as may be necessary to enable them to make any calculation required under the Financing Agreements.  However, notwithstanding any other provision of this Agreement, in no event shall any Phase II Mall Secured Party have any duty (fiduciary or otherwise), liability or obligation to LCR or any Bank Secured Party and in no event shall any Bank Secured Party have any duty (fiduciary or otherwise), liability or obligation to the Phase II Mall Borrowers or any Phase II Mall Secured Party.

10.16.2            In the event that the Bank Agent forecloses or assumes the rights and obligations of LCR with respect to any Contract that provides for the design, development and/or construction of the Phase II Mall, the Bank Agent and the Phase II Mall Agent agree to act in good faith and negotiate and enter into arrangements in respect of the administration of such Contract and the payment of costs related thereto to ensure the performance by the Contractor thereunder with respect to the design, development and/or construction, as applicable, of the Phase II Hotel/Casino and the Phase II Mall.  Neither the Bank Agent nor any Bank Secured Party shall have any obligations under any Contract unless and until such Person exercises its rights under the Bank Security Documents to assume the rights and obligations of LCR under such Contract (other than any rights to sue to collect damages or other amounts owed under such Contract).

10.17       Counterparts.  This Agreement may be executed in one or more duplicate counterparts and when signed by all of the parties listed below shall constitute a single binding agreement.

10.18       Confidentiality.  Each of the Funding Agents agrees not to disclose to any third party any Confidential Information (as defined below), except that any of the Funding Agents may disclose such information (a) in connection with any litigation between such Funding Agent and LVSI or any Affiliate of either of them, (b) upon the order, request or demand of any Governmental Instrumentality or if otherwise required by applicable law, (c) in connection with the exercise of any right or remedy hereunder or under any Facility Agreement or Financing Agreement after the occurrence of an Event of Default or Potential Event of Default, (d) to those of its employees, accountants, attorneys, agents and other advisors, directors, officers, shareholders, partners, members and other principals who are working on, or are consulted in connection with, the transactions contemplated by the Facility Agreements or Financing Agreements (provided that the applicable Funding Agent may be liable in the event any such Person breaches the confidentiality obligations of this paragraph with respect to such Confidential Information) or (e) in the case of the Bank Agent, to any actual or potential participant, assignee, lender, agent or servicer that agrees to be bound by the provisions of this Section 10.18.  “Confidential Information” shall mean any information relating to the business of

Adelson, LVSI or any of their Affiliates which is delivered by Adelson, LVSI or any of their Affiliates to any Funding Agent or relating to the Loans, the Advances, the Facility Agreements or the Financing Agreements; provided, that “Confidential Information” shall not include information (i) that is or becomes generally available to the public, other than as a result of the disclosure by any Funding Agent in breach of this provision, (ii) that is or becomes available to any Funding Agent from any source other than Adelson, LVSI or such Affiliates unless the party supplying such information shall have advised the Funding Agent that such source is subject to a confidentiality agreement that covers the information in question or (iii) that is already in the possession of any Funding Agent on the date hereof and that is not otherwise “Confidential Information” as defined herein.  In the event that any Funding Agent is required or demanded by legal process (e.g., depositions, interrogatories, requests for information or documents, subpoena, civil investigation demand or similar process) to disclose any of the Confidential Information, such Funding Agent shall give prompt written notice to LCR and the Phase II Mall Borrowers of such request or demand so that LCR and the Phase II Mall Borrowers may, should any of them elect to do so, within ten (10) Banking Days of receipt of such notice, seek a protective order or other appropriate remedy to challenge or contest such request (and give such Funding Agent notice thereof), and during the pendency of any such action by LCR or the Phase II Mall Borrowers, such  Funding Agent shall not, to the extent permitted by applicable law, disclose such Confidential Information.

10.19       Termination.  This Agreement shall, subject to Section 10.13 and to the next sentence, terminate and be of no further force or effect upon completion of the transfer and release of funds contemplated by Section 2.10.  The provisions of Article 9 and Section 10.15 shall survive the termination of this Agreement.

10.20       Liability of Loan Parties.

10.20.1            Joint and Several Liability.  Each Phase II Mall Borrower shall be jointly and severally liable for all Phase II Mall Construction Loan Obligations, regardless of which Person actually receives any Loans or other extensions of credit under the Phase II Mall Construction Loan Agreement, the amount received by any such Person or the manner in which any such Person or the Disbursement Agent, the Phase II Mall Agent or any Phase II Mall Lender accounts for such Loans and other extensions of credit.

10.20.2            Nature of Obligations.  The parties acknowledge and agree that LCR and the Phase II Mall Borrowers are not co-borrowers, co-guarantors or co-obligors under this Agreement or the other Facility Agreements, and no Obligations shall be joint and several between LCR and the Phase II Mall Borrowers.  The sole recourse of the Bank Agent and the other Bank Secured Parties (in such capacities) under this Agreement shall be to LCR and its assets and properties.  The sole recourse of the Phase II Mall Agent and the other Phase II Mall Secured Parties (in such capacities) under this Agreement shall be to Phase II Mall Borrowers and their assets and properties.  In no event shall the Phase II Mall Borrowers be deemed to have any obligations to the Bank Secured Parties (in such capacities) under this Agreement, and in no event shall LCR be deemed to have any obligations to the Phase II Mall Secured Parties (in such capacities) under this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Disbursement Agreement to be duly executed by their officers thereunto duly authorized as of the day and year first above written.

LIDO CASINO RESORT, LLC,

a Nevada limited liability company

By:	Lido Intermediate Holding Company, LLC, its managing member
	By:	Venetian Casino Resort, LLC, its sole member
		By:	Las Vegas Sands, Inc., its managing member

			By:	/s/ Harry Miltenberger
			Name:	Harry Miltenberger
			Title:	VP Finance Secretary & Chief Accounting Officer

PHASE II MALL HOLDING, LLC,

a Nevada limited liability company

By:	Lido Casino Resort Holding Company, LLC, its manager
	By:	Lido Intermediate Holding Company, LLC, its managing member
		By:	Venetian Casino Resort, LLC, its sole member
			By:	Las Vegas Sands, Inc., its managing member

				By:	/s/ Harry Miltenberger
				Name:	Harry Miltenberger
				Title:	VP Finance Secretary & Chief Accounting Officer

PHASE II MALL SUBSIDIARY, LLC,

a Delaware limited liability company

By:	Phase II Mall Holding, LLC, its sole member
	By:	Lido Casino Resort Holding Company, LLC, its manager
		By:	Lido Intermediate Holding Company, LLC, its managing member
			By:	Venetian Casino Resort, LLC, its sole member
			By:	Las Vegas Sands, Inc., its managing member

				By:	/s/ Harry Miltenberger
				Name:	Harry Miltenberger
				Title:	VP Finance Secretary & Chief Accounting Officer

[Signature Page to Disbursement Agreement]

BANK AGENT:

THE BANK OF NOVA SCOTIA,

a Canadian chartered bank

By:	/s/ Alan Pendergast
	Name:	Alan Pendergast
	Title:	Managing Director

PHASE II MALL AGENT:

THE BANK OF NOVA SCOTIA,

a Canadian chartered bank

By:	/s/ Alan Pendergast
	Name:	Alan Pendergast
	Title:	Managing Director

BANK ARRANGER:

GOLDMAN SACHS CREDIT PARTNERS L.P.,

a Bermuda limited partnership

By:	/s/ William W. Archer
	Name:	William W. Archer
	Title:	Managing Director

DISBURSEMENT AGENT:

THE BANK OF NOVA SCOTIA,

a Canadian chartered bank

By:	/s/ Alan Pendergast
	Name:	Alan Pendergast
	Title:	Managing Director